EXHIBIT 10.3

INVESTMENT AGREEMENT
between
SANTANDER CONSUMER USA INC.
and
DUNDON DFS LLC
for the purchase and sale
of
shares of capital stock in
SANTANDER CONSUMER USA INC.
Dated as of October 20, 2011

Page

ARTICLE I

Purchase and Sale; Closing; Waiver of Preemptive Rights
SECTION 1.01. Purchase and Sale of the Shares    1
SECTION 1.02. Closing Date    1
SECTION 1.03. Transactions To Be Effected at the Closing    2
SECTION 1.04. Waiver of Preemptive Rights    2
ARTICLE II

Representations and Warranties Relating to the Company and the Acquired Shares
SECTION 2.01. Organization, Standing and Power    2
SECTION 2.02. Capital Stock of the Company and the Company Subsidiaries    3
SECTION 2.03. Authority; Execution and Delivery; Enforceability    4
SECTION 2.04. Issuance of Acquired Shares    4
SECTION 2.05. No Conflicts; Consents    4
SECTION 2.06. Private Offering    5
ARTICLE III

Representations and Warranties of the Acquirer
SECTION 3.01. Organization, Standing and Power    6
SECTION 3.02. Authority; Execution and Delivery; and Enforceability    6
SECTION 3.03. No Conflicts; Consents    6
SECTION 3.04. Litigation    7
SECTION 3.05. Securities Act    7
SECTION 3.06. Availability of Funds    7
SECTION 3.07. Brokers and Finders    7
ARTICLE IV

Covenants
SECTION 4.01. Covenants Relating to Conduct of Business    8
SECTION 4.02. Reasonable Efforts    8
SECTION 4.03. Expenses    9
SECTION 4.04. Notice of Developments    9
SECTION 4.05. Further Assurances    9
SECTION 4.06. Management Equity Plan    10
SECTION 4.07. Use of Proceeds    10

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Page

ARTICLE V

Conditions Precedent
SECTION 5.01. Conditions to Each Party’s Obligation    10
SECTION 5.02. Conditions to Obligation of the Acquirer    11
SECTION 5.03. Conditions to Obligation of the Company    12
ARTICLE VI

Termination
SECTION 6.01. Termination    13
SECTION 6.02. Effect of Termination    13
ARTICLE VII

General Provisions
SECTION 7.01. Survival    14
SECTION 7.02. No Additional Representations    14
SECTION 7.03. Amendments and Waivers    14
SECTION 7.04. Assignment    14
SECTION 7.05. No Third-Party Beneficiaries    14
SECTION 7.06. Attorneys’ Fees    14
SECTION 7.07. Notices    15
SECTION 7.08. Interpretation; Exhibits and Schedules Definitions    16
SECTION 7.09. Certain Definitions    16
SECTION 7.10. Counterparts    19
SECTION 7.11. Entire Agreement    19
SECTION 7.12. Severability    19
SECTION 7.13. SPECIFIC ENFORCEMENT; NO RECOURSE    19
SECTION 7.14. CONSENT TO JURISDICTION    20
SECTION 7.15. GOVERNING LAW    21
SECTION 7.16. WAIVER OF JURY TRIAL    21

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Exhibits

Exhibit A    Form of Post-Closing Articles of Incorporation of the Company
Exhibit B    Form of Post-Closing Bylaws of the Company
Exhibit C    Banco Santander Financing Documents
Exhibit D    Form of Amended Employment Agreement
Exhibit E    Form of Amended Loan Agreement
Exhibit F     Form of New Investor Investment Agreement
Exhibit G    Form of Indemnification Agreement
Exhibit H    Terms of Management Equity Plan
Exhibit I    Form of Shareholders Agreement
Exhibit J    Form of State Tax Sharing Agreement
Exhibit K    Form of Trademark License Agreement

Schedules

Schedule A    Accounting Principles

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INVESTMENT AGREEMENT (this “Agreement”) dated as of October 20, 2011, between SANTANDER CONSUMER USA INC., an Illinois corporation (the “Company”), and DUNDON DFS LLC, a Delaware limited liability company (the “Acquirer”).
WHEREAS, the Company desires to increase its outstanding capital by issuing to the Acquirer, and the Acquirer desires to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, shares of common stock, no par value (“Company Common Stock”), of the Company.
WHEREAS, the Company is, concurrently with the execution and delivery of this Agreement, also entering into the New Investor Investment Agreement to issue and sell shares of Company Common Stock to the purchaser thereunder.
WHEREAS, in connection with the capital increase contemplated hereby and as referenced herein, it is the intention of the Company and the shareholders of the Company that the shareholders will jointly manage the Company and will share control over it, all of the foregoing subject to the terms and conditions of this Agreement, the Shareholders Agreement and the Company’s articles of incorporation and bylaws.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

Purchase and Sale; Closing; Waiver of Preemptive Rights
SECTION 1.01. Purchase and Sale of the Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.02), the Company shall issue, sell and deliver to the Acquirer, and the Acquirer shall purchase and acquire from the Company, an aggregate number of shares of Company Common Stock (the “Acquired Shares”), that would represent, together with the Acquirer’s existing shares of stock, 10.0% of the total number of issued and outstanding shares of Company Common Stock as of the Closing Date (as defined in Section 1.02), after giving effect to the issuance and sale of the Acquired Shares and the shares of Company Common Stock to be issued and sold pursuant to the New Investor Investment Agreement, for an aggregate purchase price of $158.2 million (the “Purchase Price”), payable as set forth below in Section 1.02. The purchase and sale of the Acquired Shares is referred to in this Agreement as the “Acquisition”.
SECTION 1.02. Closing Date. The closing of the Acquisition (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the second Business Day following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Article V (other than those conditions which by their terms are to be satisfied at

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the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, time and date as shall be agreed between the Company and the Acquirer. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
SECTION 1.03. Transactions To Be Effected at the Closing. At the Closing:
(a) the Company shall deliver to the Acquirer one or more stock certificates representing the Acquired Shares;
(b) the Acquirer shall deliver to the Company payment, by wire transfer of immediately available funds in an amount equal to the Purchase Price to a bank account (which account has been designated in writing by the Company at least one Business Day prior to the Closing Date); and
(c) the articles of incorporation of the Company and the bylaws of the Company, amended to read in the form of Exhibit A hereto and Exhibit B hereto, respectively, shall become effective.
SECTION 1.04. Waiver of Preemptive Rights. The Acquirer hereby irrevocably waives any preemptive or preferential rights it may have to purchase shares of any class of stock of the Company arising under (a) any applicable Law (as defined in Section 2.05), including, without limitation, the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), (b) any contract, agreement or understanding or (c) the Company Charter (as defined in Section 2.01), which, in the case of any such rights arising under clause (a), (b) or (c), would be exercisable as a result of the issuances, purchases and sales of shares of common stock, no par value, of the Company contemplated by this Agreement and the New Investor Investment Agreement; provided, however, that, for the avoidance of doubt, such waiver is only being granted with respect to such issuances, purchases and sales and not with respect to any other issuances, purchases or sales of the shares of any class of stock of the Company.
ARTICLE II

Representations and Warranties
Relating to the Company and the Acquired Shares
Except as set forth in the Company Disclosure Letter, the Company hereby represents and warrants to the Acquirer as follows:
SECTION 2.01. Organization, Standing and Power. Each of the Company and its Subsidiaries (the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently

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conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on (i) the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement, (iii) the ability of the Company to consummate the Acquisition and the other transactions contemplated hereby. The Company has made available to the Acquirer true and complete copies of the articles of incorporation of the Company as amended to the date of this Agreement (as so amended, the “Company Charter”) and the bylaws of the Company as amended to the date of this Agreement (as so amended, the “Company Bylaws”). The Company has made available to the Acquirer a true, complete and correct list of all of the Company Subsidiaries as of the date of this Agreement. Except for the Company Subsidiaries, the Company does not own beneficially or of record, directly or indirectly, more than 5.0% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company owns, directly or indirectly through wholly-owned Company Subsidiaries, all of its interests in each Company Subsidiary free and clear of any and all Liens (as defined in Section 2.05).
SECTION 2.02. Capital Stock of the Company and the Company Subsidiaries. (a)  The authorized capital stock of the Company consists of 93,000,000 shares of Company Common Stock and 13,000,000 shares of preferred stock, par value $1.00 per share (“Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”). At the close of business on October 20, 2011, (i) 92,173,913 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding and (ii) no shares of Company Common Stock were held by the Company in its treasury. Except as set forth in this Section 2.02(a), there are no shares of capital stock of, or other equity securities of, or any securities convertible into or exchangeable or exercisable for shares of capital stock in, or other equity securities in, the Company issued, reserved or authorized for issuance. Section 2.02(a)(ii) of the Company Disclosure Letter sets forth for each Company Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record and beneficial owners of its outstanding capital stock and other equity interests therein. Except as set forth in Section 2.02(a)(ii) of the Company Disclosure Letter, there are no shares of capital stock of, or other equity securities of, any Company Subsidiary issued, reserved for issuance or outstanding.
(b) All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and, other than any shares of Company Common Stock held by the Acquirer, free of preemptive rights (except such as have been duly waived pursuant to written waivers previously provided to the Acquirer) and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of

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the IBCA, the Company Charter or the Company Bylaws or any Contract (as defined in Section 2.05) to which the Company is a party or otherwise bound. None of the outstanding shares of Company Capital Stock or other securities of the Company or any of the Company Subsidiaries was issued, sold or offered by the Company or any Company Subsidiary in violation of the Securities Act (as defined in Section 2.05) or the securities or blue sky laws of any state or jurisdiction, or any applicable securities laws in the relevant jurisdictions outside of the United States. All the outstanding shares of capital stock of each Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”). There are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Company Common Stock. There are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.
SECTION 2.03. Authority; Execution and Delivery; Enforceability. The Company has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Acquirer, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws (as defined in Section 2.05) of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.
SECTION 2.04. Issuance of Acquired Shares. As of the Closing Date, and upon the completion of the actions to be taken at the Closing, the Acquired Shares (i) will be duly authorized by all necessary corporate action on the part of the Company, (ii)

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will be validly issued, fully paid and nonassessable and (iii) will not be subject to preemptive rights or restrictions on transfer (other than preemptive rights and restrictions on transfer under this Agreement, the Shareholders Agreement, the IBCA, the Company Charter and the Company Bylaws and under applicable state and federal securities laws).
SECTION 2.05. No Conflicts; Consents. The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under any provision of (A) the Company Charter or the Company Bylaws or (B) (1) any loan or credit agreement, license, contract, lease, sublease, indenture, note, debenture, bond, mortgage or deed of trust or other legally binding agreement, arrangement or understanding (each, a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, or (2) any Federal, national, state, provincial, local or foreign statute, law (including common law), ordinance, rule or regulation of any Governmental Authority (as defined below) (each, a “Law”) or any judgment, order or decree of any Governmental Authority (each, a “Judgment”), in each case, applicable to the Company or any Company Subsidiary or any of their respective properties or assets, other than, in the case of such clause (B) above, any such conflicts, violations, breaches, defaults, rights, losses or pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature (collectively, “Liens”) or Judgments that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Other than in connection or in compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the securities or blue sky laws of the various states or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of, any governmental or regulatory (including any stock exchange) authorities, agencies, courts, commissions or other entities, whether Federal, national, state, provincial, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Authority”) is necessary for the consummation by the Company of the transactions contemplated by this Agreement.
SECTION 2.06. Private Offering. None of the Company, the Company Subsidiaries, their Affiliates and their Representatives have issued, sold or offered any security of the Company to any person under circumstances that would cause the sale of the Acquired Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act. None of the Company, the Company Subsidiaries, their Affiliates and their Representatives will offer the Acquired Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Acquired Shares

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subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of the Acquirer contained in Section 3.05 are true and correct, the sale and delivery of the Acquired Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.
ARTICLE III

Representations and Warranties of the Acquirer
The Acquirer hereby represents and warrants to the Company as follows:
SECTION 3.01. Organization, Standing and Power. The Acquirer is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of the Acquirer to perform its obligations under this Agreement or on the ability of the Acquirer to consummate the Acquisition and the other transactions contemplated hereby (an “Acquirer Material Adverse Effect”).
SECTION 3.02. Authority; Execution and Delivery; and Enforceability. The Acquirer has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by the Acquirer of this Agreement and the consummation by the Acquirer of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Acquirer and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Acquirer, enforceable against the Acquirer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.
SECTION 3.03. No Conflicts; Consents. The execution and delivery by the Acquirer of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Acquirer or any of its Subsidiaries under any provision of (A) the certificate of formation or limited liability company agreement of the Acquirer or (B) (1) any Contract to which the Acquirer or any of its Subsidiaries is a party or by which any of their respective properties or assets are

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bound, or (2) any Law or any Judgment, in each case, applicable to the Acquirer or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of such clause (B) above, any such conflicts, violations, breaches, defaults, rights, losses or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquirer Material Adverse Effect. Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states or the HSR Act, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of, any Governmental Authority is necessary for the consummation by the Acquirer of the transactions contemplated by this Agreement.
SECTION 3.04. Litigation. There is no claim, suit, action arbitration, complaint, charge, investigation or proceeding pending or, to the Acquirer’s knowledge, threatened against the Acquirer or any of its Subsidiaries or Thomas G. Dundon that, individually or in the aggregate, has had or would reasonably be expected to have an Acquirer Material Adverse Effect, nor is there any Judgment outstanding against the Acquirer or any of its Subsidiaries or Thomas G. Dundon that has had or would reasonably be expected to have an Acquirer Material Adverse Effect.
SECTION 3.05. Securities Act. The Acquirer acknowledges that the Acquired Shares have not been registered under the Securities Act or under any state securities laws. The Acquirer (i) is acquiring the Acquired Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention or view to distribute any of the Acquired Shares to any person in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of the Acquired Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Acquired Shares and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of its making its investment in the Acquired Shares, and (iv) is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).
SECTION 3.06. Availability of Funds. The Acquirer has cash available, existing borrowing facilities or firm financing commitments that, together with the financing to be provided under the Amended Loan Agreement, are sufficient to enable it to consummate the Acquisition. The Acquirer has provided true and correct copies of such commitments to the Company. The financing required to consummate the Acquisition is referred to in this Agreement as the “Financing”. As of the date of this Agreement, the Acquirer does not have any reason to believe that any of the conditions to the Financing (other than the financing contemplated by the Amended Loan Agreement) will not be satisfied or that such Financing will not be available to the Acquirer on a timely basis to consummate the Acquisition.

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SECTION 3.07. Brokers and Finders. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Acquirer or its Affiliates that is entitled to any fee or commission from the Company or any Company Subsidiary.
ARTICLE IV

Covenants
SECTION 4.01. Covenants Relating to Conduct of Business. The Company shall not, and shall not permit any Company Subsidiary to, take any action that would, or that would reasonably be expected to, result in any of the conditions to the Acquisition not being satisfied. In addition (and without limiting the generality of the foregoing), except as set forth in Section 4.01 of the Company Disclosure Letter or otherwise expressly permitted or required by the terms of this Agreement, from the date of this Agreement to the Closing, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of the Acquirer:
(a) take any action that would, after the Closing, be a (i) Shareholder Reserved Matter (as defined in the form of the Company’s restated articles of incorporation attached hereto as Exhibit A) or (ii) Board Reserved Matter (as defined in the form of the Company’s bylaws attached hereto as Exhibit B); provided, however, the Company may declare and pay dividends or make other distributions on the Company Common Stock in such amounts as the Company reasonably determines would not cause the Pro Forma Capitalization, as of the Determination Date, to be less than $1,990,000,000; or
(b) authorize, or commit or agree to take, whether in writing or otherwise, any of the foregoing actions.
SECTION 4.02. Reasonable Efforts. (a)  On the terms and subject to the conditions of this Agreement, each party shall use its reasonable efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it.
(b) Each of the Company and the Acquirer shall as promptly as practicable, but in no event later than five Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. The Company and the Acquirer shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission

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that is necessary under the HSR Act. The Company and the Acquirer shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act. Any such supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each party shall use its reasonable efforts to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated by this Agreement. Notwithstanding any covenants of the parties set forth herein, none of the parties hereto will be required to take any action requiring, or enter into any settlement, undertaking, condition, consent decree, stipulation or other agreement with any Governmental Authority that requires such party or any of its Subsidiaries or Affiliates to (x) hold separate (in trust or otherwise), divest itself or otherwise rearrange the composition of any assets, businesses or interests of such party or any of its Subsidiaries or Affiliates or imposes any limitations on such person’s freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by any such person (including any securities of the Company and the voting and other rights related to ownership thereof), (y) agree to any other conditions or requirements or to take any other actions that are adverse or burdensome or would reasonably be expected to adversely affect such person, in order to satisfy any objection of any Governmental Authority or any other person or (z) incur any material financial obligation imposed by any Governmental Authority.
(c) Each party shall use its reasonable efforts (at its own expense) to obtain, and to cooperate in obtaining, all consents from third parties necessary or appropriate to permit the consummation of the Acquisition; provided, however, that the parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such consent may be required (other than nominal filing or application fees).
SECTION 4.03. Expenses. Subject to, and upon the occurrence of, the Closing, the Company shall pay all reasonable, documented, out-of-pocket fees and expenses of the Acquirer, including all reasonable, documented, out-of-pocket legal, accounting, financial, investment banking and other fees and expenses payable to third parties and incurred in connection with this Agreement, the Shareholders Agreement, the Amended Employment Agreement, the Amended Loan Agreement, the Acquisition and the other transactions contemplated hereby and thereby; provided that the Company shall not pay any such fees and expenses of the Acquirer, in an aggregate amount in excess of $500,000.
SECTION 4.04. Notice of Developments. The Acquirer shall promptly notify the Company of, and furnish the Company any information it may reasonably request with respect to, the occurrence to the Acquirer’s knowledge of any event or condition or the existence to the Acquirer’s knowledge of any fact that would cause any

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of the conditions to the Company’s obligation to consummate the Acquisition not to be fulfilled.
SECTION 4.05. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 4.02), as such other party may reasonably deem necessary or desirable to consummate the Acquisition.
SECTION 4.06. Management Equity Plan. On or before the Closing Date, the Company shall establish a Management Equity Plan.
SECTION 4.07. Use of Proceeds. The Company may use the proceeds of the Acquisition (a) to repay existing indebtedness of the Company, including indebtedness owed to Banco Santander, S.A., or its Affiliates, and (b) for general corporate purposes.
ARTICLE V

Conditions Precedent
SECTION 5.01. Conditions to Each Party’s Obligation. The obligation of the Acquirer to purchase and pay for the Acquired Shares and the obligation of the Company to issue and sell the Acquired Shares to the Acquirer is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:
(a) Governmental Approvals. The waiting period under the HSR Act shall have expired or been terminated. Other than the State License Approvals, all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority necessary for the consummation of the Acquisition shall have been obtained or filed or shall have occurred. With respect to the State License Approvals, (i) authorizations, consents, orders, approvals and declarations shall have been obtained from, filings shall have been made with and waiting periods shall have expired in, states (in any combination) in which the Company and the Company Subsidiaries originated Loans in an amount, during the period from January 1, 2011 through the date of this Agreement, at least equal to the Required Origination Amount and (ii) in the case of any consents, orders, approvals and declarations that have not been obtained, filings that have not been made and waiting periods that have not expired, either (x) conditional consents, orders, approvals or declarations or waivers shall have been obtained and shall be in effect, which shall be sufficient to permit the Closing to occur and for the Company and the Company Subsidiaries to conduct their respective businesses as currently contemplated during the 45 day period following the Closing, in each case without the Company or any of its Subsidiaries being in violation of any applicable Law relating to State License Approvals, or (y) the Company or any Company Subsidiary shall have entered into one or more Qualifying Agreements.

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(b) No Injunctions or Restraints. No order, decree or ruling issued by any Governmental Authority of competent jurisdiction or other Law preventing the consummation of the Acquisition shall be in effect.
(c) Tax Sharing Agreements. The tax allocation agreements or tax sharing agreements with respect to each of the Company and the Company Subsidiaries shall have been terminated as of the Determination Date, and, upon such termination, such agreements shall be of no further force or effect as to any of the Company and the Company Subsidiaries on and after the Determination Date and there shall be no further liabilities or obligations imposed on any of the Company and the Company Subsidiaries under any such agreements.
(d) Other Agreements. The Company, the Acquirer and each of the other parties thereto, as applicable, shall have entered into the Shareholders Agreement, the Amended Employment Agreement, the Amended Loan Agreement, the State Tax Sharing Agreement, the New Investor Investment Agreement and the Trademark License Agreement.
(e) Concurrent Transactions. (i) All conditions to the issuance and sale of the shares of Company Common Stock pursuant to the New Investor Investment Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived, and none of the terms thereof which will survive the Closing shall have been amended or modified in any material respect without Acquirer’s prior consent and (ii) such shares of Company Common Stock shall have been, or substantially contemporaneously with the Closing shall be, issued and sold in accordance with the terms of the New Investor Investment Agreement.
SECTION 5.02. Conditions to Obligation of the Acquirer. The obligation of the Acquirer to purchase and pay for the Acquired Shares is subject to the satisfaction (or waiver by the Acquirer) on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect set forth therein), as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date, in which case such representations and warranties shall be true and correct as of such specified date, in each case other than for such failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Company by the time of the Closing.

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(c) Pro Forma Capitalization. The Company shall have, as of the Determination Date, Tangible Common Equity, after giving effect to the Pro Forma Adjustments (the “Pro Forma Capitalization”), of at least $1,990,000,000. The Tangible Common Equity will be determined by reference to the most recent available month-end balance sheet of the Company, and calculated in accordance with the Accounting Principles (but in no event will the Tangible Common Equity be determined by reference to any balance sheet dated after October 31, 2011) (the date of such balance sheet, the “Determination Date”). Solely for purposes of determining whether this condition is satisfied, the Pro Forma Capitalization will be determined by reference to the Preliminary Pro Forma Capitalization Statement (as defined in the New Investor Investment Agreement).
(d) Banco Santander Financing. Each of the parties thereto shall have, or substantially contemporaneously with the Closing shall, enter into the new committed lines of financing substantially in the forms set forth in Exhibit C and such financing shall be available to the borrower under such facilities.
(e) Waiver of Preemptive Rights. Each of the Company’s shareholders (other than the Acquirer) shall have waived any preemptive rights it may have under applicable Law or the Company Charter that would be applicable to the purchase and sale of the Acquired Shares.
(f) Certificate. The Acquirer shall have received a certificate of the Company, executed on behalf of the Company by a duly authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in paragraphs (a) through (c) above have been fulfilled.
SECTION 5.03. Conditions to Obligation of the Company. The obligation of the Company to issue and sell the Acquired Shares is subject to the satisfaction (or waiver by the Company) on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Acquirer in this Agreement shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Acquirer Material Adverse Effect set forth therein), as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date, in which case such representations and warranties shall be true and correct as of such specified date, in each case other than for such failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquirer Material Adverse Effect.
(b) Performance of Obligations of the Acquirer. The Acquirer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Acquirer by the time of the Closing.

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(c) Waiver of Preemptive Rights. Each of the Company’s shareholders shall have waived any preemptive rights it may have under applicable Law or the Company Charter that would be applicable to the purchase and sale of the Acquired Shares.
(d) Certificate. The Company shall have received a certificate of the Acquirer, executed on behalf of the Acquirer by a duly authorized officer of the Acquirer, dated as of the Closing Date, to the effect that the conditions specified in paragraphs (a) through (c) above have been fulfilled.
ARTICLE VI

Termination
SECTION 6.01. Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:
(i) by mutual written consent of the Company and the Acquirer;
(ii) by either the Company or the Acquirer in the event of a breach by the other party of any representation or warranty or any breach or default by such other party in the performance by such other party of any covenant or agreement contained in this Agreement, in each case, which breach or default (A) would constitute grounds, either individually or in the aggregate, for the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Sections 5.02(a) or (b) or 5.03(a) or (b), as applicable and (B) has not been, or by its terms cannot be, cured within 30 days after written notice of such breach or default, describing such breach or default in reasonable detail, is given by the terminating party to the breaching or defaulting party;
(iii) by the Company or the Acquirer, if the Closing does not occur on or prior to March 31, 2012; or
(iv) by the Company or the Acquirer in the event that any Governmental Authority (including any court of competent jurisdiction) shall have issued an order, decree or injunction or taken any other official action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or denying approval of any application or notice for approval to consummate such transactions, and such order, decree, injunction or other action shall have become final and non-appealable;
provided, however, that the party seeking termination pursuant to clause (ii), (iii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

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(b) In the event of termination by the Company or the Acquirer pursuant to this Section 6.01, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party.
SECTION 6.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 6.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of Section 4.03, Section 6.01 and this Section 6.02. Notwithstanding anything to the contrary contained in this Agreement, but subject in all cases to Section 7.13, neither the Acquirer nor the Company shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement; provided, that in no event shall any party hereto be liable for any punitive damages. For purposes of this Agreement, “willful and material breach” means a material breach that is a consequence of an act undertaken by the breaching party with knowledge (actual or constructive) that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.
ARTICLE VII

General Provisions
SECTION 7.01. Survival. The representations and warranties contained in this Agreement shall not survive the Closing. Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing, shall terminate as of the Closing.
SECTION 7.02. No Additional Representations. Except for the representations and warranties of the Company and the Acquirer expressly set forth in this Agreement and the Company Disclosure Letter, none of the Company, the Acquirer or any other person makes any other express or implied representation or warranty on behalf of the Company or the Acquirer, as applicable, with respect to the Company, any Company Subsidiary or the Acquirer, as applicable, the accuracy or completeness of any information regarding the Company and the Company Subsidiaries or the transactions contemplated by this Agreement. Each of the Company and the Acquirer acknowledges that such party has not relied on any representation or warranty from the Company or the Acquirer, as applicable, or any other person in determining to enter into this Agreement, except as expressly set forth in this Agreement and the Company Disclosure Letter.
SECTION 7.03. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing the Acquirer, on the one hand, or the Company, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform

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SECTION 7.04. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 7.04 shall be void.
SECTION 7.05. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.
SECTION 7.06. Attorneys’ Fees. In the event that a dispute arises between the parties in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses from the non-prevailing party. The payment of such fees and expenses is in addition to any other relief to which such prevailing party may be entitled.
SECTION 7.07. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or other electronic delivery or sent, postage prepaid, by registered, certified or express mail or overnight courier service, as follows:
(i) if to the Acquirer,
Dundon DFS LLC
5103 Southbrook Drive
Dallas, Texas 75209
Attention: Thomas G. Dundon
Facsimile: (214) 237-3787
with a copy to:
Bell Nunnally & Martin LLP
3232 McKinney Avenue, Suite 1400
Dallas, Texas 75204
Attention: James A. Skochdopole, Esq.
Facsimile: (214) 740-1499; and
(ii) if to the Company,
Santander Consumer USA Inc.
8585 N. Stemmons Frwy.
Suite 1100-North
Dallas, TX 75247
Attention: Eldridge Burns, Esq.
Facsimile: (972) 755-8382

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with copies to:
Banco Santander, S.A.
Ciudad Grupo Santander
Edificio Pinar pl 0
28660 Boadilla del Monte
Madrid, Spain
Attention: Pablo Castilla Reparaz, Corporate Legal Counsel
Facsimile: +34 91 257 01 15

and

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention: Joel F. Herold, Esq.
Facsimile: (212) 474-3700

SECTION 7.08. Interpretation; Exhibits and Schedules Definitions. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, section or subsection of any Schedule shall, unless the context otherwise manifestly requires, be deemed set forth for all purposes of the Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.
SECTION 7.09. Certain Definitions. For all purposes hereof:
“Accounting Principles” means the principles set forth in Schedule A hereto relating to the adjustments to the Pro Forma Capitalization as of the Determination Date.
“Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.
“Amended Employment Agreement” means the Amended and Restated Employment Agreement, to be dated as of the Closing Date, among the Company, Banco

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Santander, S.A., Thomas G. Dundon and the Acquirer, substantially in the form of Exhibit D hereto.
“Amended Loan Agreement” means the Amended and Restated Loan Agreement, to be dated as of the Closing Date, between the Acquirer and Banco Santander, S.A., acting through its New York Branch, in substantially the form of Exhibit E hereto.
“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.
“Company Disclosure Letter” means the letter dated as of the date of this Agreement delivered by the Company to the Acquirer.
“including” means including, without limitation.
“Indemnification Agreement” means the Form of Indemnification Agreement, substantially in the form of Exhibit G hereto.
“Management Equity Plan” means a management equity compensation plan with the terms set forth in Exhibit H hereto.
“New Investor Investment Agreement” means the Investment Agreement, dated as of the date hereof, among the Company, Sponsor Auto Finance Holdings Series LP and Santander Holdings USA, Inc., substantially in the form of Exhibit F hereto.
“Permits” means any permits, licenses, franchises, authorizations, orders and approvals issued or granted by a Governmental Authority.
“person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other entity.
“Pro Forma Adjustments” means adjustments giving effect to (i) the purchase and sale of the Acquired Shares pursuant to this Agreement, (ii) any capital contribution in cash to the Company by Santander Holdings USA, Inc. or any of its Affiliates on or before the Closing Date, (iii) the purchase and sale of shares of Company Common Stock pursuant to the New Investor Investment Agreement, (iv) the payment of any dividends or other distributions by the Company on the Company Common Stock or any other payments to shareholders of the Company in excess amounts payable under contracts in effect as of the date of this Agreement, in each case, after October 31, 2011 and prior to the Closing and (v) any expenses, incurred in connection with the transactions contemplated by this Agreement, paid or payable by the Company (whether incurred by the Company or to be reimbursed by the Company to the Acquirer, Santander Holdings USA, Inc., Banco Santander, S.A. or Sponsor Auto Finance Holdings Series

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LP) in excess of $1.0 million, excluding (for the avoidance of doubt) from this clause (v) any expenses related to Section 4.04(b) of the New Investor Investment Agreement.
“Qualifying Agreement” means any Contract between the Company or any Company Subsidiary and any of their Affiliates that holds an appropriate Permit, is properly exempt from a requirement to hold such a Permit, or otherwise has the authority to conduct the licensable business without holding such a Permit, which Contract is on commercially reasonable terms and (a) is sufficient to allow the Company to continue to carry on its business substantially as presently conducted (including servicing or collecting any Loans included in any Securitization Transactions or pledged pursuant to any warehouse or other financing facility for which the Company or any Company Subsidiary acts as servicer or collector), (b) provides for, among other things, as applicable, (i) the origination or purchasing of Loans by such Affiliate (which Loans, if the Company or applicable Company Subsidiary had all necessary Permits, would otherwise have been originated or purchased by the Company or a Company Subsidiary), (ii) the servicing or collection of any such Loans by such Affiliate (which Loans, if the Company or applicable Company Subsidiary had all necessary Permits, would otherwise have been serviced or collected by the Company or a Company Subsidiary), and (iii) as applicable, (x) the purchase of any such Loans by the Company or any Company Subsidiary from such Affiliate after the Company has obtained any required Permits and/or (y) the transfer of servicing or collection on such Loans from the Affiliate to the Company or any Company Subsidiary after the Company has obtained any required Permits, and (c) requires compliance by the parties thereto with applicable Law, including the Federal Fair Debt Collections Practices Act, and any Securitization Transactions or warehouse or other financing facility for which the Company or any Company Subsidiary acts as servicer or collector.
“Representative” means, with respect to any person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such person.
“Required Origination Amount” means an amount, in dollars, equal to the product of (a) 0.90 and (b) the total dollar amount of all Loans originated by the Company and the Company Subsidiaries during the period from January 1, 2011 through the date of this Agreement.
“Shareholders Agreement” means the Shareholders Agreement, to be dated as of the Closing Date, among the Company, the Acquirer, Santander Holdings USA, Inc., Thomas G. Dundon, Sponsor Auto Finance Holdings Series LP and Banco Santander, S.A., substantially in the form of Exhibit I hereto.
“State License Approvals” means all authorizations, consents, orders, approvals, declarations, filings and expiration of waiting periods related to state business Permits necessary for the consummation of the Acquisition.

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“State Tax Sharing Agreement” means a state tax sharing agreement substantially in the form of Exhibit J hereto, with an appropriate effective date and with appropriate adjustments, including to take into account NOLs and other tax attributes of the Company included as a deferred tax asset in the calculation of the Tangible Common Equity, to be agreed upon by the parties.
“Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another Subsidiary of such first person.
“Tangible Common Equity” has the meaning assigned to such term in Schedule A.
“Tax” or “Taxes” includes all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, county, state, foreign, Federal or other government or subdivision or agency thereof, or in connection with any agreement with respect to Taxes, including all interest, penalties, fines, related liabilities, and additions imposed with respect to such amounts.
“Tax Return” means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes, including claims for refund and declarations of estimated Tax.
“Trademark License Agreement” means the Use of Trademark License Agreement, to be dated as of the date of this Agreement, between the Company, Santander Consumer Finance, S.A. and Banco Santander, S.A., substantially in the form of Exhibit K hereto.
SECTION 7.10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.
SECTION 7.11. Entire Agreement. This Agreement, the Shareholders Agreement, the Amended Loan Agreement and the Amended Employment Agreement along with the Schedules and Exhibits hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and

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supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the other agreements and documents referenced in the immediately preceding sentence.
SECTION 7.12. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement (or any portion thereof) so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
SECTION 7.13. SPECIFIC ENFORCEMENT; NO RECOURSE. (a)  THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.
(b) THIS AGREEMENT MAY ONLY BE ENFORCED AGAINST THE NAMED PARTIES HERETO. ALL CLAIMS OR CAUSES OF ACTION THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, MAY BE MADE ONLY AGAINST THE ENTITIES THAT ARE EXPRESSLY IDENTIFIED AS PARTIES HERETO, AND NO PAST, PRESENT OR FUTURE DIRECTOR, OFFICER, EMPLOYEE, INCORPORATOR, MEMBER, MANAGER, PARTNER, SHAREHOLDER, AFFILIATE, AGENT, ATTORNEY OR REPRESENTATIVE OF ANY PARTY HERETO (INCLUDING ANY PERSON NEGOTIATING OR

21

EXECUTING THIS AGREEMENT ON BEHALF OF A PARTY HERETO) SHALL HAVE ANY LIABILITY OR OBLIGATION WITH RESPECT TO THIS AGREEMENT OR WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION, WHETHER IN TORT, CONTRACT OR OTHERWISE, THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
(c) NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE COMPANY AND THE ACQUIRER AGREE THAT, WHETHER OR NOT THIS AGREEMENT IS TERMINATED, TO THE EXTENT IT HAS INCURRED LOSSES OR DAMAGES IN CONNECTION WITH THIS AGREEMENT, NEITHER THE COMPANY NOR THE ACQUIRER SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT.
SECTION 7.14. CONSENT TO JURISDICTION. EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF (I) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND (II) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 7.14. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (A) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR (B) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
SECTION 7.15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

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SECTION 7.16. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.16.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Company and the Acquirer have duly executed this Agreement as of the date first written above.
SANTANDER CONSUMER USA INC.,

By: /s/ Jason Kulas	Name: Jason Kulas Title: Chief Financial Officer
DUNDON DFS LLC,
by: Dundon DFS Partnership LP, its Sole Member
by: Dundon Management Company, LLC, its General Partner

by: /s/ Thomas G. Dundon	Name: Thomas G. Dundon Title:

[Signature Page to Dundon Invesment Agreement]

EXHIBIT A

Form of Post-Closing Articles of Incorporation of the Company

A-1

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION
OF
SANTANDER CONSUMER USA INC.
(AN ILLINOIS CORPORATION)
These Restated Articles of Incorporation of Santander Consumer USA Inc. (the “Corporation”) were adopted on [enter Month & Day, Year] in the manner indicated below:
By the shareholders, in accordance with Sections 10.20 and 7.10 a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation, Shareholders who have not consented in writing have been given notice in accordance with Section 7.10.
The Articles of Incorporation of the Corporation as in effect immediately prior to the filing of these Restated Articles of Incorporation are amended and restated to read in their entirety as follows:
ARTICLE I
The name of the Corporation is Santander Consumer USA Inc. The Corporation was incorporated November 23, 1981 under the name IFA, Incorporated. Subsequent names that the Corporation has adopted pursuant to amendment of its articles of incorporation, follows:

Name	Effective Date
IFA Incorporated	July 6, 1988
BoS (USA) Inc.	February 23, 2001
BoS (USA) Drive Inc.	January 9, 2006
Drive Consumer USA Inc.	October 13, 2006
Santander Consumer USA Inc.	March 5, 2007

ARTICLE II
The address of the registered office of the Corporation is 208 S. LaSalle Street, Suite 814, Chicago, Illinois 60604. The name of the registered agent of the Corporation at such address is CT Corporation System.
ARTICLE III

2

The purpose for which the Corporation is organized is the transaction of any and all lawful acts or activities for which a corporation may be incorporated under the Illinois Business Corporation Act of 1983, as amended (the “IBCA”).
ARTICLE IV
The aggregate number of shares which the Corporation is authorized to issue is 106,000,000 divided into two classes. The designation of each class, the par value of the shares of each class and the number of shares authorized of each class are as follows:

Class	Par Value Per Share	Number of Shares Authorized
Common Stock	No Par Value	[93,000,000]
Preferred Stock	$1	[13,000,000]

The number of shares issued on the date of filing these Restated Articles of Incorporation is [     ] shares of Common Stock and no shares of Preferred Stock, and the amount of paid-in capital on such date is $[     ].
Shares of Preferred Stock may be issued from time to time in one or more series, each of which series may have such voting powers (if any) and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions as shall be stated and expressed in a resolution or resolutions providing for the issue of such Preferred Stock of each such series adopted by the board of directors of the Corporation and authority to adopt such resolution or resolutions stating and expressing any or all of the foregoing be and is hereby expressly vested in the board of directors of the Corporation.
ARTICLE V
Each of the following matters will require the approval of the holders of the Common Stock of the Corporation (the “Shareholder Reserved Matters”):
(i)Commencement of any proceeding for the voluntary dissolution, winding up or bankruptcy of the Corporation.
(ii)Any non-pro rata reduction of the share capital of the Corporation, except as required by law.
(iii)Any amendment to the articles of incorporation or bylaws of the Corporation, which amendment would change (a) the name of the Corporation, (b) the jurisdiction of incorporation of the Corporation, (c) the purpose or purposes for which the Corporation is organized, (d) the size of the board of directors of the Corporation or (e) the shareholder approval requirements for Shareholder Reserved Matters.

3

(iv)Any appointment to the board of directors contrary to the provisions regarding appointment of directors set forth in the bylaws of the Corporation.
(v)Any merger, amalgamation or consolidation of the Corporation with any other entity or the spinoff of a substantial portion of the business of the Corporation.
(vi)The sale, conveyance, transfer or other disposition of all or substantially all of the assets of the Corporation, whether in a single transaction or a series of related transactions.
(vii)Any change in the principal line of business of the Corporation.
ARTICLE VI
No holder of shares of any class or series of the Corporation shall, as such holder, have any preemptive or preferential right pursuant to Section 6.50 of the IBCA to purchase or subscribe to any shares of any class of stock of the Corporation, whether now or hereafter authorized, whether unissued or in treasury, or to purchase any obligations convertible into shares of any class of stock of the Corporation, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.
ARTICLE VII
No holder of shares of any class or series of the Corporation shall have the right to cumulate such holder’s voting power in the election of the board of directors of the Corporation and the right to cumulate voting described in the IBCA is hereby specifically denied to the holders of shares of any class or series of the Corporation.
ARTICLE VIII
The personal liability of directors of the Corporation to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent allowed by Section 2.10(b)(3) of the IBCA, provided that the liability of a director shall not be eliminated: (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the IBCA or (iv) for any transaction from which the director derived an improper personal benefit. If the IBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the IBCA as so hereafter amended. Any repeal or modification of this article by the shareholders of the Corporation shall be prospective

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only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
The undersigned corporation has caused these articles to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.
Dated: [enter Month & Day, Year]

SANTANDER CONSUMER USA INC.

By:
Name:
    Title:

EXHIBIT B

Form of Post-Closing Bylaws of the Company

B-1

EXHIBIT B

SECOND AMENDED AND RESTATED BYLAWS
OF
SANTANDER CONSUMER USA INC.
(AN ILLINOIS CORPORATION)
Effective [     ], 2011
ARTICLE I

OFFICES
SECTION 1.01.    Registered Office. The corporation shall continuously maintain in the State of Illinois a registered office and registered agent whose office is identical with such registered office, unless otherwise designated in the articles of incorporation.
SECTION 1.02.    Other Offices. The corporation may also have offices at such other places both within and without the State of Illinois as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II

MEETING OF SHAREHOLDERS
SECTION 2.01.    Time and Place of Meetings. Meetings of shareholders shall be held at such time and place, either within or without the State of Illinois, as shall be designated from time to time by the board of directors of the corporation.
SECTION 2.02.    Annual Meeting. An annual meeting of shareholders for the purpose of electing directors and transacting such other proper business as may come before the meeting shall be held on such date, at such time and at such place as may be designated by the board of directors.
SECTION 2.03.    Special Meetings. Unless otherwise required by law or by the articles of incorporation of the corporation, as amended from time to time, special meetings of shareholders may be called by (a) any officer at the request of a majority of the board of directors, (b) the chairman of the board or (c) the chief executive officer.
SECTION 2.04.    Notice of Meetings. (a)  Except as otherwise provided by law, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than 10 nor more than 60 days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. Prior to the occurrence of an Acquirer Group Termination (as defined in the Shareholders Agreement (as defined below)), if, at any meeting, action is proposed to be taken with respect to the election or reelection of directors, notice of the meeting shall include the identity of each person nominated for election or reelection as a director in accordance with Section 6.1(a) of the Shareholders Agreement, dated as of [     ], 2011, among the corporation, Sponsor Auto Finance Holdings Series LP, Santander Holdings USA, Inc. (“SHUSA”), Dundon DFS LLC, Thomas G. Dundon and Banco Santander, S.A., as such agreement may be amended, modified, restated or supplemented from time to time (the “Shareholders Agreement”), and no other person shall be included in such notice as a nominee for election or reelection as a director. From and after the occurrence of an Acquirer Group Termination, if, at any meeting, action is proposed to be taken with respect to the election or reelection of directors, notice of the meeting shall include the identity of each person nominated for election or reelection as a director in accordance with Section 3.03. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the corporation, unless he shall have previously filed with the secretary of the corporation a written request that notices intended for him be mailed to the address designated in such request.
(b)    Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by law.
SECTION 2.05.    Quorum; Adjournment. (a)  Except as otherwise provided herein, or by law, or in the articles of incorporation, at all meetings of shareholders of the corporation, the presence at the commencement of such meetings in person or by proxy of shareholders of record holding a majority of the total number of shares of the corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.
(b)    Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

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SECTION 2.06.    Voting. (a)  Except as otherwise provided by law or by the articles of incorporation, any corporate action shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.
(b)    Except as otherwise provided by law or by the articles of incorporation, at each meeting of shareholders, each holder of record of stock of the corporation entitled to vote thereat shall be entitled to one vote for each share of stock registered in his name on the books of the corporation.
(c)    Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date on the proxy statement. Such instrument shall be exhibited to the secretary prior to or at the commencement of the meeting and shall be filed with the records of the corporation.
ARTICLE III

BOARD OF DIRECTORS
SECTION 3.01.    General Powers of Board. The powers of the corporation shall be exercised, its business and affairs conducted, and its property and interests controlled by and under the direction of the board of directors, except as otherwise provided under the Illinois Business Corporation Act of 1983 (the “IBCA”) or in the articles of incorporation.
SECTION 3.02.    Number of Directors. The number of the directors of the corporation constituting the entire board shall be twelve. The number of directors of the corporation constituting the entire board may be increased or decreased from time to time by amendment to these bylaws.
SECTION 3.03.    Election of Directors; Nominations; Chairman and Vice Chairman. (a)  A plurality of the votes cast by the shareholders entitled to vote shall be required for, and sufficient to, elect a director.
(b)    Nominations of persons for election or reelection to the board of directors at any annual or special meeting of the shareholders may be made only by shareholders of record of the corporation by submitting such names to the secretary of the corporation prior to the mailing of notice with respect to such meeting in accordance with (i) from and after an Acquirer Group Termination, Section 3.03(c), and (ii) prior to an Acquirer Group Termination, Section 6.1(a) of the Shareholders Agreement (and the secretary shall not mail such notice until such names have been received by the secretary). Only persons who are nominated in accordance with the procedures and other requirements

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set forth in this Section 3.03(b) and, if applicable, Section 3.03(c), shall be eligible to be elected as directors at a meeting of shareholders.
(c)    For nominations to be properly brought before an annual or special meeting of the shareholders by a shareholder pursuant to Section 3.03(b), the shareholder must give timely notice thereof in proper written form to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to the secretary at the principal executive offices of the corporation before notice of the applicable shareholder meeting is issued by the corporation to the shareholders pursuant to Section 2.04. In order to be in proper written form, such shareholder’s notice must include the name and address of the shareholder giving the notice, as they appear on the corporation’s books and the identity of each person whom the shareholder proposes to nominate for election or reelection as a director. This Section 3.03(c) shall only apply from and after an Acquirer Group Termination.
(d)    The board of directors shall at all times have a chairman of the board and a vice chairman of the board, each of whom will be directors and each of whom will be appointed by the shareholders from among the directors nominated for election to the board as provided in this Section 3.03. The chairman of the board shall, if present, preside at all meetings of the shareholders and of the board of directors and shall have such other powers and perform such other duties as may from time to time be assigned to the chairman by the IBCA or the board of directors. The vice chairman of the board shall preside at all meetings of the shareholders and of the board of directors at which the chairman of the board is not present and shall have such other powers and perform such other duties as may from time to time be assigned to the vice chairman by the IBCA or the board of directors.
SECTION 3.04.    Resignations. Any director of the corporation may resign at any time by giving notice to the board of directors, the chairman of the board or the secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 3.05.    Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. The board of directors shall not have authority to nominate, elect or appoint a director to fill any vacancy on the board of directors or any directorship to be filled by reason of any increase in the number of directors, which such authority shall be held and exercised solely by the shareholders of the corporation.
SECTION 3.06.    Removal. Any director may be removed with or without cause at any time at a special meeting of the shareholders called for that purpose.

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SECTION 3.07.    Place of Meeting. The board of directors may hold any of its meetings at the principal office of the corporation or such other place or places in the United States as the board of directors (or the chairman of the board) may from time to time designate. Directors may participate in any regular meeting or special meeting of the board of directors or any committee thereof by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
SECTION 3.08.    Regular Meetings. Regular meetings of the board of directors may be held at such intervals (but at least quarterly) and at such place and time as shall from time to time be determined by the board of directors.
SECTION 3.09.    Special Meetings. Special meetings of the board of directors may be called at any time by the board of directors, by the chairman of the board, or by the chief executive officer, to be held on such day and at such time and place as shall be specified by the person or persons calling the meeting.
SECTION 3.10.    Notice of Meetings. Notice of each special meeting or, where required, each regular meeting, of the board of directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or being emailed, telegraphed, faxed or given personally or by telephone on at least 24 hours notice prior to the date of the meeting. Such notice shall specify the place, date and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called. At any meeting of the board of directors at which every director shall be present, even though without such notice, any business may be transacted, except where a director attends a meeting for the express purpose of objecting to the transaction of any business at such meeting because proper notice was not given to him or her. Any acts or proceedings taken at a meeting of the board of directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the board of directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. A waiver of notice of a special or regular meeting, given by the person or persons entitled to such notice, whether before or after the date of such meeting, shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business at such meeting because proper notice was not given to him or her.
SECTION 3.11.    Quorum and Voting. (a)  At all meetings of the board of directors, the presence of a majority of directors then in office shall constitute a quorum for the transaction of business; provided, however, that the presence of a majority of directors then in office, including at least three directors nominated by Sponsor Auto Finance Holdings Series LP and Dundon DFS LLC, collectively, as a group (the “Other Investor Group”) shall constitute a quorum for purposes of voting on any Board Reserved Matter at any meeting of the board of directors. If a quorum shall not be present at any meeting

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of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. Except as otherwise provided by law, the articles of incorporation, or these bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. Any action authorized in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation, shall be the act of the board of directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the board of directors. At all meetings of the board of directors, each director shall have one vote.
(b)    The following matters (the “Board Reserved Matters”) will require the affirmative vote of at least four directors nominated by Santander Holdings USA, Inc. and three directors nominated by the Other Investor Group:
(i)    The entry into, or amendment or termination of, any contract or other agreement in an amount exceeding $30.0 million.
(ii)    The sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets of the corporation or any subsidiary of the corporation with an aggregate fair market value in excess of $50.0 million (or in the case of sales of loan pools and similar portfolio assets in the ordinary course of business, $200.0 million).
(iii)    The institution or settlement by the corporation or any of its subsidiaries of any litigation or arbitration with an amount in controversy in excess of $10.0 million.
(iv)    The declaration or payment of dividends or other distributions in respect of the capital stock of the corporation (provided that payments by the corporation pursuant to Article III, Article IV or Section 6.12 of the Shareholders Agreement shall not be subject to this clause (iv)).
(v)    Except as required by changes in law or generally accepted accounting principles in the United States (as approved by the corporation’s outside auditors), any change to the material accounting policies of the corporation, and except (a) as required by changes in law or (b) changes which are consistent with changes to the tax policies or positions of Affiliates of Banco Santander, S.A. in the U.S. (which changes are not adopted by such Affiliates of Banco Santander, S.A. for the purpose of adversely affecting the corporation or its shareholders), any change to the material tax policies or positions of the corporation.
(vi)    Any resolution relating to the compensation of members of the board of directors of the corporation in their capacity as directors.

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(vii)    The making by the corporation or any of its subsidiaries of any investment in, or the acquisition of, any assets or entity (other than investments in wholly-owned subsidiaries), whether in a single transaction or a series of related transactions, or the entry into any joint ventures, partnerships or similar arrangements, in an aggregate amount in excess of $50.0 million (or in the case of acquisitions of loan pools and similar portfolio assets in the ordinary course of business, $200.0 million), or the entry by the corporation or any of its subsidiaries into any new business lines.
(viii)    The incurrence by the corporation or any of its subsidiaries of any indebtedness for borrowed money or the assumption of any obligations (fixed or contingent), whether in a single transaction or a series of related transactions, with a principal amount in excess of $30.0 million.
(ix)    The approval of any annual budget of the corporation prepared in accordance with Section 3.15 herein.
(x)    Any transactions with Affiliates of the corporation; provided, however, that this provision will not apply to the following:
(A)     (i) transactions in effect as of [     ], 2011, (ii) transactions entered into after [     ], 2011, and on or prior to [     ], 2011, and not prohibited by the Investment Agreement, dated as of [     ], 2011, among the corporation, SHUSA and Sponsor Auto Finance Holdings Series LP, and (iii) transactions entered into in accordance with and as specifically permitted by the Shareholders Agreement, including the entry into and the performance of any Servicing Arrangement (as defined in the Shareholders Agreement);
(B)     transactions or series of related transactions in the ordinary course of business on arm’s length terms involving aggregate payments or consideration of less than $500,000;
(C)     the servicing of loan portfolios in the ordinary course of business on arm’s length terms and in accordance with the terms of any applicable servicing or comparable agreement;
(D)    transactions with Affiliates involving the provision or receipt of customary intercompany services, in each case in the ordinary course of business and on terms at least as favorable to the corporation and its subsidiaries (i) as would reasonably have been obtained at such time from an unrelated person on an arm’s-length basis, and (ii) as are made available to or received by the corporation’s other Affiliates;
(E)     the payment of reasonable and customary fees and compensation paid to, and indemnities provided on behalf of, officers or directors of the

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corporation or any of its subsidiaries, subject in each case to clauses (xi) and (xii) of this Section 3.11(b);
(F)     any employment agreement entered into by the corporation or any of its subsidiaries in the ordinary course of business, subject in each case to clauses (xi) and (xii) of this Section 3.11(b);
(G)     transactions among the corporation and any of its subsidiaries; and
(H)    the prepayment, repayment or redemption of any indebtedness owed to Banco Santander, S.A. or one of its Affiliates with the proceeds of the issuance of shares of stock of the corporation pursuant to the Investment Agreements (as defined in the Shareholders Agreement), the termination of any financing commitments provided by Banco Santander S.A. or one of its Affiliates and the termination of any contracts related thereto, in each case with respect to indebtedness or commitments outstanding on the date of the Shareholders Agreement; provided that immediately after such prepayment, repayment, redemption or termination the corporation has available the financing described in Section 6.14(b) of the Shareholders Agreement.
(xi)    (A) Any issuance of equity or equity linked securities by the corporation other than a Permitted Equity Issuance or (B) any repurchase of such securities other than the purchase, repurchase, retirement, defeasance, redemption or other acquisition for value of equity interests of the corporation held by any future, present or former employee, director, officer or consultant of the corporation or any of its subsidiaries pursuant to and in accordance with the terms of any management equity plan or stock option plan or any other management or employee benefit plan or agreement, in each case previously approved pursuant to clause (xii) of this Section 3.11(b).
(xii)    Hiring or removal of the chief executive officer, the chief financial officer and the chief operating officer; changes in their compensation or in the compensation of any other executive officer; or the adoption, modification or termination of any equity-based incentive plans.
(xiii)    Any amendment or exception to the Liquidity Policy (as defined in the Shareholders Agreement) of the corporation.
(xiv)    Any amendment to the articles of incorporation of the corporation or these bylaws which would change (A) the authorized capital stock of the corporation (except in connection with a Permitted Equity Issuance) including the creation or issuance of any new class or series of capital stock either (i) having separate class or disproportionate voting rights or (ii) ranking senior to the corporation common stock as to dividends or upon liquidation, (B) the rights of any holders of corporation common stock in a manner adverse to such holders or (C) the board approval requirements for Board Reserved Matters.

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(xv)    Any consent by the corporation or any of its subsidiaries to the transfer by Banco Santander, S.A. or any of its Affiliates of any portion of their respective commitments under the Santander Financing (as defined in the Shareholders Agreement).
For purposes of this Section 3.11(b), the term “Affiliates” shall mean with respect to any specified person, any other person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified person; and the term “Permitted Equity Issuance” shall mean any issuance of equity or equity linked securities by the corporation (i) in a primary issuance of shares of common stock of the corporation in an initial public offering pursuant to a registration statement under the Securities Act of 1933, as amended, representing no more than 15% of the pro forma outstanding shares of common stock of the corporation and reflecting an equity value of the corporation prior to such offering of at least $5.0 billion, or (ii) pursuant to equity-based compensation plans approved pursuant to clause (xii) of this Section 3.11(b).
SECTION 3.12.    Committees. Except as otherwise provided by law, the board of directors may from time to time appoint one or more committees of the board of directors, to consist of one or more directors (provided, however, that except with respect to a Governance Committee created in accordance with Section 6.9 of the Shareholders Agreement which shall be comprised as set forth therein, each such committee shall consist of at least (i) four directors nominated by the Other Investor Group, if the chief executive officer of the corporation is a member of such committee or (ii) three directors nominated by the Other Investor Group, if the chief executive officer of the corporation is not a member of such committee) and may delegate to any such committee any of the authority of the board of directors, however conferred. Each such committee shall serve at the pleasure of the board of directors and shall be subject to the control and direction of the board of directors. Any such committee may act by a majority of its members at a meeting or by a writing or writings signed, or given by electronic transmission, by all of its members. No committee of the board of directors is permitted to approve any Board Reserved Matter.
SECTION 3.13.    Action by Written Consent. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or of such committee, as the case may be, consent thereto in writing or by electronic submissions and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.
SECTION 3.14.    Contracts; Conflicts. (a) No contract or other transaction between the corporation and any one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation’s directors or officers are directors or officers or have financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof that authorizes the contract or transaction, or solely because any such

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director’s or officer’s votes are counted for such purpose, if (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or committee, and the board or committee in good faith authorizes the contract or submission by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the shareholders, or (c) the contract or submission is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee that authorizes the contract or transaction.
(b)    Subject to applicable law, (i) the directors of the corporation (other than any director who is also an officer of the corporation) and any entities with which any of them may be affiliated may engage in or possess any interest in other investments, business ventures or persons of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the investments or business of the corporation and its subsidiaries, and may provide advice and other assistance to any such investment, business venture or person, (ii) the corporation and its shareholders shall have no rights by virtue of such directors’ service as directors of the corporation or their relationship with any entities that may hold securities of the corporation or its subsidiaries, in or to such investments, business ventures or persons or the income or profits derived therefrom, and (iii) the pursuit of any such investment or venture, even if competitive with the business of the corporation and its subsidiaries, shall not be deemed wrongful or improper. Subject to applicable law, the directors of the corporation (other than any director who is also an officer of the corporation) and any entities with which any of them may be affiliated (x) shall not be obligated to present any particular investment or business opportunity to the corporation even if such opportunity is of a character that, if presented to the corporation, could be pursued by the corporation and (y) shall have the right to pursue for their own account (individually or as a partner or a fiduciary) or to recommend to any other person any such investment opportunity. Notwithstanding the foregoing, nothing in this Section 3.14(b) shall be deemed or construed to permit any director to use any confidential, proprietary or nonpublic information obtained in his or her capacity as a director of the corporation for the personal benefit of such director or of any entity with which such director may be affiliated or to the detriment of the corporation, to the extent such use would not have been permitted under applicable law in the absence of this Section 3.14(b).
SECTION 3.15.    Annual Budget. The chief executive officer shall submit a proposed budget for the next fiscal year to the board of directors for their consideration and approval as a Board Reserved Matter no later than two months before the last day of each fiscal year.  The proposed budget submitted by the chief executive officer shall allocate appropriate resources to the development and implementation of procedures and internal controls which are intended to achieve and maintain best-in-class standards in the areas of

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risk-management, human resources, compliance, fair lending and other areas designated by the Board of Directors from time to time. In the event that the board of directors does not approve the annual budget, the chief executive officer will prepare and submit a revised proposed budget which will reflect the considerations of the board of directors. If such revised proposed budget is still not approved by the board of directors as a Board Reserved Matter before the first day of the applicable fiscal year, the directors will continue to discuss the terms of a new annual budget in good faith with an aim at approving an annual budget as soon as practicable and, meanwhile, the most recent annual budget previously approved by the board and then in effect will be the annual budget for such fiscal year.
ARTICLE IV

DUTIES OF THE OFFICERS
SECTION 4.01.    General. The officers of the corporation shall include a secretary, a chief executive officer, a chief financial officer, a chief operating officer and a chief credit officer and other officers as may be from time to time required by the IBCA. The board of directors, in its discretion, may also instruct the chief executive officer to appoint a president, a treasurer, and one or more vice-presidents, assistant secretaries, assistant treasurers and other offices. Any number of offices may be held by the same person (except the offices of president and secretary), unless otherwise prohibited by law or by the articles of incorporation. Vice-presidents may be given distinctive designations such as executive vice-president or senior vice president. The officers of the corporation need not be shareholders of the corporation nor need such officers be directors of the corporation. The chief executive officer shall be elected by the board of directors. The chief executive officer will appoint all other officers and executives of the corporation with the advice of the board of directors, other than the chief financial officer, chief operating officer and chief credit officer, each of whom will be appointed by the board of directors with the advice of the chief executive officer. Neither the chief executive officer nor any other officer of the corporation is permitted to approve any Board Reserved Matter. The corporation shall establish its own human resources, information technology, risk and other key operational policies under the direction of the board of directors.
SECTION 4.02.    Resignation/Removal. Any officer may resign at any time by giving written notice of such resignation to the corporation. Unless otherwise specified in such written notice, such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective. Subject to Section 3.11(b)(xii) herein, any officer appointed by the chief executive officer or elected by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Subject to Section 3.11(b)(xii) herein, any vacancy occurring in any office of the corporation may be filled in the manner set forth in Section 4.01 herein.
SECTION 4.03.    Securities Owned by the Corporation. Powers of attorney, proxies, consents and other instruments relating to securities owned by the

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corporation may be executed in the name of and on behalf of the corporation by the chief executive officer, the president, if any, any vice-presidents, the secretary, or any other officer authorized to do so by the board of directors, and any such officer may, in the name of and on behalf of the corporation, take all such action as any such officer may deem advisable, subject to any necessary approvals including Section 6.6 of the Shareholders Agreement, to vote in person or by proxy at any meeting of security holders of any corporation in which the corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the corporation might have exercised and possessed if present.
SECTION 4.04.    The Chief Executive Officer. The chief executive officer shall have, subject to the board of directors and Sections 4.06 and 4.08 herein, general and active management of the business of the corporation consistent with the annual budget of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect, and shall perform such duties as are conferred upon the chief executive officer by these bylaws or as may from time to time be assigned to the chief executive officer by the board of directors. The chief executive officer may sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by the chief executive officer in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof is expressly delegated by these bylaws solely to some other officer(s) or agent(s) of the corporation or is required by law or otherwise to be signed or executed by some other officer or agent. The chief executive officer may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same. In the absence or disability of the chairman of the board and the vice chairman of the board, the chief executive officer shall preside at all meetings of the shareholders and the board of directors. The chief executive officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned by the IBCA or the board of directors.
SECTION 4.05.    The Chief Financial Officer. The chief financial officer shall have such duties as are customarily associated with such office.
SECTION 4.06.    Joint Management Responsibilities of the Chief Executive Officer and the Chief Financial Officer. Except as reserved to the board of directors or the shareholders and subject to the board’s oversight and management responsibilities under applicable law, the chief executive officer and the chief financial officer will be jointly responsible for: (i) the strategic financial policies of the corporation, including with respect to dividends, the annual budget, the incurrence of indebtedness, treasury management, the making of investments and accounting matters, (ii) the preparation of the corporation’s financial statements and other reports to the board of directors which are of an economic or financial nature, (iii) the management and supervision of the corporation’s financial, accounting and tax operations and (iv) the establishment of internal controls over financial reporting. In the case of clause (i), if the chief executive officer does not have the necessary authority to take actions with respect to the strategic

12

financial policies of the corporation, the chief executive officer and chief financial officer will be jointly responsible for making proposals and recommendations to the board of directors with respect to such policies.
SECTION 4.07.    The Chief Operating Officer. The chief operating officer shall have such duties as are customarily associated with such office.
SECTION 4.08.    Joint Management Responsibilities of the Chief Executive Officer and the Chief Operating Officer. Except as reserved to the board of directors or the shareholders and subject to the board’s oversight and management responsibilities under applicable law, the chief executive officer and the chief operating officer will be jointly responsible for the operating policies of the corporation, including with respect to marketing, human resources and the purchase and sale of assets. If the chief executive officer does not have the necessary authority to take actions with respect to the operating policies of the corporation, the chief executive officer and chief operating officer will be jointly responsible for making proposals and recommendations to the board of directors with respect to such policies.
SECTION 4.09.    The Chief Credit Officer. The chief credit officer shall have such duties as are customarily associated with such office including responsibility for providing support, direction, credit information, and loan policies and procedures to ensure the overall quality of the corporation’s lending portfolio and accountability for the corporation’s adherence to banking policies and procedures.
SECTION 4.10.    The President. The president, if any, shall perform such other duties as are conferred upon the president by these bylaws or as may from time to time be assigned to the president by the chief executive officer or the board of directors. The president may sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by the president in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent. In the absence or disability of the chairman of the board, the vice chairman of the board and the chief executive officer, the president shall preside at all meetings of the shareholders and the board of directors.
SECTION 4.11.    Vice-Presidents. The vice-presidents, if any, shall perform such duties as are conferred upon them by these bylaws or as may from time to time be assigned to them by the board of directors, the chief executive officer or the president, if any.
SECTION 4.12.    The Secretary. The secretary shall attend all meetings of the board of directors and shareholders and shall record and keep the minutes of all such meetings. The secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minutes of the corporation and such other books and records as the

13

board of directors may direct. The secretary shall be the custodian of the seal of the corporation, if any, and shall have authority to affix the same to any instrument requiring it and shall affix such seal to such contracts, instruments and other documents as the board of directors or any committee thereof may direct. The secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to the secretary by the board of directors.
SECTION 4.13.    The Treasurer. The treasurer, if any, shall be the custodian of all funds and securities of the corporation. Whenever so directed by the board of directors, the treasurer shall render a statement of the cash and other accounts of the corporation, and the treasurer shall cause to be entered regularly in the books and records of the corporation, and to be kept for such purpose, full and accurate accounts of the corporation’s receipts and disbursements. The treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to the treasurer by the board of directors.
SECTION 4.14.    Assistant Secretaries. Assistant secretaries, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the chief executive officer, the president, if any, any vice-president, if any, or the secretary, and in the absence of the secretary or in the event of the secretary’s disability or refusal to act, shall perform the duties of the secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary.
SECTION 4.15.    Assistant Treasurers. Assistant treasurers, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the chief executive officer, the president, if any, any vice-president, if any, or the treasurer, if any, and in the absence of the treasurer or in the event of the treasurer’s disability or refusal to act, shall perform the duties of the treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer.
SECTION 4.16.    Other Officers. Such other officers as the chief executive officer may appoint, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the chief executive officer or the board of directors. The chief executive officer may delegate to any officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.
SECTION 4.17.    Power to Delegate. Unless otherwise restricted by the board of directors, the chief executive officer shall have the authority to implement such policies as he or she deems advisable with respect to the delegation of his or her respective signature or voting authority, and is authorized to delegate such authority under policies or other writing; however, none of the authority granted in this sentence will constitute a delegation of, or change in, the limits of authority otherwise imposed on the specified officers or delegates or in any manner be permitted to operate in derogation of such limits of authority.

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ARTICLE V

SHARES AND THEIR TRANSFER
SECTION 5.01.    Certificate for Shares. Every owner of one or more shares in the corporation shall be entitled to a certificate, which shall be in such form as prescribed by the board of directors, certifying the number and class of shares in the corporation owned by such owner. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed by or in the name of the corporation by the officers designated by the laws of Illinois. If such certificate is countersigned by a transfer agent or registrar other than the corporation or an employee of the corporation, the signature of any said officers may be facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the name of the person, firm, or corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled.
SECTION 5.02.    Lost, Destroyed and Mutilated Certificates. If any certificates for shares in the corporation become worn, defaced, or mutilated but are substantially intact and recognizable, the directors and authorized officers, upon production and surrender thereof, shall order the same cancelled and shall issue new certificates in lieu thereof. The holder of any shares in the corporation shall immediately notify the corporation if a certificate therefore shall be lost, destroyed, or mutilated beyond recognition, and the corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost, destroyed, or mutilated beyond recognition, and the board of directors may, in its discretion, require the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or his legal representatives, to give the corporation a bond in such sum as the board of directors may direct to indemnify the corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. The board of directors may, however, in its discretion, refuse to issue any new such certificate except pursuant to legal proceedings, under the laws of Illinois in such case made and provided.
SECTION 5.03.    Transfers of Shares; Registered Shareholders. Transfers of shares in the corporation shall be made only on the books of the corporation by the registered holder thereof, his legal guardian, executor, or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation or with a transfer agent appointed by the board of directors, and on surrender of the certificate(s) for such shares properly endorsed or accompanied by properly executed

15

stock powers and evidence of the payment of all taxes imposed upon such transfer. The corporation shall be entitled to treat the person in whose name any share, right, option, warrant, security or other obligation is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in, such share, right, option, warrant, security or other obligation on the part of any other person whether or not the corporation shall have express or other notice thereof, except as otherwise expressly provided by the laws of Illinois.
SECTION 5.04.    Regulations. The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with these bylaws concerning the issue, transfer, and registration of certificates for shares of the corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.
ARTICLE VI

INDEMNIFICATION
SECTION 6.01.    Right to Indemnification in Actions Other Than Actions By or In the Right of the Corporation. Subject to this Article VI, the corporation shall, to the fullest extent permitted by the IBCA and Illinois law as in effect from time to time, indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (the “Indemnitee”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
SECTION 6.02.    Right to Indemnification in Actions By or In the Right of the Corporation. Subject to this Article VI, the corporation shall, to the fullest extent permitted by the IBCA and Illinois law as in effect from time to time, indemnify any Indemnitee who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such Indemnitee is or was a director, officer, employee

16

or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection with the defense or settlement of such action or suit, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such Indemnitee has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. If the corporation indemnifies or advances expenses to a director or officer under this Section 6.02, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.
SECTION 6.03.    Right to Indemnification for Expenses. To the extent any Indemnitee has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 6.01 and 6.02, or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.
SECTION 6.04.    Determination. Any indemnification under Sections 6.01 and 6.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 6.01 and 6.02. Such determination shall be made: (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, designated by a majority vote of the directors, (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders.
SECTION 6.05.    Prepayment of Expenses. Expenses (including attorney’s fees) incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article VI.
SECTION 6.06.    Nonexclusivity of Rights.  The indemnification and advancement of expenses provided by or granted under this Article VI shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any other bylaw,

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agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
SECTION 6.07.    Insurance. The corporation may purchase and maintain insurance on behalf of Indemnitees against any liability asserted against such Indemnitee and incurred by such Indemnitee in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such Indemnitee against such liability under the provisions of this Article VI.
SECTION 6.08.    Amendment or Repeal. No supplement, modification or amendment of this Article VI shall limit or restrict in any way any right of the Indemnitee under this Article VI with respect to any action taken or omitted by such person prior to such supplement, modification or amendment.
SECTION 6.09.    Indemnitor of First Resort. The corporation acknowledges that the Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons or entities (collectively, the “Other Indemnitors”). The corporation hereby agrees that, with respect to service by each Indemnitee as a director of the corporation (or at their request for any third party), (a) it is the indemnitor of first resort (i.e., its obligations to each Indemnitee are primary and any obligation of Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Indemnitee are secondary), and (b) it shall be required to advance the full amount of expenses incurred by each Indemnitee and shall be liable for the full amount of all expenses and liabilities, in each case, to the extent legally permitted and as required by the articles of incorporation and these bylaws of the corporation (and any other agreement regarding indemnification between the corporation and any Indemnitee), without regard to any rights an Indemnitee may have against any Other Indemnitor. The corporation further agrees that no advancement or payment by any Other Indemnitor on behalf of any Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the corporation shall affect the foregoing and Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the corporation.
ARTICLE VII

GENERAL
SECTION 7.01.    Dividends. Dividends upon the capital stock of the corporation, subject to the requirements of the laws of Illinois and the provisions of the articles of incorporation and these bylaws, if any, may be declared by the board of directors at any regular or special meeting of the board of directors (or by written consent in lieu thereof in accordance with Section 3.13 hereof), and may be paid in cash, property, or in shares of the corporation’s capital stock.

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SECTION 7.02.    Disbursements. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors from time to time designate.
SECTION 7.03.    Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors from time to time, subject to applicable law.
SECTION 7.04.    Seal. The corporate seal, if any, shall be in such form as shall be approved from time to time by the board of directors.
SECTION 7.05.    Application of These Bylaws. In the event that any provisions of these bylaws is or may be in conflict with any law of the United States, of the State of Illinois, or of any governmental body or power having jurisdiction over this corporation, or over the subject matter to which such provision of these bylaws applies, or may apply, such provision of these bylaws shall be inoperative to the extent only that the operation thereof conflicts with such law, and shall in all other respects be in full force and effect.
SECTION 7.06.    Conflicts with Articles of Incorporation. In the event of a conflict between the provisions of these bylaws and the articles of incorporation, the provisions of the articles of incorporation shall control.
SECTION 7.07.    Invalid Provisions. If any part of these bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.
ARTICLE VIII

AMENDMENTS
SECTION 8.01.    Amendments by Directors. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind these bylaws; provided that, prior to the occurrence of an Acquirer Group Termination, the board of directors may not repeal, alter, amend or rescind Sections 2.04(a), 3.02, 3.03, 3.05, 3.07, 3.08, 3.10, 3.11, 3.12, 3.14(b) and 3.15, Article VI and this Article VIII.
SECTION 8.02.    Amendments by the Shareholders. Except as otherwise set forth herein, these bylaws may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted by the affirmative vote of the shareholders with at least a majority of the combined voting powers; provided that, prior to the occurrence of an Acquirer Group Termination, any repeal, alteration, amendment or rescission of Sections 2.04(a), 3.02, 3.03, 3.05, 3.07, 3.08, 3.10, 3.11, 3.12, 3.14(b) and 3.15, Article VI and this Article VIII shall require the affirmative vote of a majority of the combined voting power of the then outstanding shares of all classes and series of the corporation then held by

19

SHUSA and a majority of the combined voting power of the then outstanding shares of all classes and series of the corporation then held by the Other Investor Group, in addition to any other requirements of applicable law or the articles of incorporation of the corporation.

20

EXHIBIT C

Banco Santander Financing Documents

[See Exhibit D to the Sponsor Investment Agreement, attached as
Exhibit 10.2 to Santander Holdings USA, Inc.’s Current Report on Form 8-K/A,
filed on October 18, 2012.]

EXHIBIT D

Form of Amended Employment Agreement
[See Exhibit F to the Sponsor Investment Agreement, attached as
Exhibit 10.2 to Santander Holdings USA, Inc.’s Current Report on Form 8-K/A,
filed on October 18, 2012.]

EXHIBIT E

Form of Amended Loan Agreement

E-1

EXHIBIT E
AMENDED AND RESTATED LOAN AGREEMENT
Dated as of [ ], 2011

between
DUNDON DFS LLC,
as Borrower
and
BANCO SANTANDER CENTRAL HISPANO, S.A.,
ACTING THROUGH ITS NEW YORK BRANCH,
as Bank

Page

Section 1.	DEFINITIONS. 1

Section 2.	THE REVOLVING LOAN FACILITY. 2

2.1	The Revolving Credit Loans 2

2.2	Notice of Borrowing 3

2.3	Revolving Credit Note 3

2.4	Repayment of Loans 3

Section 3.	INTEREST. 5

3.1	Interest Rates; Payment Dates; Eurodollar Tranches 5

3.2	Default Interest 7

3.3	Determination of Rate of Borrowing 7

3.4	Inability to Determine Interest Rate 7

3.5	Illegality 9

3.6	Indemnity 10

Section 4.	NOTICES. 10

Section 5.	FEES, PAYMENTS, ETC. 11

5.1	[Reserved] 11

5.2	Payments on Non Business Days; Calculations 11

5.3	Net Payments; Application 11

Section 6.	CONDITIONS PRECEDENT. 12

6.1	Initial Conditions Precedent 12

6.2	Conditions to Each Revolving Credit Loan 15

Section 7.	AFFIRMATIVE COVENANTS. 16

7.1	Financial and Other Information 16

7.2	Notice of Litigation and Material Events 16

7.3	Preservation of Existence; Compliance 16

7.4	Payment of Obligations 17

7.5	Inspection of Books and Assets 17

7.6	Further Assurances 17

7.7	Notice of Default 17

(continued)
Page

7.8	Disposition of Collateral 17

7.9	Related Documents 17

7.10	Transfer of Ownership Interests 18

7.11	Pass-Through Tax Status 18

7.12	SPE Requirements 18

Section 8.	NEGATIVE COVENANTS. 23

8.1	Liens 23

8.2	Disposition of Collateral 23

8.3	Related Documents 23

8.4	Fundamental Changes 24

8.5	Use of Revolving Credit Loan Proceeds; Compliance with Margin Regulations 24

8.6	Other Indebtedness 24

8.7	Investments 24

8.8	Fiscal Year 24

8.9	Disposition of Equity Interests, Etc 24

8.10	Purchase of Assets 24

8.11	Subsidiaries 24

Section 9.	EVENTS OF DEFAULT. 25

9.1	Principal and Interest 25

9.2	Representations and Warranties 25

9.3	Specified Covenants 25

9.4	Other Obligations 25

9.5	Other Covenants 25

9.6	Security Documents 25

9.7	Insolvency 25

9.8	Death, Employment, Etc 26

9.9	Judgments 26

9.10	Limited Guaranty 26

Section 10.	REPRESENTATIONS AND WARRANTIES. 27

10.1	Existence; Compliance with Laws 27

10.2	Validity 27

10.3	Compliance with Other Instruments 28

    2

(continued)
Page

10.4	Litigation 28

10.5	No Default 28

10.6	Ownership of Property; Liens 28

10.7	Taxes 28

10.8	Investment Company Act 29

10.9	Compliance with Law 29

10.10	Approvals 29

10.11	Security Documents 29

10.12	Ownership of Drive Stock 30

10.13	Solvency 30

10.14	Related Documents 30

Section 11.	INTEGRATION. 30

Section 12.	MISCELLANEOUS. 30

12.1	Calculations and Financial Data 30

12.2	Amendment and Waiver 31

12.3	Expenses; Indemnity; Damage Waiver 31

12.4	Benefits of Agreement; Descriptive Headings 33

12.5	Governing Law 34

12.6	Counterparts; Telecopies 34

12.7	Waiver 34

12.8	LIMITATION OF RECOURSE 34

12.9	Jurisdiction 38

12.10	Severability 38

12.11	No Third Party Beneficiaries 38

12.12	Survival 39

12.13	Preferences, Etc 39

12.14	Waiver of Offsets, Defenses, and Counterclaims 39

12.15	Acknowledgments 39

12.16	WAIVER OF JURY TRIAL 39

12.17	Interest Rate Limitation 40

12.18	Effectiveness of Loan Agreement 40

12.19	USA Patriot Act Notice 40

    3

(continued)
Page

EXHIBIT A    Form of Revolving Credit Note
EXHIBIT B    Form of Notice of Borrowing
EXHIBIT C    Form of Dundon Drawing Certificate
EXHIBIT D    Form of Drive Stock Assignment
EXHIBIT E    Form of Limited Guaranty
EXHIBIT F    Form of Pledge Agreement
EXHIBIT G    Form of Acknowledgment, Consent and Agreement

    4

AMENDED AND RESTATED LOAN AGREEMENT
AMENDED AND RESTATED LOAN AGREEMENT dated as of [ ], 2011, between DUNDON DFS LLC, a Delaware limited liability company (the “Borrower”), and BANCO SANTANDER CENTRAL HISPANO, S.A., ACTING THROUGH ITS NEW YORK BRANCH (together with its successors and assigns, the “Bank”).
W I T N E S S E T H :
(a)    WHEREAS, the Borrower and the Bank entered into that certain Loan Agreement dated as of December 1, 2006, as amended by the First Amendment to Loan Agreement dated as of August 24, 2009 (the “Original Loan Agreement”), to allow the Borrower to borrow funds from the Bank under a revolving credit facility;
(b)    WHEREAS, the Borrower has requested that the Bank provide and maintain the revolving credit facility to the Borrower (the “Revolving Facility”) established under the Original Loan Agreement;
(c)    WHEREAS, subject to the terms and conditions herein, the Bank is willing to continue to provide the Revolving Facility to the Borrower; and
(d)    WHEREAS, the Borrower and the Bank wish to amend and restate the Original Loan Agreement in its entirety by entering into this Agreement;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend and restate the Original Loan Agreement as of the Restatement Effective Date (as hereinafter defined) in its entirety and agree as follows:
SECTION 1.    DEFINITIONS.
(a)    Terms used in this Agreement which are defined in Annex I hereto shall have the meanings specified in such Annex I (unless otherwise defined herein).
(b)    Unless otherwise specified, each reference in this Agreement or in any other Loan Document to a Loan Document shall mean such Loan Document as the same may from time to time be amended, supplemented or otherwise modified.
(c)    All references to Sections in this Agreement or in Annex I hereto shall be deemed references to Sections in this Agreement unless otherwise specified.
(d)    Unless otherwise specified, references in this Agreement and the other Loan Documents to the terms “including” and “such as” are illustrative and not limitative.
(e)    References in this Agreement and the other Loan Documents to any Subsidiary of a Loan Party shall be of no force or effect until such Loan Party, to the extent permitted by this Agreement, has a Subsidiary.

[[NYCORP:3305635v20:4716W: 10/13/2012--01:01 p]]

(f)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(g)    The definitions of terms herein shall apply equally to the singular and plural fowls of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (vi) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, equity interests, securities, accounts and contract rights.
(h)    No inference in favor of, or against, any party to this Agreement shall be drawn from the fact that such party has drafted any portion of this Agreement,
SECTION 2.    THE REVOLVING LOAN FACILITY.
2.1    The Revolving Credit Loans. Subject to the terms and conditions set forth herein, the Bank agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Commitment Period; provided that:
(a)    the Bank shall not be obligated to make more than one (1) Revolving Credit Loan to the Borrower during any calendar month;
(b)    the Bank shall not be obligated to make any Revolving Credit Loan to the Borrower at any time if the aggregate outstanding principal balance of all Revolving Credit Loans, after giving effect to the making of any such Revolving Credit Loan, at such time would exceed the Revolving Credit Commitment then in effect;
(c)    each borrowing of Eurodollar Loans hereunder and all selections of Eurodollar Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (i) after giving effect thereto, the principal amount of each Revolving Credit Loan made pursuant to this Section 2.1 shall be equal to $200,000 or in increments of $100,000 in excess thereof (or, if the Availability is less than $200,000, such lesser amount) and (ii) no more than twelve (12) borrowings of Eurodollar Loans shall be made during any calendar year;
(d)    each Revolving Credit Loan shall be a Eurodollar Loan except to the extent expressly provided herein; and
(e)    except as provided in this Agreement, any principal amount of Revolving Credit Loans repaid hereunder may be reborrowed pursuant to the terms and conditions hereof.
Each of the Borrower and the Bank hereby acknowledges the making of Revolving Credit Loans prior to the Restatement Effective Date under the Original Loan Agreement and agrees that, to the extent outstanding on the Restatement Effective Date, such Revolving Credit Loans shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents.
2.2    Notice of Borrowing.
(a)    The Borrower may borrow Revolving Credit Loans from time to time during the Revolving Commitment Period on any Business Day, provided that the Borrower shall deliver to the Bank irrevocable notice in the form of a duly completed Notice of Borrowing which notice must be received by the Bank not later than 12:00 p.m. (New York City time) three (3) Business Days before the date of any proposed borrowing.
(b)    The proceeds of each Revolving Credit Loan made by the Bank hereunder shall be made available to the Borrower by the Bank in New York, New York, or as otherwise directed by the Borrower in the Notice of Borrowing.
2.3    Revolving Credit Note. The Borrower’s obligation to pay the principal of, and interest on, Revolving Credit Loans shall be evidenced by the Revolving Credit Note. The Bank is hereby authorized to record each date of borrowing of any Revolving Credit Loan, the amount of each Revolving Credit Loan, the date and amount of each payment, optional or mandatory prepayment of principal thereof, and the date and amount of accrued and unpaid interest, fees, costs, expenses or other amounts that have been capitalized and added to the outstanding principal amount of any Revolving Credit Loan in accordance with the terms of this Agreement, on the schedule annexed to and constituting a part of the Revolving Credit Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by the Bank to make any such recordation (or any error therein) shall not affect any of the obligations of the Borrower under the Revolving Credit Note, this Agreement or any other Loan Document.
2.4    Repayment of Loans.
(a)    The Borrower unconditionally and irrevocably promises to repay all outstanding Revolving Credit Loans and all of the other Obligations in full and in cash on the Maturity Date.

(b)    The Borrower may at any time and from time to time prepay any Revolving Credit Loan, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Bank at least three (3) Business Days prior thereto, which notice shall specify the date and amount of the prepayment being prepaid. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with an amount equal to all accrued and unpaid interest to such date on the amount prepaid, in each case to the extent such accrued and unpaid interest has not yet been capitalized and added to the outstanding principal of such Revolving Credit Loan in accordance with this Agreement. Notwithstanding the foregoing, any prepayments of any Revolving Credit Loan shall be applied by the Bank first, to pay all accrued and unpaid fees, costs, and expenses that are due and owing to the Bank under the Loan Documents that have not yet been capitalized and added to the outstanding principal amount of such Revolving Credit Loan in accordance with this Agreement, and second, to pay the outstanding principal amount of the Revolving Credit Loan specified in such notice, together with all accrued and unpaid interest on such Revolving Credit Loan on the amount so prepaid that has not yet been capitalized and added to the outstanding principal amount of such Revolving Credit Loan in accordance with this Agreement. Any partial prepayments of Revolving Credit Loans made hereunder shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. If a Eurodollar Loan is to be prepaid on any day other than the last day of the Eurodollar Interest Period applicable thereto, then Section 2.4(h) shall apply and the Borrower shall also pay any amounts owing pursuant to Section 3.6.
(c)    Upon the receipt by the Borrower of any cash dividend or distribution in respect of any Drive Stock (each, a “Drive Stock Distribution”), the Borrower shall immediately provide written notice to the Bank of such Drive Stock Distribution received by the Borrower and shall within five (5) Business Days following its receipt of such Drive Stock Distribution make a payment to the Bank in the amount of the Net Cash Proceeds from such Drive Stock Distribution to be applied to the payment and satisfaction of the Obligations, and the Bank shall upon its receipt of such payment apply such payment, first, to pay all accrued and unpaid fees, costs, expenses, and indemnification amounts that have been paid or incurred and are then required to be paid or reimbursed to the Bank under the Loan Documents which have not yet been capitalized and added to the outstanding principal amount of the Revolving Credit Loans in accordance with this Agreement (if any), second, to pay all accrued and unpaid interest on the outstanding principal amount of the Revolving Credit Loans that has not yet been capitalized and added to outstanding principal of the Revolving Credit Loans in accordance with this Agreement (if any), third, to pay the outstanding principal amount of the Revolving Credit Loans (provided that the Borrower shall not be required to prepay Revolving Credit Loans in an aggregate principal amount in excess of $10,000,000 in any fiscal year) and, fourth, to pay any remaining amounts of such portion of such payment to the Borrower.
(d)    Notwithstanding any other provision of this Agreement, but without limiting Section 2.4(a), all of the Obligations shall become due and payable and the Revolving Credit Commitment shall irrevocably terminate on the earlier of (i) the date on which an IPO has occurred if as a result of such IPO the Borrower no longer directly or beneficially owns any Drive Stock, (ii) the date on which all or substantially all of the Drive Stock owned by the Borrower of record or beneficially is sold or otherwise no longer beneficially owned by the Borrower (as reasonably determined by the Bank) or (iii) the date of termination of the Stockholders Agreement (other than pursuant to an agreement consented to in writing by the Bank).
(e)    Notwithstanding any term or provision in this Agreement, if at any time the Borrower sells, assigns, transfers or conveys, directly or indirectly, any of the Borrower Pledged Equity Interests to the Bank or to any other Person (in each case and to the extent permitted or required under the Stockholders Agreement) (each, a “Drive Stock Disposition”), the Net Cash Proceeds from any such Drive Stock Disposition shall on the date of payment thereof to the Borrower be immediately paid by the Borrower to the Bank to be applied to the payment and satisfaction of the Obligations, and the Bank shall thereupon apply such payment on such date, first, to pay all accrued and unpaid fees, costs, expenses and indemnification amounts that have been paid or incurred and are then required to be paid or reimbursed to the Bank under the Loan Documents which have not yet been capitalized and added to the outstanding principal amount of the Revolving Credit Loans in accordance with this Agreement (if any), second, to pay all accrued and unpaid interest on the outstanding principal amount of the Revolving Credit Loans that has not yet been capitalized and added to the outstanding principal balance of the Revolving Credit Loans in accordance with this Agreement (if any), third, to pay the outstanding principal of all other outstanding Revolving Credit Loans, and fourth, to pay any remaining amounts to the Borrower.
(f)    Notwithstanding any other term or provision contained in this Agreement or in any other Loan Document, if at any time and for any reason the aggregate outstanding principal amount of Revolving Credit Loans (including, for the avoidance of doubt, any capitalized amounts) exceeds the Revolving Credit Commitment in effect at such time, including as a result any sale, assignment, transfer, conveyance or other disposition of any Borrower Pledged Equity Securities, the Borrower shall immediately prepay the outstanding principal amount of the Revolving Credit Loans in such amount as shall be necessary to eliminate such excess.
(g)    The application of any prepayment to the outstanding principal amount of Revolving Credit Loans made pursuant to this Section 2.4 shall be made, first, to Base Rate Loans (if any) and, second, to Eurodollar Loans.
(h)    Notwithstanding any other provision of this Agreement, in the event that any repayment or prepayment of the principal amount of any Eurodollar Loan is made on any day which is not the last day of a Eurodollar Interest Period in respect of such Eurodollar Loan or, if less than three (3) Business Days notice of such payment was given to the Bank, the Bank shall be entitled, in its sole discretion, to (i) accept and apply all or a portion of such prepayment upon receipt to such Eurodollar Loan and the Borrower shall pay all amounts owing pursuant to Section 3.6 or (ii) apply all or a portion of such payment that would otherwise be applied to the outstanding principal of such Eurodollar Loan to the outstanding principal of Base Rate Loans (if any).
SECTION 3.    INTEREST.
3.1    Interest Rates; Payment Dates; Eurodollar Tranches. (a) Each Revolving Credit Loan that is a Eurodollar Loan shall bear interest for each day during each Eurodollar Interest Period for such Eurodollar Loan at a rate per annum equal to LIBOR for such Eurodollar Interest Period then in effect for such day plus 0.5%. Each Revolving Credit Loan that is a Base Rate Loan shall bear interest for each day at a rate per annum equal to the Base Rate then in effect for such day, such rate per annum to change as and when the Base Rate shall change.
(b)    Each Revolving Credit Loan shall be a Eurodollar Loan, except to the extent converted into a Base Rate Loan as provided in this Agreement.
(c)    Interest on and prior to maturity in respect of each Revolving Credit Loan shall be payable (i) in arrears and (A) with respect to each Revolving Credit Loan that is a Eurodollar Loan, on the last day of each Eurodollar Interest Period applicable to such Eurodollar Loan and (B) with respect to each Revolving Credit Loan that is a Base Rate Loan, on the last Business Day of each calendar month, (ii) upon any optional or mandatory repayment or prepayment of all or any portion of such Revolving Credit Loan, as provided in Section 2.4, (iii) during the continuance of any Event of Default, on demand by the Bank and (iv) at the maturity (whether by acceleration or otherwise) and, after maturity, on demand by the Bank.
(d)    Notwithstanding any item or provision in this Section 3.1, but except as provided in Section 2.4, (i) all interest on each Revolving Credit Loan which has accrued and remains unpaid on or prior to any Interest Payment Date and which is not required to be paid by the Borrower to the Bank in cash under this Agreement prior to such Interest Payment Date shall be paid in kind and capitalized to the outstanding principal amount of such Revolving Credit Loan on such Interest Payment Date and shall thereupon continue to accrue interest in accordance with this Agreement to the fullest extent permitted by applicable law, and (ii) any and all such accrued and unpaid interest on each Revolving Credit Loan (whether or not so capitalized) shall be due and payable in full and in cash on the Maturity Date to make earlier cash payments of interest, provided that if at any time prior to any Interest Payment Date the aggregate outstanding principal amount of Revolving Credit Loans is equal to or greater than the Revolving Credit Commitment in effect at such time, all accrued and unpaid interest on each outstanding Revolving Credit Loan will be due and payable in cash and in immediately available funds to the Bank on such Interest Payment Date until such time as the outstanding principal amount of Revolving Credit Loans is equal to or less than the Revolving Credit Commitment.
(e)    Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any bankruptcy, insolvency, reorganization or similar law.
(f)    Any Revolving Credit Loan that is a Eurodollar Loan may be continued as a Eurodollar Loan upon the expiration of the then current Eurodollar Interest Period with respect thereto by the Borrower delivering irrevocable notice to the Bank in the form of a duly completed Notice of Continuation, in accordance with the applicable provisions of the term “Eurodollar Interest Period” set forth in Annex I, of the length of the next Eurodollar Interest Period to be applicable to such Revolving Credit Loan, provided that no Revolving Credit Loan may be continued as a Eurodollar Loan on any date if any Default or Event of Default has occurred and is continuing on such date, and provided, further, that (i) if the Borrower shall fail to deliver to the Bank any Notice of Continuation with respect to any Revolving Credit Loan that is a Eurodollar Loan as and when required herein and (ii) no Default or Event of Default has occurred and is continuing, such Eurodollar Loan shall be automatically continued as a Eurodollar Loan on the last day of such then expiring Eurodollar Interest Period with a Eurodollar Interest Period that is equal in length to the then expiring Eurodollar Interest Period.
(g)    Notwithstanding anything to the contrary in this Agreement, all borrowings and continuations of Revolving Credit Loans that are Eurodollar Loans hereunder and all selections of Eurodollar Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (i) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) no more than ten (10) Eurodollar Tranches shall be outstanding at any one time.
(h)    The Bank shall maintain an account or accounts evidencing indebtedness of the Borrower hereunder and in which shall be recorded (i) the amount of each Revolving Credit Loan made and outstanding from time to time hereunder, (ii) the amounts of principal and interest payable and paid to the Bank from time to time under this Agreement and the Eurodollar Interest Period(s) applicable to such Revolving Credit Loan from time to time, and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof. The entries made and the accounts of the Bank maintained pursuant hereto shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Bank to make or maintain any such entry or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to the Borrower or any other Obligations in accordance with the terms of this Agreement.
3.2    Default Interest. If any amount of principal of, and overdue interest in respect of, any Revolving Credit Loan or any other Obligations are not paid in cash as and when due under this Agreement, (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such amount shall thereafter automatically bear interest (after as well as before judgment) for each day, payable on demand, at a rate per annum (the “Default Rate”) equal to the higher of (a) 2% per annum in excess of the highest interest rate (including the applicable margin for Eurodollar Loans) otherwise applicable to any Revolving Credit Loan in effect on such day and (b) 2% in excess of the Base Rate.
3.3    Determination of Rate of Borrowing. As soon as practicable after 10:00 A.M. (New York time) on each Eurodollar Interest Determination Date, the Bank shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the rate of interest set forth in Section 3.1(a)(i) (the “Eurodollar Rate”) which shall be applicable (for purposes of said clause (a)(i)) to the Revolving Credit Loans for the next succeeding Eurodollar Interest Period for such Revolving Credit Loans and shall promptly give notice thereof in writing or by telephone (confirmed in writing) to the Borrower.
3.4    Inability to Determine Interest Rate.
(a)    In the event that on or before any Eurodollar Interest Determination Date the Bank shall have reasonably determined (which determination shall be conclusive and binding upon all parties) that:

(i)    by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market or affecting the position of the Bank in such market, adequate and fair means do not exist for ascertaining the applicable Eurodollar Rate determined or to be determined for the Eurodollar Interest Period relating to such Eurodollar Interest Determination Date; or
(ii)    by reason of (A) the requirements of Regulation D or any comparable reserve requirement of any Spanish Governmental Authority, (B) any change after the date hereof in any other applicable law or governmental (including central bank) rule, regulation or order (or any interpretation thereof and including the enactment of any new law or governmental or central bank rule, regulation or order) or (C) other circumstances affecting the Bank or the interbank Eurodollar market or the position of the Bank in such market (such as for example but not limited to a change in official reserve requirements or increased capital reserves required or imposed by any regulatory authority or entity (domestic or foreign) having jurisdiction over or with respect to the Bank to the extent not provided for in clause (ii)(A) above), the Eurodollar Rate determined or to be determined for the Eurodollar Interest Period relating to such Eurodollar Interest Determination Date shall not adequately and fairly reflect the cost to the Bank (as conclusively certified by the Bank) of making or maintaining the affected Revolving Credit Loans during such Eurodollar Interest Period;
then, and in any such event, the Bank shall as soon as practicable thereafter give notice in writing or by telephone (confirmed in writing) to the Borrower of such determination. Subject to paragraph (b)(i) below, additional interest shall accrue on the Eurodollar Loans, for the Eurodollar Interest Period following such Eurodollar Interest Determination Date (such period, an “Affected Interest Period”) such additional amounts (determined on the basis of an increased rate of, or a different method of calculating, interest or otherwise as the Bank in its reasonable discretion shall determine) as shall be specified in writing by the Bank as being required to cause the Bank to receive interest with respect to such Affected Interest Period at a rate per annum equal to the Eurodollar Differential in excess of the effective pricing to the Bank for U.S. dollar deposits to make or maintain such Eurodollar Loans, provided that in the case of any such determination pursuant to clause (ii)(A), the written notice from the Bank to the Borrower on the relevant Eurodollar Interest Determination Date shall specify the additional amount required to be paid (with such amount so stated to be final with respect to the relevant Affected Interest Period) and such additional amount shall be paid at the same time, and together with, the interest otherwise payable in respect of such Revolving Credit Loans for such Affected Interest Period. A certificate as to additional amounts owed to the Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by the Bank shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.
(b)    (i)    In lieu of having additional interest accrue pursuant to Section 3.4(a) (unless said additional interest accrues on account of circumstances described in clause (a)(ii)(A) thereof), the Bank may, upon delivery of such written notice to the Borrower, exercise any one of the following options: (A) subject to Section 3.4(b)(ii), any Revolving Credit Loan requested to be made on the first day of such Eurodollar Interest Period shall be made as Base Rate Loans, (B) any

Base Rate Loans that were to have been converted on the first day of such Eurodollar Interest Period to Eurodollar Loans shall be continued as Base Rate Loans, and (C) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Eurodollar Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Bank, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert any Base Rate Loans to Eurodollar Loans.
(ii)    If the determination by the Bank in Section 3.4(a) relates only to Eurodollar Loans then being requested by the Borrower pursuant to a Notice of Borrowing, the Borrower may by giving notice in writing or by telephone (confirmed in writing) to the Bank prior to the date on which such Eurodollar Loan is to be made, (A) withdraw such Notice of Borrowing or (B) request that such Eurodollar Loans be made as Base Rate Loans.
3.5    Illegality.
(a)    Notwithstanding any other term or provision in this Agreement, in the event that at any time the Bank shall have determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Loans has become unlawful as a result of the adoption or change in any law, governmental rule, regulation, guideline or order, the Bank may promptly give notice in writing or by telephone (confirmed in writing) to the Borrower of such determination. The obligation of the Bank to make or maintain its Eurodollar Loan or Loans so affected shall be terminated and the Borrower shall forthwith, and in any event no later than the earliest of (i) the termination of the last expiring Eurodollar Interest Period in effect at the time any such determination pursuant to this Section 3.5(a) is made, (ii) if such determination is made with respect to a requested Eurodollar Loan and no other Eurodollar Loans are outstanding, the first day of the Eurodollar Interest Period for such requested Eurodollar Loan or (iii) five Business Days after receipt of notice from the Bank under this Section 3.5(a), take one of the actions specified in Section 3.5(b). If, by the earliest of (i), (ii) or (iii), the Borrower has not exercised one of the options specified in Section 3.5(b), the Borrower shall be deemed to have exercised the option set forth in clause (iii) of Section 3.5(b) and to have given the notice to the Bank specified therein. The Bank shall in good faith use its best efforts (but without any obligation to incur any expense) to avoid the determination described in this Section 3.5, but in all events such determination when made shall be final and conclusive and binding upon all parties.
(b)    Upon receiving any notification provided in Section 3.5(a):
(i)    If the determination by the Bank in Section 3.5(a) relates only to Eurodollar Loans then being requested by the Borrower pursuant to a Notice of Borrowing, the Borrower may by giving notice in writing or by telephone (confirmed in writing) to the Bank prior to the date on which such Eurodollar Loan is to be made, (A) withdraw such Notice of Borrowing or (B) request that such Eurodollar Loans be made as Base Rate Loans.
(ii)    If the determination by the Bank relates to any Eurodollar Loan currently outstanding or to the making or maintaining by the Bank of Eurodollar Loans generally, all obligations of the Bank to make or maintain Revolving Credit

Loans as Eurodollar Loans shall terminate and all Eurodollar Loans shall automatically convert into Base Rate Loans on the last days of the respective Eurodollar Interest Periods with respect to such Eurodollar Loans or within such earlier period as required by applicable law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Eurodollar Interest Period with respect thereto, the Borrower shall pay to the Bank such amounts, if any, as may be required pursuant to Section 3.6.
(iii)    The Borrower may, by giving notice in writing or by telephone (confirmed in writing) to the Bank require the Bank to make the Eurodollar Loan then being requested as a Base Rate Loan, such notice to pertain only to the affected Eurodollar Loans of the Bank.
3.6    Indemnity. The Borrower shall indemnify the Bank and hold the Bank harmless from all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by the Bank to lenders of funds borrowed by it to make or carry its Eurodollar Loans and any reasonable loss (including any loss of margin) sustained by the Bank in connection with the liquidation or re employment of such funds), which the Bank may sustain or incur: (a) if for any reason (other than a default by the Bank) a borrowing, conversion or continuation of any Eurodollar Loan does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn) or other notice or pursuant to Section 3.4(b) or Section 3.5(b), (b) if any prepayment, repayment or conversion of any Eurodollar Loan occurs on a date which is not the last day of a Eurodollar Interest Period applicable thereto, (c) if any prepayment, repayment or conversion of any Eurodollar Loan is not made on any date specified in a notice thereof given by the Borrower, (d) as a consequence of any notice given by the Borrower pursuant to Section 3.4(b) or Section 3.5(b) or (a) as a consequence of any default by the Borrower under this Agreement. A certificate as to any amounts payable pursuant to this Section 3.6 submitted by the Bank to the Borrower shall be conclusive in the absence of manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.
SECTION 4.    NOTICES.
All notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service, or four (4) days after mailing (when mailed, postage prepaid, by registered or certified mail, return receipt requested), or (in the case of telex, telegraphic, telecopier or cable notice) when delivered to the telex, telegraph, telecopier or cable company, or (in the case of telex or telecopier notice sent over a telex or telecopier owned or operated by a party hereto) when sent; in each case, addressed as follows, except that notices and communications to the Bank pursuant to Sections 2 and 9 shall not be effective until received by the Bank: (i) if to the Bank at the Notice Office, with a copy in all events to 45 East 53rd Street, New York, New York 10022 (Fax. No. 212-350-3647), Attention: Ligia Castro/Loan Department, and (ii) if to the Borrower, at the address of the Borrower specified with the Borrower’s signature below, or to such other addresses as the Borrower or the Bank may hereafter specify to the other in writing, provided that communications with respect to a change of address shall be deemed to be effective when actually received.
SECTION 5.    FEES, PAYMENTS, ETC.
5.1    [Reserved].
5.2    Payments on Non Business Days; Calculations. Whenever any payment to be made hereunder or under the Revolving Credit Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension. Interest and fees payable hereunder and under the other Loan Documents shall be calculated on the basis of a 360 day year for the actual number of days elapsed. All payments made by the Borrower to the Bank hereunder and under the Revolving Credit Note shall be made prior to 12:00 noon (New York City time) on the date when such payment is due, and all payment received after 12:00 noon (New York City time) shall be deemed to have been received on the next succeeding Business Day. If for any reason any Revolving Credit Loan is repaid on the same day on which it is made, one day’s interest (subject to the other provisions of this Agreement) shall be paid on such Revolving Credit Loan. The Borrower hereby authorizes and directs the Bank to charge any account of the Borrower maintained at any office of the Bank with the amount of any principal, interest, fees, costs and expenses when the same becomes due and payable under the terms of this Agreement or any other Loan Document or of the Revolving Credit Note; provided, however, that the Bank shall not be under any obligation to charge any such account.
5.3    Net Payments; Application.
(a)    All payments by or on account of any of the Obligations under this Agreement, under the Revolving Credit Note or any other Loan Document (including, without limitation, repayments and prepayments pursuant to Section 2) shall be made by the Borrower to the Bank in freely transferable U.S. dollars and in same day funds, without setoff or counterclaim, and free and clear of and without reduction or withholding for any Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    Without limiting the provisions of Section 5.3(a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements.
(c)    The Borrower shall indemnify the Bank within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.3) paid by the Bank and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Borrower by the Bank shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.
(e)    With respect to each such deduction or withholding imposed in respect of any payment by or on behalf of the Borrower, the Borrower shall promptly (and in no event later than 30 days thereafter) furnish to the Bank such certificates, receipts and other documents as may be required to establish any tax credit, exemption or reduction in rate to which the Bank may be entitled.
(f)    Unless otherwise expressly provided for herein, all payments in respect of any Obligations and all proceeds of Collateral shall be applied in the following order of priority: (a) first, to pay Obligations constituting expense reimbursements or indemnities then owing to the Bank under any Loan Document; (b) second, to pay Obligations constituting fees then owing to the Bank under any Loan Document; (c) third, to pay the Bank all accrued and unpaid interest then due and payable on the Revolving Credit Loans and the other Obligations; (d) fourth, to pay the Bank all unpaid principal under this Agreement and the Revolving Credit Note; and (e) fifth, to pay the Bank all other Obligations not yet due and payable in such order and manner as the Bank shall determine in its sole discretion.
(g)    If the Bank requests compensation under Section 5.3, or requires the Borrower to pay any additional amount to the Bank or any Governmental Authority for the account of the Bank pursuant to Section 5.3, or otherwise becomes aware of the existence or occurrence of any event or circumstance (including any change in law) giving rise to the imposition of any Indemnified Tax upon amounts owed or owing by the Borrower to Bank under this Agreement or the Revolving Credit Note, then the Bank shall designate a different lending office for funding or booking the Revolving Credit Loans made or to be made hereunder or to branches or affiliates, to the extent necessary to eliminate or reduce to the fullest extent permissible under applicable law amounts payable pursuant to Section 5.3 in the future. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with any such designation or assignment.
(h)    The agreements in this Section 5.3 shall survive termination of this Agreement and the payment and performance of the Obligations.
SECTION 6.    CONDITIONS PRECEDENT.
6.1    Initial Conditions Precedent. The effectiveness of this Agreement and the agreement of the Bank to make Revolving Credit Loans requested to be made by it are subject to the satisfaction, in each case prior to or concurrently with the Restatement Effective Date, of the following conditions precedent (unless waived in writing by the Bank):
(a)    Loan Agreement Other Loan Documents. The Bank shall have received the following, each of which shall be originals or, at the discretion of the Bank, telecopies (promptly followed by originals) unless otherwise specified, each properly executed by the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of government officials, a recent date before the Restatement Effective Date), or such other date as shall be specified below, and each in form and substance satisfactory to the Bank:
(i)    this Agreement, duly executed and delivered by the Bank and the Borrower;
(ii)    the Revolving Credit Note, duly executed and delivered by the Borrower, in an original principal amount of $300,000,000;
(iii)    the Pledge Agreement, duly executed and delivered by the Borrower and Dundon DFS LP;
(iv)    the Acknowledgment, Consent and Agreement, duly executed and delivered by the Borrower and each Dundon Party;
(v)    the Limited Guaranty, duly executed and delivered by Dundon DFS LP and Thomas G. Dundon;
(vi)    the Employment Agreement dated as of [ ], 2011 and effective as of [ ], duly executed and delivered by Drive, the Bank, Thomas G. Dundon and the Borrower; and
(vii)    the Borrower’s Limited Liability Company Agreement, duly executed and delivered by Dundon DFS LP.
(b)    Capital Increase. The Stockholders Agreement and each Investment Agreement shall have been duly executed by the parties thereto and the Bank shall have received true and complete copies thereof. All conditions to the issuance of the shares of Drive Stock pursuant to the Investment Agreements shall have been satisfied or the fulfillment of any such conditions shall have been waived, and the shares of Drive Stock specified in the Dundon Investment Agreement shall have been, or substantially concurrently with the effectiveness of this Agreement shall be, issued and sold to the Borrower in accordance with the Investment Agreements.
(c)    Closing Certificates; Resolutions. The Bank shall have received from the Borrower, Dundon DFS LP and Dundon Management LLC, as applicable, (i) a copy of a good standing certificate, dated on or about the Restatement Effective Date, for each such Person and (ii) a closing certificate, dated on or about the Restatement Effective Date, in form and substance satisfactory to the Bank, duly executed and delivered by such Person’s sole member, managing member or general partner and other Persons acceptable to the Bank, as applicable, as to

(A)    Resolutions or consents of each such Person’s sole member and managers, then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;
(B)    the incumbency and signatures of its sole member, general partner or managers, as applicable, authorized to act with respect to each Loan Document to be executed by such Person;
(C)    the full force and validity of each Organizational Document of such Person and executed copies thereof; and
(D)    other matters required by the Bank;
upon which certificates the Bank may conclusively rely until they shall have received a further certificate of the managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.
(d)    Dundon Certificate. The Bank shall have received from Thomas G. Dundon a closing certificate, dated on or about the Restatement Effective Date, in form and substance satisfactory to the Bank, executed by Thomas G. Dundon.
(e)    Approvals and Consents. All governmental and other third party consents, approvals, authorizations and licenses, filings, recordings and registrations, necessary or required in connection with the execution, delivery and performance of any Loan Document and any of the transactions contemplated hereby shall have been obtained by the Loan Parties and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby. There shall not exist any order, decree, judgment, ruling or injunction which restrains the execution, delivery or performance of any Loan Document or the consummation of any transaction contemplated by any Loan Document.
(f)    Lien Searches. The Bank shall have received the results of recent Lien searches by a Person satisfactory to the Bank, of the Uniform Commercial Code, judgment and tax lien filings that may have been filed with respect to personal property of the Loan Parties, and the results of such searches shall be satisfactory in form and substance to the Bank.
(g)    Transaction Fee. The Bank shall have received payment of the Transaction Fee from the Borrower.
(h)    Pledged Equity Interests. The Bank shall have received or have in its possession the certificates representing 100% of (i) the Borrower Pledged Equity Interests, together with an undated stock power for each such certificate, executed in blank by the Borrower, and (ii) the Dundon DFS LP Pledged Equity Interests, together with an undated limited liability company member interest power for such certificate executed in blank by Dundon DFS LP and Dundon Management LLC.

(i)    Actions to Perfect Liens. The Bank shall have received evidence satisfactory to it that all filings, recordings, registrations, and other actions necessary, or in the opinion of the Bank, desirable to perfect and protect the Liens created by the Security Documents shall have been completed (including, without limitation, the filing of financing statements on form UCC 1, and the receipt by the Bank of duly executed payoff letters and UCC 3 termination statements (or authorizations to terminate financing statements).
(j)    Organizational Documents. The Bank shall have received certified executed copies of the Organizational Documents of the Borrower, Dundon DFS LP, Dundon Management LLC and the Dundon Trust, each of which shall be satisfactory in form and substance to the Bank.
(k)    Related Agreements. The Bank shall have received true and correct copies, certified as to authenticity by the Borrower and Thomas G. Dundon (as applicable), of the Employment Documents, the Stockholder Documents, and such other agreements, documents or instruments as may be requested by the Bank.
(l)    No Litigation. There shall exist no action, suit, investigation, litigation or proceeding against or affecting any Loan Party pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect, (ii) seeks to restrain or prohibit the execution, delivery or performance of any Loan Document or the Investment Agreements or the consummation of the transactions contemplated thereby, or (iii) otherwise purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by any Loan Document.
(m)    No Change in Legal Requirements. The shall have occurred no change in any Legal Requirement or in the interpretations thereof by any Governmental Authority prior to the Restatement Effective Date which, in the opinion of the Bank, would make it illegal for the Bank to execute, deliver or perform any of its obligations under any Loan Document.
(n)    Capitalization; Legal Structure. The Bank shall be satisfied with the corporate and legal structure and capitalization of Drive, the Loan Parties and the Dundon Trust, including the terms and conditions of their Organizational Documents and the Collateral.
(o)    Form U-1. The Borrower shall have delivered to the Bank a duly completed and executed Form U-1 of the Board of Governors of the Federal Reserve System.
6.2    Conditions to Each Revolving Credit Loan. The agreement of the Bank to make any Revolving Credit Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:
(a)    Representations and Warranties. Each of the representations and warranties of the Loan Parties contained in each Loan Document shall be true and correct on and as of such date, before and after giving effect to such Revolving Credit Loan and application of the proceeds therefrom, as if made on and as of such date except to the extent that such representations and warranties specifically refer to an earlier date, in which case, they shall be true and correct as of such earlier date;

(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or would result from such Revolving Credit Loan the application of the proceeds therefrom;
(c)    Availability. After giving effect to any Revolving Credit Loan, the Availability would not be less than zero;
(d)    Certificates. The Bank shall have received a drawing certificate from Thomas G. Dundon in substantially the form of Exhibit C to this Agreement; and
(e)    Additional Matters. All organizational and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Bank, and the Bank shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.
Each Revolving Credit Loan hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 6.2 have been satisfied on and as of the date of the applicable Revolving Credit Loan.
SECTION 7.    AFFIRMATIVE COVENANTS.
The Borrower hereby agrees that, so long as this Agreement is in effect and until the Revolving Credit Commitment is terminated and the Obligations are paid in full, the Borrower will perform, and will cause each other Loan Party to perform, the obligations set forth in this Section 7.
7.1    Financial and Other Information. Each Loan Party (other than Thomas G. Dundon) will furnish to the Bank with reasonable promptness (and, in any event, within ten (10) Business Days) after any request by the Bank for same such information respecting the business, properties, operations, prospects or condition (financial or otherwise) of such Loan Party as the Bank may from time to time reasonably request, including, without limitation, copies of its Tax returns.
7.2    Notice of Litigation and Material Events. Each Loan Party (other than Thomas G. Dundon) will promptly (and in any event, within five (5) Business Days of obtaining knowledge thereof) give written notice to the Bank of (a) the assertion or commencement of any claim, action, litigation, suit or proceeding against or affecting such Loan Party or any of its properties or any Loan Document, and, to the extent that such Loan Party has notice thereof, any claim that may reasonably be expected to be commenced or asserted against it or any of its Affiliates, in which (in any such case) the amount that is or which may reasonably be expected to be involved is $100,000 or more or which may be materially adverse to the rights and interests of the Bank under or in respect of any Loan Document or any Collateral, (b) any litigation, investigation, proceeding or other dispute between such Loan Party or any of its Affiliates and any Government Authority or otherwise commenced by any Government Authority against such Loan Party or any such Affiliate and (c) any other event or circumstance which could reasonably be expected to have a Material Adverse Effect.
7.3    Preservation of Existence; Compliance. Each Loan Party (other than Thomas G. Dundon) will maintain and preserve its organizational existence, if any, and right to carry on its business and duly procure all necessary renewals and extensions thereof, and maintain, preserve and renew all rights, powers, privileges and franchises which in the opinion of the governing body of such Loan Party continue to be advantageous to it and comply in all material respects with all applicable Legal Requirements, in each such case, cause each of its Affiliates so to do.
7.4    Payment of Obligations. Each Loan Party shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent or a default occurs thereunder, as the case may be, all its indebtedness and other obligations of whatever nature, including Tax liabilities, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings, (b) reserves in conformity with GAAP with respect thereto have been provided on the books of such Loan Party, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, and (d) the failure to make payment pending the resolution of such contest could not reasonably be expected to have a Material Adverse Effect.
7.5    Inspection of Books and Assets. Each Loan Party (other than Thomas G. Dundon) will keep proper books and records of its dealings and transactions in relation to its business and activities and allow any representative, officer or accountant of the Bank to visit and inspect any of its properties, to examine and make abstracts from his or its books of record and account and to discuss its affairs, properties, finances and accounts with its officers, and at such reasonable time and as often as the Bank, may reasonably request.
7.6    Further Assurances. Each Loan Party will make, execute, endorse, acknowledge, deliver, record and file all such vouchers, invoices, notices, certifications and financing statements and additional agreements, undertakings, conveyances, transfers, assignments, or further assurances, and take any and all such other action, as the Bank may, from time to time, deem necessary or proper in connection with this Agreement, the obligations of the Borrower and any other Loan Party hereunder or under any other Loan Document to which such Loan Party is a party, or for the better assuring and confirming unto the Bank all or any part of the security for the Obligations,
7.7    Notice of Default. Each Loan Party shall, immediately upon obtaining knowledge of the existence of any Default or Event of Default, or any violation, default or event of default under any Shareholder Document or any Employment Document, deliver to the Bank a certificate signed by such Loan Party specifying the nature thereof, the period of existence thereof, and what action the affected Loan Party proposes to take with respect thereto.
7.8    Disposition of Collateral. Each Loan Party shall deliver written notice to the Bank of any proposed sale, assignment, transfer, conveyance or other disposition by the Borrower of any right, title or interest in and to any of the Collateral in accordance with the Stockholders’ Agreement or, if such proposed sale, assignment, transfer or conveyance is not subject to the

Stockholders’ Agreement, at least ten (10) Business Days prior to the date of the scheduled occurrence thereof.
7.9    Related Documents. Each Loan Party shall (a) perform and observe all the terms and provisions of each Shareholder Document, each Employment Document and the Acknowledgment, Consent and Agreement to be performed or observed by it, and (b) deliver written notice to the Bank of any proposed amendment, modification, supplement or waiver to or of any term or provision of the Stockholders’ Agreement or the Employment Agreement that could reasonably be expected to be adverse to the rights or interests of the Bank under any Loan Document.
7.10    Transfer of Ownership Interests. Thomas G. Dundon shall provide the Bank with written notice of any proposed sale, assignment or transfer of any Equity Interests in Dundon DFS LP, Dundon Management LLC or the Dundon Trust at least ten (10) Business Days prior to the occurrence thereof.
7.11    Pass-Through Tax Status. The Borrower and Dundon DFS LP shall at all times maintain its status as an entity taxed as a partnership under the Code and all applicable state and local income tax laws and regulations (other than Thomas G. Dundon).
7.12    SPE Requirements. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, unless and until the Obligations are paid and performed in full in accordance with the Loan Documents and the Loan Documents are no longer in effect, the Borrower hereby covenants and agrees as follows:
(a)    Single Purpose Entity. (i) Borrower shall be a Single Purpose Entity as defined in Section 7.12(b) below, (ii) Borrower and Dundon DFS LP shall act in a manner to cause the Borrower to be, and the Borrower shall not take any action that could cause the Borrower not to be, a Single Purpose Entity, and (iii) the Borrower will at all times comply with each of the representations, warranties, and covenants contained in Section 7.12(b).
(b)    “Single-Purpose Entity” means a limited liability company which, at all times since its formation and thereafter:
(i)    was and will be organized solely for the purpose of owning, maintaining, selling, assigning, transferring, financing, refinancing, pledging, exchanging and dealing with the Borrower Collateral in accordance with the Loan Documents,
(ii)    has not and will not engage in any business unrelated to the ownership, maintenance, sale, assignment, transfer, financing, refinancing, pledging, or exchanging of or dealing with the Borrower Collateral,
(iii)    has not and will not own any asset or property other than the Borrower Collateral and incidental personal property necessary for the ownership, maintenance, sale, assignment, transfer, financing, refinancing, pledging, or exchanging of or dealing with the Borrower Collateral,

(iv)    to the fullest extent permitted by law, has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, in whole or in part, and, except as otherwise expressly permitted by this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer of membership interests, or amendment of its articles of organization, certificate of formation or operating agreement,
(v)    upon the request of the Bank, shall have and at all times thereafter maintain at least one (1) Independent Manager,
(vi)    has not taken and will not take any action set forth in subsections (iv), (ix), or (xviii) in respect of the Borrower or Dundon DFS LP, without the prior written consent of any then existing Independent Manager(s),
(vii)    has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity,
(viii)    has and will have Dundon DFS LP as its sole member,
(ix)    without the consent of any then existing Independent Manager(s), has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity’s properties; (C) make any assignment for the benefit of such entity’s creditors; or (D) take any action that might cause such entity to become insolvent,
(x)    has maintained and will maintain its books, records, financial statements, accounting records, bank accounts and other entity documents in its own name and separate from any other Person,
(xi)    not list or permit to be listed its assets as assets on the financial statement of any other Person, provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on such Borrower’s own separate balance sheet,
(xii)    has maintained and will maintain its books, records, resolutions and agreements as official records,

(xiii)    has not commingled and will not commingle its funds or other assets with those of any other Person,
(xiv)    has held and will hold its assets in its own name, and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person,
(xv)    has conducted and will conduct its business in its name,
(xvi)    has filed and will file its own tax returns (to the extent required to file any tax returns) and has not and will not file a consolidated federal income tax return with any other Person,
(xvii)    is and will remain Solvent, and has paid and will pay its own debts and liabilities out of its own funds and assets (to the extent of such funds and assets) as the same shall become due, and will give prompt written notice to the Bank of the insolvency or bankruptcy filing of the Borrower, Dundon DFS LP or any Affiliate of the Borrower or any other Loan Party or the insolvency or bankruptcy filing of any Loan Party,
(xviii)    has done or caused to be done, and will do or cause to be done, all things necessary to observe all limited liability company formalities (as applicable) and preserve its existence and good standing, and, has not, and without the prior written consent of the Bank, will not, amend, modify or otherwise change any of the provisions or requirements of its Organizational Documents (except as required by applicable law),
(xix)    has maintained and will maintain an arms-length relationship with its Affiliates,
(xx)    has and will have no Indebtedness other than the Obligations and other Indebtedness expressly permitted under this Agreement,
(xxi)    has not and will not assume, guarantee, become obligated for or hold out its credit as being available to satisfy the Indebtedness or obligations of any other Person, or the decisions or actions respecting the daily business or affairs of any other Person,
(xxii)    has not acquired and will not acquire obligations or securities of its members or any other Person (other than securities constituting part of the Borrower Collateral),
(xxiii)    has allocated and will allocate fairly and reasonably shared expenses, and has maintained and utilized and will maintain and utilize separate stationery, invoices and checks bearing its own name,

(xxiv)    has not and will not pledge its assets for the benefit of any other Person other than Dundon DFS LP and in such case solely to the extent expressly permitted by the Loan Documents,
(xxv)    has held and identified itself and will hold itself out to the public as a legal entity separate and distinct from any other Person and under its own name,
(xxvi)    has not made and will not make loans or advances to any Person other than Dundon DFS LP and in such case solely to the extent expressly permitted by the Loan Documents,
(xxvii)    has not and will not identify itself or any of its Affiliates as a division or part of any other Person,
(xxviii)    except as expressly permitted under the Loan Documents, has not entered and will not enter into any contract or agreement with its members or its Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party and which are fully disclosed to the Bank in writing and in advance,
(xxix)    has paid and will pay the salaries of its own employees (if any) from its own funds (to the extent of such funds) and has maintained and will maintain a sufficient number of employees (if any) in light of its contemplated business operations, and has paid and will pay each of its agents from its funds for services provided to it and has paid and will pay from its own assets all obligations of any kind incurred,
(xxx)    has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations,
(xxxi)    shall dissolve only upon the bankruptcy of Dundon DFS LP and the Borrower’s Organizational Documents, as applicable, shall contain such provision,
(xxxii)    shall cause Dundon DFS LP to continue (and not dissolve) for so long as a Solvent member, as applicable, exists and Dundon DFS LP’s Organizational Documents shall contain such provisions,
(xxxiii)    its Organizational Documents shall provide that, as long as any portion of the Obligations remains outstanding, upon the occurrence of any event that causes Dundon DFS LP to cease to be the sole member of Borrower (other than (x) upon an assignment by the Borrower of all of its limited liability company interest in the Borrower and the admission of the transferee, if permitted pursuant to the Organizational Documents of the Borrower and the Loan Documents, or (y) the resignation of Dundon DFS LP and the admission of another member of the

Borrower, if permitted pursuant to the Organizational Documents of the Borrower and the Loan Documents), any individuals then acting as the Independent Manager(s) of the Borrower shall, without any action of any other Person and simultaneously with Dundon DFS LP ceasing to be the sole member of the Borrower, automatically be admitted as member of the Borrower (the “Special Member”) and shall preserve and continue the existence of the Borrower without dissolution thereof,
(xxxiv)    its Organizational Documents shall provide that for so long as any portion of the Obligations is outstanding, no existing Special Member may resign or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to the Borrower as a Special Member, and (B) such successor Special Member has also accepted its appointment as the Independent Manager,
(xxxv)    has not permitted and will not permit any Affiliate independent access to its bank accounts,
(xxxvi)    have any obligation to indemnify or indemnify any owner of a direct or indirect equity interest in the Borrower or any Special Member, as the case may be, unless such an obligation was and is fully subordinated to the payment and performance of the Obligations and, to the fullest extent permitted by law, will not constitute a claim against such entity in the event that cash flow in excess of the amount required to pay and perform the Obligations is insufficient to pay such indemnity obligation,
(xxxvii)    to the fullest extent permitted by law, including Section 1101(c) of the United States Bankruptcy Code, has considered and will consider the interests of its creditors in connection with all of limited liability company actions, and
(xxxviii)    has caused and will cause its agents and other representatives to act at all times with respect to such entity consistently and in furtherance of the foregoing and in the best interests of such entity.
As used herein, “Independent Manager” means a duly appointed member of the Borrower that is consented to in writing by the Bank, who shall not have been, at the time of such appointment or at any time while serving as a director or manager of the Borrower, as applicable, and may not have been at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner in the Borrower or any of its Affiliates, (b) a creditor, supplier, employee, officer, director (other than in its capacity as Independent Manager), attorney, counsel, family member, manager, or contractor of the Borrower or any of its Affiliates, or (c) a Person who controls (directly, indirectly, or otherwise) the Borrower or any of its affiliates or any creditor, supplier, employee, officer, director, attorney, counsel, family member, manager, or contractor of such Person or any of its affiliates. A natural person who satisfies the foregoing definition other than subsection (b) shall not be disqualified from serving as an Independent Manager if such individual is an independent director or manager provided by a nationally-recognized company that provides professional independent managers, directors or special members and that also provides other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition of Independent Manager except for being the independent director, manager or special member of a “special purpose entity” affiliated with the Borrower that does not own a direct or indirect equity interest in the Borrower shall not be disqualified from serving as an Independent Manager if such individual is at the time of initial appointment, or at any time while serving as an Independent Manager, an Independent Manager of a “special purpose entity” affiliated with the Borrower (other than any entity that owns a direct or indirect equity interest in the Borrower) if such individual is an independent manager, director or special member provided by a nationally-recognized company that provides professional independent managers, directors or special members. As used in this definition of “Independent Manager,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.
(c)    Voting. When acting on matters subject to the vote of the sole member of the Borrower, notwithstanding that the Borrower or Dundon DFS LP, as applicable, is not then insolvent, all of the members, including any then existing Independent Manager, shall take into account the interest of the Borrower’s creditors, as well as those of the members.
(d)    Priority of Distributions. At all times, the Borrower’s assets shall be utilized to satisfy fully any and all of the Obligations under and in accordance with the Loan Documents prior to paying or distributing any of such proceeds to satisfy other obligations or liabilities of the Borrower.
(e)    Conflicts. To the extent that this Section 7.12 conflicts with any other provision of this Agreement or any other Loan Document or any Organizational Documents of the Borrower, this Section 7.12 shall control.
SECTION 8.    NEGATIVE COVENANTS.
The Borrower hereby agrees that so long as this Agreement is in effect and until the Revolving Credit Commitment is terminated and the Obligations are paid in full, each Loan Party shall not, and shall not permit any of its respective Affiliates to, directly or indirectly (unless such Person shall first have procured the written consent of the Bank to do otherwise):
8.1    Liens. Contract, create, incur, assume or suffer to exist any Lien upon or with respect to, or by transfer or otherwise subject to the prior payment of any indebtedness (other than the Obligations), any of the Collateral, except (a) liens for tax assessments, levies or governmental charges not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP and (b) Liens in favor of the Bank or its Affiliates.
8.2    Disposition of Collateral. Sell, assign, transfer, convey or otherwise dispose of all or any part of any of the Collateral, whether now owned or hereafter acquired, except (a) for sales of Borrower Pledged Equity Interests in accordance with the Stockholders Agreement; provided that immediately upon the consummation of any such disposition (i) the Borrower shall make any payment required to be made by it under Section 2.4 and (ii) the aggregate outstanding principal amount of the Revolving Credit Loans that constitute purpose credit secured directly or indirectly by margin stock shall not exceed the maximum loan value of the collateral securing the Revolving Credit Loans or otherwise entail a violation of Regulation T, U or X, and the Borrower shall deliver to the Bank prior to the consummation of any such disposition, an opinion of counsel confirming the foregoing (all terms defined in Regulation U being used in this Section 8.2 with the meanings assigned to such terms in Regulation U) or (b) upon other terms and conditions which are satisfactory to the Bank in its sole discretion.
8.3    Related Documents. (a) Amend, modify, supplement or waive any term or provision in any of the Borrower’s Organizational Documents, the Drive Stock Assignment or the Acknowledgment, Consent and Agreement or (b) amend, modify, supplement or waive any Dundon Party’s Organizational Documents, any Stockholder Document or any Employment Document in any manner that could reasonably be expected to be adverse to the rights or interests of the Bank.
8.4    Fundamental Changes. Permit any Loan Party (other than Thomas G. Dundon) to enter into any merger, consolidation or amalgamation, or liquidate, wind up or become dissolved, or permit any Dundon Party to sell all or substantially all of its property.
8.5    Use of Revolving Credit Loan Proceeds; Compliance with Margin Regulations. (a) Use any proceeds of any Revolving Credit Loan in violation of, or take or omit to take any action that will entail a violation of, the regulations of the Board of Governors, including Regulation T, U or X by the Board of Governors, (b) permit the Borrower to use the proceeds of any Revolving Credit Loan for any purpose other than to make a corresponding Advance to Dundon DFS LP, (c) permit Dundon DFS LP to use any proceeds of any Advance from the Borrower for any purpose other than (i) to immediately make a corresponding Advance to Thomas G. Dundon, (ii) to make payments required to be made by Dundon DFS LP or Thomas G. Dundon in connection with the consummation of transactions contemplated by the Dundon Investment Agreement or (iii) to retain, invest or expend such proceeds (other than for any purpose which violates clause (a) above), or (d) permit Dundon DFS LP or Thomas G. Dundon to use the proceeds of any Advance (i) for any purpose which (A) violates clause (a) above, (B) cause or facilitates in any way the occurrence or continuance, directly or indirectly, of any Disabling Conduct, or (C) results in any breach or violation of any term or provision of the Limited Guaranty (including, without limitation, Section 4 (m) thereof) or (ii) for any other purpose or in any other manner which would reasonably be expected to adversely affect the interests of Drive or the Bank.
8.6    Other Indebtedness. Contract, create, issue, incur, assume or suffer to exist any Indebtedness (other than Thomas G. Dundon), except Indebtedness represented by the Revolving Credit Loans and, with respect to Dundon DFS LP, $100,000 in other unsecured Indebtedness.
8.7    Investments. Permit the Borrower to make, purchase, acquire, hold, maintain or permit to exist any Investments, except that the Borrower may make Advances to Dundon DFS LP, provided that the aggregate outstanding principal amount of such Advances does not at any time exceed the outstanding principal amount of the Revolving Credit Loans.
8.8    Fiscal Year. Change its fiscal year.

8.9    Disposition of Equity Interests, Etc. (a) Sell, assign, transfer, convey or otherwise dispose of any Equity Interests of Dundon DFS LP or Dundon Management LLC, except pursuant to a Permitted Transfer with respect to Dundon DFS LP, (b) permit any Person to be the general partner of Dundon DFS LP other than Dundon Management LLC, or (c) take any other action in violation of Section 6.7 of the Stockholders Agreement.
8.10    Purchase of Assets. Permit the Borrower to purchase, lease or otherwise acquire any property other than the Borrower Pledged Equity Interests and other Borrower Collateral.
8.11    Subsidiaries. Form or acquire any other Subsidiary.
SECTION 9.    EVENTS OF DEFAULT.
Upon the occurrence of any of the following specified events (each an “Event of Default”):
9.1    Principal and Interest. The Borrower shall fail to pay any principal, interest or other amount payable under this Agreement, the Revolving Credit Note or any Loan Document when due; or
9.2    Representations and Warranties. Any representation, warranty or statement made or deemed made by any Loan Party or any officer thereof in any Loan Document or otherwise in writing by any Loan Party in connection with any of the foregoing, or in any certificate or statement furnished pursuant to or in connection with any of the foregoing, shall be breached or shall prove to be untrue in any material respect on the date as of which made or deemed made; or
9.3    Specified Covenants. Any Loan Party party hereto shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to Section 7.7, Section 7.8, Section 7.12(b) or Section 8; or
9.4    Other Obligations. Any Loan Party shall default in any material respect in the due performance or observance of any material term, covenant or agreement to be performed or observed by it under any Stockholder Document to which it is a party or any Stockholder Document or any Employment Document shall terminate or expire, or otherwise cease for any reason to be in full force and effect, or any Loan Party or any Affiliate of a Loan Party or any Affiliate of a Loan Party shall so assert in writing; or
9.5    Other Covenants. Any Loan Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed by it under this Agreement (other than those referred to in Sections 9.1, 9.2, 9.3 or 9.4) or any other Loan Document and such default (which shall be capable of cure) shall continue unremedied for a period of thirty (30) days after the date on which the Bank gives such Loan Party notice of such default; or

9.6    Security Documents. Any Loan Party shall default in the due performance or observance of any material term, or provision to be performed or observed by it under any Security Document to which it is a party, or any Security Document or any material term or provision thereof shall cease for any reason to be in full force and effect or any Loan Party or Affiliate of a Loan Party shall so assert; or for any reason (other than the filing of a termination statement by the Bank with respect to an existing UCC-1 financing statement or the failure of the Bank to timely file a continuation statement with the Secretary of State of Texas with respect to a filed UCC-1 financing statement) the Bank shall fail to have a valid, perfected and enforceable first priority security interest created by any Security Document in any of the Collateral; or
9.7    Insolvency. Any Loan Party shall dissolve or suspend or discontinue its business, or make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against any Loan Party any such proceeding which shall remain undismissed for a period of 60 days or more, or any order, judgment or decree approving the petition in any such proceeding shall be entered; or any Loan Party shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, or shall suffer any such appointment to continue undischarged or unstayed for a period of 60 days or more; or any Loan Party shall take any action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding or a receiver or trustee or other officer or representative of a court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or assets of any Loan Party; or
9.8    Death, Employment, Etc. (a) Thomas G. Dundon shall die, (b) Thomas G. Dundon’s Inability to Perform shall have been determined in accordance with the Employment Agreement, (c) Thomas G. Dundon shall have voluntarily terminated his employment with Drive for any reason or (d) Thomas G. Dundon shall be terminated from employment with Drive for any reason, in each case whether pursuant to the terms of the Employment Documents or otherwise; or
9.9    Judgments. (a) One or more judgments or decrees for the payment of money in an aggregate amount (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) in excess of $100,000 shall be rendered against any Loan Party and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment; or any combination thereof or (b) any non-monetary judgment or order shall be rendered against any Loan Party that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
9.10    Limited Guaranty. Dundon DFS LP or Thomas G. Dundon shall default in any material respect in the due performance or observance of any material term or provision to be performed or observed by it under the Limited Guaranty, or the Limited Guaranty or any material term or provision thereof shall cease for any reason to be in full force and effect (other than in accordance with its terms or unless consented to in writing by the Bank) or any Loan Party or any Affiliate of any Loan Party shall so assert in writing;
then, and in any such event, (A) if such event is an Event of Default specified in Section 9.7, the Revolving Credit Commitment shall automatically and immediately terminate and all of the Obligations owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, then at any time thereafter, if such Event of Default shall be continuing, the Bank may by written notice to the Borrower: (i) declare all or any portion of the principal of and accrued interest on the Revolving Credit Note and all other Obligations to be due and payable, whereupon the same shall immediately become, due and payable; and/or (ii) declare the Revolving Credit Commitment of the Bank to be terminated, whereupon the Revolving Credit Commitment shall forthwith immediately terminate. Except as expressly provided above in this Section 9, the Borrower hereby waives, presentment, demand, protest, notice of acceleration, notice of intent to accelerate, and all other notices of any kind. The Bank may, but shall not be obligated to, without notice to or demand on the Borrower and without releasing the Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of the Borrower hereunder in such manner and to such extent as the Bank shall deem necessary; provided that the Bank shall use commercially reasonable efforts to provide notice to the Borrower prior to taking any action hereunder other than actions as are necessary or appropriate in order for the Bank to protect the Collateral or any portion thereof, or to protect the Liens of the Bank in and to the Collateral created under the Security Documents. Subject to Section 9(c) of the Pledge Agreement, the Bank is authorized to appear in, defend or bring any action or proceeding to protect its interest in the Collateral for such purposes, and the costs and expenses thereof (including reasonable attorneys’ fees to the extent permitted by applicable law), with interest as provided herein, shall constitute part of the Obligations and shall be due and payable to the Bank upon demand. All such costs and expenses incurred by the Bank in curing any Event of Default or any failed payment or act or in appearing in, defending or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense is incurred until the date of payment or reimbursement to the Bank, and such interest shall constitute part of the Obligations. Without limiting the generality of the foregoing, during the continuance of an Event of Default, the Bank shall be permitted to exercise all other rights and remedies available to the Bank under any Loan Document, applicable law or otherwise, provided that, notwithstanding any term or provision in this Section 9, the Bank’s rights and remedies in respect of the realization upon the Borrower Collateral shall be subject to Section 9(c) of the Pledge Agreement.

SECTION 10.    REPRESENTATIONS AND WARRANTIES.
To induce the Bank to enter into this Agreement and the other Loan Documents and to make the Revolving Credit Loans provided for herein, the Borrower hereby represents and warrants to the Bank as follows:
10.1    Existence; Compliance with Laws. Each Loan Party (other than Thomas G. Dundon) (a) is duly formed or organized, validly existing and in good standing under the laws of the State of Delaware, and (b) has the limited liability company or limited partnership power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged.
10.2    Validity. Each Loan Party (other than Thomas G. Dundon) has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain Revolving Credit Loans hereunder. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party and the other documents, agreements or instruments provided for herein to which such Loan Party is a party, the consummation of the transactions contemplated thereunder and the use of the proceeds of the Revolving Credit Loans, have been duly authorized by all necessary action. Each Loan Document and the other documents, agreements or instruments provided for herein to which each Loan Party is a party are the legal, valid and binding obligations of such Loan Party that is party thereto, enforceable in accordance with their respective terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
10.3    Compliance with Other Instruments. Each Loan Document has been duly executed and delivered by or on behalf of each Loan Party that is a party thereto. The execution, delivery or performance by each Loan Party of each Loan Document to which such Loan Party is a party, the consummation of the transactions therein contemplated, and the compliance by such Loan Party with the terms and provisions thereof will not contravene any provision of any Legal Requirement and will not violate, conflict with, be inconsistent with or result in any breach of or default under any Legal Requirement or any material agreement of any Loan Party and, except as provided by the Security Documents, will not result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Loan Party pursuant to any Legal Requirement or any indenture, mortgage, deed of trust or agreement to which such Person is a signatory or by which such Person is bound or to which such Person may be subject.
10.4    Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against any Loan Party or any of its Affiliates against any of their respective properties or revenues with respect to any of the Loan Documents or the Investment Agreements or any of the transactions contemplated hereby or thereby.

10.5    No Default. No Loan Party is in default under or with respect to the Stockholders Agreement, the Employment Agreement or any other material agreement to which it is a party. No Default or Event of Default has occurred and is continuing.
10.6    Ownership of Property; Liens. The Borrower owns good and marketable title to all of the Borrower Collateral. Dundon DFS LP owns good and marketable title in and to all of the Dundon DFS LP Collateral. Thomas G. Dundon and the Dundon Trust collectively own good and marketable title to 99% of the Equity Interests of Dundon DFS LP. Dundon Management LLC owns good and marketable title to 1% of the Equity Interests of Dundon DFS LP and is the general partner of Dundon DFS LP. Thomas G. Dundon owns good and marketable title to 100% of the Equity Interests of Dundon Management LLC. None of the Collateral nor any other Equity Interests of any Loan Party is subject to any Lien except as permitted by this Agreement.
10.7    Taxes. All material tax returns of any nature whatsoever, including but not limited to, all Federal income, payroll, stock transfer, and excise tax returns and all appropriate material state and local income, sales, excise, payroll, franchise and real and personal property tax returns, and corresponding material returns under the laws of any jurisdiction, which are required to be filed by each Loan Party have been or will be filed by the due date or extended due date of such returns and all Taxes due and payable by or with respect to such Loan Party have been paid. No Tax Lien has been or will be filed against any Loan Party or its assets or properties, and, to the knowledge of any Loan Party, no claim is being asserted, with respect to any such Tax, fee or other charge or Tax Lien.
10.8    Investment Company Act. No Loan Party nor the execution, delivery or performance of any Loan Document is subject to any of the provisions of the Investment Company Act.
10.9    Compliance with Law. All business and operations of each Loan Party and each of its respective Affiliates have been and are being conducted in all material respects in accordance with all applicable Legal Requirements. Each Loan Party and each of its respective Affiliates have obtained all permits, licenses and authorizations, or consents which are otherwise necessary, for such Person to conduct business as it is or is proposed to be conducted.
10.10    Approvals.    No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, or any other action by or in respect of any Government Authority or any other Person is required to authorize, or is required in connection with, the execution, delivery and performance by any Loan Party of any Loan Document to which it is a party, or the taking of any action hereby or thereby contemplated.
10.11    Margin Regulations. None of the Loan Parties nor any Affiliate of any Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock. No part of the proceeds of any Revolving Credit Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of the Bank) of any of the regulations of the Board of Governors, including Regulations U, T and X (all terms defined in Regulation U are used in this Section 10.11 with the meanings assigned to such terms in Regulation U).

10.12    Security Documents. The Security Documents are effective to create in favor of the Bank a legal, valid and enforceable security interest in and to the Collateral described therein and proceeds thereof. In the case of the Pledged Equity Interests (as defined in the Pledge Agreement), when certificates representing such Pledged Equity Interests are delivered to the Bank and, in the case of the other Collateral described in the Pledge Agreement, when financing statements and other filings specified in appropriate form are filed with the appropriate Governmental Authorities as required under the UCC, the Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of each Loan Party in all of its right, title and interest in and to such Collateral and the proceeds thereof, as security for the payment and performance of the Obligations in each case prior and superior in right and priority to any other Person. All necessary action under applicable law has been taken to establish and perfect the security interest of the Bank in the Collateral and to entitle the Bank to exercise the rights and remedies provided in each of the Security Documents and the UCC, as applicable, and no filing, recording, registration or giving of notice or other action is required in connection therewith except such as has been made or given or will have been made or given prior to such date. All filing and other fees and all recording or other tax payable with respect to the recording of any of the Security Documents and UCC financing statements have been paid or provided for.
10.13    Ownership of Drive Stock. On the Restatement Effective Date, after giving effect to the transactions contemplated by the Investment Agreements, the Borrower owns, of record, [             ] shares of Drive Stock, representing [    ]% of all outstanding shares of Drive Stock.
10.14    Solvency. Each Loan Party is, and after giving effect to the execution, delivery and performance of the Loan Documents and the Dundon Investment Agreement and the incurrence of all indebtedness and obligations being incurred in connection with the transactions under the Loan Documents and the Dundon Investment Agreement will be and will continue to be, Solvent.
10.15    Related Documents. The Loan Parties have delivered to the Bank a complete and correct executed (if applicable) copy of each Stockholder Document, each Employment Document, and each Organizational Document of the Borrower, Dundon DFS LP, Dundon Management LLC and the Dundon Trust, including any amendments, supplements or modifications with respect to any of the foregoing. Each such Stockholder Document, Employment Document and Organizational Document has not been amended, supplemented or otherwise modified, and is in full force and effect. There exists no material default or event of default under any such Stockholder Document, Employment Document or Organization Document.
SECTION 11.    INTEGRATION.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO TERMS, OBLIGATIONS, COVENANTS, REPRESENTATIONS, STATEMENTS OR CONDITIONS RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS

AGREEMENT OTHER THAN THOSE CONTAINED HEREIN AND IN THE OTHER LOAN DOCUMENTS.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
SECTION 12.    MISCELLANEOUS.
12.1    Calculations and Financial Data. Calculations hereunder shall be made and financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with GAAP consistent with the most recent Financial Statements delivered to Bank prior to the Restatement Effective Date without giving effect to any changes in GAAP or in the application of GAAP arising after the Restatement Effective Date.
12.2    Amendment and Waiver. Except as otherwise provided, no provision of any of the Loan Documents may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Bank and the Borrower (and with respect to any change to Section 12.3 that increases the obligations of Drive under said Section, by Drive), except that waivers of provisions relating to a Loan Party’s performance or non performance of its obligations hereunder or thereunder need not be signed by such Loan Party or any other Loan Party.
12.3    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay to the Bank all fees, costs and expenses (including, without limitation, reasonable fees and expenses of the Bank’s legal counsel) incurred in connection with the exercise, enforcement or preservation of any of the Bank’s rights and remedies under or in connection with this Agreement and any other Loan Document or applicable laws, including in any bankruptcy, workout, restructuring and judicial and non-judicial foreclosure proceedings (all such fees, costs, and expenses, collectively, “Enforcement Expenses”).
(b)    The Borrower shall pay to the Bank, and shall hold the Bank, each of its Affiliates, and each of its and their respective Related Parties harmless from and against, (i) any and all present and future stamp, excise, sales, filing and other similar taxes, fees or charges (including interest and penalties, if any) which may be payable from time to time in connection with any of the Loan Documents or the issuance of the Revolving Credit Note or any amendment to or modification of any of the foregoing, and (ii) all other tax liabilities (including taxes, additions to taxes, penalties and interest) accruing to the Bank in connection with any of the Loan Documents and the transactions contemplated thereby under or in connection with the laws of any relevant jurisdiction by virtue of this transaction (other than any tax imposed on the Bank pursuant to the income tax laws of any such jurisdiction).
(c)    The Borrower hereby agrees to indemnify, defend, save and hold harmless the Bank, each of its Affiliates, and each of its and their respective Related Parties (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against, any and all liabilities, losses, claims, damages, penalties, actions, proceedings, judgments, suits, settlements, fees, costs and expenses (including, without limitation, all fees and expenses of legal counsel for any Indemnified Party) paid or incurred by any Indemnified Party or asserted or awarded against any Indemnified Party by any other Person, in each case arising from, out of, in connection with, or as a result of (i) the execution and delivery of this Agreement, any other Loan Document or any agreement, instrument, document or transaction contemplated hereby or thereby or the performance by the parties hereto or thereto of any of its or their respective obligations hereunder and thereunder or relating hereto or thereto, (ii) any Revolving Credit Loan or the use or proposed use of the proceeds thereof, or (iii) any actual or prospective claim, action, suit, investigation or proceeding (in each case, whether based in contract, tort or other theory and regardless of whether or not any Indemnified Party is a party thereto or target thereof) in any way relating to any of the foregoing or any negotiation, any of the Collateral, any Loan Party or any of its Affiliates in respect of this Agreement, any other Loan Document, or any other document or transaction in connection herewith or therewith or relating thereto; provided that such indemnity shall not be available to any Indemnified Party for any portion of such liabilities, losses, claims, damages, penalties, actions, proceedings, judgments, suits, settlements, fees, costs and expenses sustained or incurred as a direct result of the gross negligence or willful misconduct of the Bank if such gross negligence or willful misconduct is determined to have occurred and be attributable to the Bank by a final and non-appealable decision of a court of competent jurisdiction. WITHOUT LIMITING ANY PROVISIONS OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING, WITHOUT LIMITATION, ALL FEES AND EXPENSES OF LEGAL COUNSEL FOR ANY INDEMNIFIED PARTY) ARISING OUT OF OR CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND THE BORROWER HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNIFIED PARTY, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY REVOLVING CREDIT LOAN OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREOF.
(d)    The Borrower shall pay all reasonable out-of-pocket fees, costs and expenses of the Bank incurred in connection with the administration, filing and recording of, and the amendment, restatement, modification, waiver or consent of (including any amendment, restatement, modification, waiver or consent at any time requested by the Borrower) of, this Agreement and any other Loan Document (including, without limitation, all reasonable attorneys’ fees and expenses of legal counsel for the Bank), in each case whether or not any of the transactions contemplated hereby or thereby shall be consummated.

(e)    All fees, costs, expenses, indemnities and other amounts arising at any time and from time to time under any provision of this Section 12.3 shall be due and payable by the Borrower within ten (10) days following written demand by the Bank therefor and, if not paid in full when due, shall be capitalized and added to the then outstanding principal amount of the Revolving Credit Loans as determined by the Bank in its sole discretion; provided, however, that notwithstanding the foregoing, the Bank may at any time separately demand and enforce any guarantee or other payment obligation of any other Loan Party to pay any such fees, costs, expenses, indemnities, and other amounts by, from or against any other Loan Party pursuant to any other Loan Document to the extent any such fees, costs, expenses, indemnities, and other amounts are guaranteed or otherwise required to be paid by such Loan Party under and to the extent provided in such Loan Document.
(f)    All obligations and liabilities of the Borrower provided for in this Section 12.3 shall continue and remain in full force and effect notwithstanding any termination of this Agreement and the Revolving Credit Commitment and the payment in full of the Obligations. This Section 12.3 shall not at any time or under any circumstances limit or restrict any Loan Party’s other obligations and liabilities under any other Loan Document to which such Loan Party is a party.”
12.4    Benefits of Agreement; Descriptive Headings. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; provided, however, that except as provided in this Section 12, no party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party and any such purported assignment or transfer shall be void.
(b)    Headings herein and in the other Loan Documents are for convenience of reference only and shall not be used in the interpretation of this Agreement or any other Loan Document.
(c)    The Bank may at any time assign to any Subsidiary or Affiliate of the Bank and (subject to obtaining the prior written consent of the Borrower (but no other Loan Party) which consent shall not be unreasonably withheld, delayed or conditioned) to one or more other banks or financial institutions (“Purchasing Lenders”), all or part of its Revolving Credit Commitment and Revolving Credit Loans and the Revolving Credit Note pursuant to a Transfer Supplement in form and substance satisfactory to the Bank and the Borrower (“Transfer Supplement”), satisfactory to the Bank. Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to the Borrower, (iii) payment by such Purchasing Lender to the Bank of an amount equal to the purchase price agreed between the Bank and such Purchasing Lender, and (iv) any consent of the Borrower required by the first sentence of this Section 12.4(c), such Purchasing Lender shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto and thereto with the Revolving Credit Commitment of the Bank, and no further consent or action by the Borrower or any other Loan Party shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the transfer to such Purchasing Lender and the resulting acquisition by the Purchasing Lender of the Revolving Credit Commitment, Revolving Credit Note and Revolving Credit Loans (and related rights and obligations) held by the Bank prior to such transfer. Upon the consummation of any transfer to a Purchasing Lender pursuant to this Section 12.4(c), the Purchasing Lender and the Borrower shall make appropriate arrangements so that, if required, a new Note (dated the same date as the Note being replaced) is issued to such Purchasing Lender, in principal amount reflecting its Revolving Credit Commitment and outstanding Revolving Credit Loans.
(d)    Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, unless the Bank or the Borrower otherwise request with respect to any specific exhibit, exhibits to this Agreement shall not be required to be attached to the execution or any other copy of this Agreement, and any references in this Agreement or the other Loan Documents to such exhibits as “Exhibits hereto,” “Exhibits to this Agreement” or words of similar effect shall be deemed to refer to such document as executed by the parties thereto and delivered on or prior to the Restatement Effective Date.
12.5    Governing Law. THIS AGREEMENT AND THE REVOLVING CREDIT NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
12.6    Counterparts; Telecopies. This Agreement and the other Loan Documents may be executed in any number of counterparts by the different parties hereto and thereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all counterparts for each Loan Document shall together constitute one and the same agreement. Complete sets of counterparts of this Agreement shall be lodged with the Borrower and the Bank. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
12.7    Waiver. No failure or delay on the part of the Bank in exercising any right, power or privilege under this Agreement or any other Loan Document, and no course of dealing between any Loan Party or Subsidiary and the Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have pursuant to such documents or at law or equity. No notice to or demand on any Loan Party in any case shall entitle such Loan Party or any other Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand.
12.8    LIMITATION OF RECOURSE.
(a)    EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 12.8 AND EXCEPT AS PROVIDED IN THE LIMITED GUARANTY, (i) THE REVOLVING CREDIT NOTE SHALL BE NON-RECOURSE TO THE BORROWER, THE OTHER LOAN PARTIES AND HIS, ITS AND THEIR RESPECTIVE AFFILIATES (IN EACH CASE

EXCEPT TO THE EXTENT OF THE COLLATERAL), (ii) THE BORROWER AND THE OTHER LOAN PARTIES ARE NOT AND SHALL NOT BECOME PERSONALLY LIABLE FOR THE PAYMENT OF THE PRINCIPAL OF OR ANY INTEREST DUE UNDER THE REVOLVING CREDIT NOTE (IN EACH CASE EXCEPT TO THE EXTENT OF THE COLLATERAL) AND (iii) NO MONETARY JUDGMENT SHALL BE SOUGHT OR SECURED AGAINST THE BORROWER, THE OTHER LOAN PARTIES, OR HIS, ITS OR THEIR RESPECTIVE AFFILIATES FOR THE PAYMENT OF THE PRINCIPAL OF OR ANY INTEREST DUE UNDER THE REVOLVING CREDIT NOTE (IN EACH CASE EXCEPT TO THE EXTENT OF THE COLLATERAL).
(b)    SECTION 12.8(a) SHALL NOT, HOWEVER, AT ANY TIME OR UNDER ANY CIRCUMSTANCES (i) CONSTITUTE A WAIVER, RELEASE OR IMPAIRMENT OF ANY OBLIGATION OR LIABILITY CREATED, EVIDENCED OR SECURED BY OR GUARANTEED UNDER ANY OF THE LOAN DOCUMENTS; (ii) IMPAIR THE RIGHT OF THE BANK TO NAME THE BORROWER, ANY OTHER LOAN PARTY, ANY OF HIS, ITS OR THEIR RESPECTIVE AFFILIATES OR ANY OF HIS, ITS OR THEIR RESPECTIVE RELATED PARTIES AS A PARTY DEFENDANT IN ANY ACTION OR SUIT EXERCISING RIGHTS AND REMEDIES UNDER ANY SECURITY DOCUMENT TO WHICH IT IS A PARTY OR THE LIMITED GUARANTY OR ANY OTHER LOAN DOCUMENT; (iii) AFFECT THE VALIDITY, EXECUTION, DELIVERY, ENFORCEABILITY, PERFECTION OR PRIORITY OF ANY SECURITY DOCUMENT OR THE LIMITED GUARANTY OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY PROVIDED IN SECTION 12.8(a)) OR ANY OF THE RIGHTS AND REMEDIES OF THE BANK UNDER ANY OF THE FOREGOING; (iv) IMPAIR THE RIGHT OF THE BANK TO OBTAIN THE APPOINTMENT OF ANY TRUSTEE OR RECEIVER; (v) IMPAIR THE EXERCISE OR ENFORCEMENT OF ANY RIGHTS OR REMEDIES OF THE BANK UNDER ANY SECURITY DOCUMENT OR THE LIMITED GUARANTY OR ANY OTHER LOAN DOCUMENT; (vi) CONSTITUTE A PROHIBITION AGAINST THE BANK TO SEEK A DEFICIENCY JUDGMENT AGAINST THE BORROWER OR DUNDON DFS LP IN ORDER TO FULLY REALIZE UPON ANY COLLATERAL PLEDGED OR PROVIDED BY THE BORROWER OR DUNDON DFS LP IN CONNECTION WITH THE OBLIGATIONS OR TO COMMENCE ANY OTHER APPROPRIATE ACTION OR PROCEEDING SOLELY IN ORDER FOR THE BANK TO EXERCISE ITS RIGHTS AND REMEDIES AGAINST OR WITH RESPECT TO ANY COLLATERAL (PROVIDED THAT THE BANK SHALL NOT SEEK ANY PERSONAL RECOURSE AGAINST THE BORROWER OR DUNDON DFS LP BY VIRTUE OF SUCH DEFICIENCY OTHER THAN THE BORROWER COLLATERAL OR THE DUNDON DFS LP COLLATERAL OR PURSUANT TO THE LIMITED GUARANTY, THE PLEDGE AGREEMENT OR ANY ACKNOWLEDGMENT, CONSENT AND AGREEMENT); OR (vii) CONSTITUTE A WAIVER, IMPAIRMENT OR OTHER LIMITATION OR RESTRICTION OF THE RIGHT OF THE BANK TO DEMAND THAT THE BORROWER OR ANY OTHER LOAN PARTY PAY, OR TO ENFORCE THE LIABILITY AND OBLIGATION OF THE BORROWER OR ANY OTHER LOAN PARTY, WHETHER BY INDEMNIFICATION, MONEY JUDGMENT OR OTHERWISE, TO PAY, ANY LIABILITIES, LOSSES, CLAIMS, DAMAGES, PENALTIES, ACTIONS,

PROCEEDINGS, JUDGMENTS, SUITS, SETTLEMENTS, FEES, COSTS, EXPENSES, AND OTHER OBLIGATIONS OR AMOUNTS PAID OR INCURRED BY THE BANK OR ANY OTHER INDEMNIFIED PARTY OR ASSERTED OR AWARDED AGAINST THE BANK OR ANY OTHER INDEMNIFIED PARTY BY ANY OTHER PERSON (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS REASONABLY INCURRED BY THE BANK OR ANY OTHER INDEMNIFIED PARTY) IN EACH CASE UNDER THIS CLAUSE (vii) ARISING FROM, OUT OF, IN CONNECTION WITH OR AS A RESULT OF ANY OF THE FOLLOWING:
(i)    THE EXERCISE OR ENFORCEMENT OF ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OTHER LOAN DOCUMENT OR ANY ACTION OR PROCEEDING BY OR OF THE BANK WITH RESPECT TO THE COLLATERAL OR THE LIMITED GUARANTY WHICH IS INTENTIONALLY OPPOSED, IMPEDED, CHALLENGED, INTERFERED WITH, DELAYED OR HINDERED IN ANY WAY, DIRECTLY OR INDIRECTLY, BY THE BORROWER, ANY OTHER LOAN PARTY, ANY OF ITS, HIS OR THEIR RESPECTIVE AFFILIATES, OR ANY OF ITS, HIS, OR THEIR RESPECTIVE RELATED PARTIES, ANY OTHER DUNDON PARTY OR ANY OTHER PERSON ACTING ON ITS, HIS OR ANY OF THEIR RESPECTIVE BEHALF (PROVIDED THAT ANY SUCH EXERCISE OR ENFORCEMENT OF RIGHTS AND REMEDIES IN RESPECT OF THE BORROWER COLLATERAL SHALL BE SUBJECT TO AND COMPLY WITH SECTION 9(c) OF THE PLEDGE AGREEMENT);
(ii)    THE FRAUD OR MATERIAL INTENTIONAL MISREPRESENTATION BY OR OF THE BORROWER, ANY OTHER LOAN PARTY, ANY OF ITS, HIS OR THEIR RESPECTIVE AFFILIATES OR ANY OF ITS, HIS OR THEIR RESPECTIVE RELATED PARTIES IN CONNECTION WITH ANY REVOLVING CREDIT LOAN OR ANY LOAN DOCUMENT OR ANY OTHER TRANSACTION CONSUMMATED THEREBY;
(iii)    THE INTENTIONAL MISAPPLICATION OR MISAPPROPRIATION IN VIOLATION OF ANY LOAN DOCUMENTS (A) BY THE BORROWER OF ANY PROCEEDS OF ANY REVOLVING CREDIT LOAN MADE BY THE BANK TO THE BORROWER OR OF ANY OTHER FUNDS RECEIVED BY THE BORROWER THAT ARE REQUIRED TO BE APPLIED TO PAY ANY OF THE OBLIGATIONS UNDER ANY LOAN DOCUMENT, (B) BY DUNDON DFS LP OF ANY PROCEEDS OF ANY ADVANCES MADE BY THE BORROWER TO DUNDON DFS LP OR (C) BY THOMAS G. DUNDON OF ANY PROCEEDS OF ANY ADVANCES MADE BY DUNDON DFS LP TO THOMAS G. DUNDON;
(iv)    THE FAILURE BY THE BORROWER OR DUNDON DFS LP TO PERFORM ANY OBLIGATION UNDER ANY LOAN DOCUMENT TO MAINTAIN ALL OF THE COLLATERAL FREE AND CLEAR OF ANY LIENS (OTHER THAN LIENS CREATED UNDER THE SECURITY DOCUMENTS);

(v)    THE SALE, TRANSFER, ASSIGNMENT OR CONVEYANCE, DIRECTLY OR INDIRECTLY, BY THE BORROWER OR DUNDON DFS LP OF ALL OR ANY PORTION OF COLLATERAL IN VIOLATION OF ANY LOAN DOCUMENT;
(vi)    THE ASSERTION IN WRITING AT ANY TIME AND FOR ANY REASON BY ANY LOAN PARTY OR THE DUNDON TRUST, ANY OF HIS, ITS OR THEIR RESPECTIVE AFFILIATES, OR ANY OF HIS, ITS OR THEIR RESPECTIVE MEMBERS, PARTNERS, OFFICERS, DIRECTORS, TRUSTEES, HEIRS, BENEFICIARIES, DEVISEES, EXECUTORS, ADMINISTRATORS OR REPRESENTATIVES, OR ANY PERSON WHICH DIRECTLY OR INDIRECTLY CONTROLS OR OWNS ANY EQUITY INTERESTS, DIRECTLY OR INDIRECTLY, THAT ANY LOAN DOCUMENT OR ANY TERM OR PROVISION THEREUNDER IS NO LONGER IN FULL FORCE AND EFFECT, OR ANY LIEN CREATED UNDER ANY LOAN DOCUMENT IS NO LONGER VALID, EXISTING, ENFORCEABLE, OR PERFECTED OR NO LONGER HAS THE EFFECT OR PRIORITY PURPORTED TO BE CREATED THEREBY; OR
(vii)    THE FAILURE TO KEEP THE REPRESENTATION AND WARRANTY SET FORTH IN SECTION 10.6 TRUE AND CORRECT SO AS TO IN THE BANK’S DETERMINATION CAUSE A MATERIAL ADVERSE EFFECT ON THE ABILITY OF EITHER OF THE GUARANTORS TO PAY AND PERFORM ITS OR HIS RESPECTIVE OBLIGATIONS UNDER THE LIMITED GUARANTY.
(c)    WITHOUT LIMITING ANY TERM OR PROVISION IN SECTION 12.3 OR 12.8(b) OR IN THE LIMITED GUARANTY AND NOTWITHSTANDING ANY TERM OR PROVISION TO THE CONTRARY IN THIS AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OTHER LOAN DOCUMENT, (i) THE BANK SHALL NOT BE DEEMED TO HAVE WAIVED ANY RIGHT WHICH THE BANK MAY HAVE UNDER SECTIONS 506(A), 506(B), 1111(B) OR ANY OTHER PROVISIONS OF THE BANKRUPTCY CODE TO FILE A CLAIM FOR THE FULL AMOUNT OF THE OBLIGATIONS OR TO REQUIRE THAT ALL COLLATERAL SHALL CONTINUE TO SECURE ALL OF THE OBLIGATIONS OWING TO THE BANK IN ACCORDANCE WITH THE LOAN DOCUMENTS, AND (ii) SECTION 12.8(a) SHALL NOT APPLY AND ALL OF THE OBLIGATIONS UNDER THE LOAN DOCUMENTS SHALL BE FULLY RECOURSE TO THE BORROWER AND THE OTHER LOAN PARTIES AS PROVIDED IN THE LOAN DOCUMENTS IN THE EVENT THAT:
(A)    ANY GUARANTOR OR THE BORROWER FILES A VOLUNTARY PETITION UNDER THE BANKRUPTCY CODE OR ANY OTHER FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY LAW;
(B)    ANY LOAN PARTY, ANY DUNDON PARTY, ANY OF ITS, HIS, HER OR THEIR RESPECTIVE AFFILIATES OR ANY OF ITS, HIS, HER OR THEIR RESPECTIVE RELATED PARTIES FILES, OR JOINS IN THE FILING OF, AN INVOLUNTARY PETITION AGAINST

ANY GUARANTOR OR THE BORROWER UNDER THE BANKRUPTCY CODE OR ANY OTHER FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY LAW, OR SOLICITS OR CAUSES TO BE SOLICITED PETITIONING CREDITORS FOR ANY INVOLUNTARY PETITION AGAINST ANY GUARANTOR OR THE BORROWER FROM ANY PERSON;
(C)    ANY LOAN PARTY, ANY DUNDON PARTY, OR ANY OF ITS, HIS OR HER RESPECTIVE AFFILIATES OR ANY OF ITS, HIS, HER OR THEIR RESPECTIVE RELATED PARTIES FILES AN ANSWER CONSENTING TO OR OTHERWISE ACQUIESCING IN OR JOINING IN ANY INVOLUNTARY PETITION FILED AGAINST IT, BY ANY OTHER PERSON UNDER THE BANKRUPTCY CODE OR ANY OTHER FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY LAW, OR SOLICITS OR CAUSES TO BE SOLICITED PETITIONING CREDITORS FOR ANY INVOLUNTARY PETITION FROM ANY PERSON;
(D)    ANY LOAN PARTY, ANY DUNDON PARTY, ANY OF ITS, HIS, HER OR THEIR RESPECTIVE AFFILIATES OR ANY OF ITS, HIS, HER OR THEIR RESPECTIVE RELATED PARTIES CONSENTS TO OR ACQUIESCES IN OR JOINS IN AN APPLICATION FOR THE APPOINTMENT OF A CUSTODIAN, RECEIVER, TRUSTEE, OR EXAMINER FOR ANY GUARANTOR OR THE BORROWER OR FOR ALL OR ANY PORTION OF THE COLLATERAL; OR
(E)    ANY GUARANTOR OR THE BORROWER MAKES AN ASSIGNMENT FOR THE BENEFIT OF CREDITORS, OR ADMITS, IN WRITING OR IN ANY LEGAL PROCEEDING, ITS INSOLVENCY OR INABILITY TO PAY ITS DEBTS AS THEY COME DUE.
12.9    Jurisdiction. EACH LOAN PARTY PARTY HERETO HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST SUCH LOAN PARTY WITH RESPECT TO THIS AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE DOCUMENTS DELIVERED IN CONNECTION THEREWITH WILL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE BANK MAY ELECT, and, by execution and delivery hereof, each such Loan Party accepts and consents for itself and in respect to its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Bank and the Borrower in writing. Each such Loan Party hereby irrevocably consents that all process served or brought against the such Loan Party with respect to any such proceeding in any such court in New York shall be effective and binding service in every respect if sent by registered mail, or (if permitted by law) by FedEx or other similar overnight delivery service to the such Loan Party at its address set forth below. Nothing herein shall affect the right of the Bank to serve process in any other manner permitted by law or shall limit the right of Bank to bring proceedings against any Loan Party in the courts of any other court or tribunal otherwise having jurisdiction.
12.10    Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.
12.11    No Third Party Beneficiaries. This Agreement is solely for the benefit of the Bank, the Borrower, the other Loan Parties and their respective heirs, successors and assigns and nothing contained herein shall be deemed to confer upon anyone other than the Borrower any right to insist on or to enforce the performance or observance of any of the obligations of the Bank contained herein. All conditions to the obligations of the Bank to make the Revolving Credit Loans hereunder are imposed solely and exclusively for the benefit of the Bank and its successors and assigns permitted and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall under any circumstances be deemed to be beneficiary of such conditions.
12.12    Survival. Each of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Revolving Credit Loans and shall, unless otherwise expressly, provided, continue in full force and effect until the Revolving Credit Commitment has been terminated and the Obligations have been indefeasibly paid in full.
12.13    Preferences, Etc. If and to the extent the Borrower makes a payment or payments to the Bank, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any Legal Requirement, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Bank.
12.14    Waiver of Offsets, Defenses, and Counterclaims. The Borrower hereby unconditionally waives the right to assert any defense or counterclaim (other than a compulsory counterclaim) in any action or proceeding brought against any Loan Party by the Bank or its agents or otherwise to offset any obligations to make payments as and when required by the Loan Documents, other than in connection with a defense or counterclaim that any amount asserted by Bank to be required to be paid under Section 12.8(b) is not provided for in Section 12.8(b). No failure by the Bank to perform any of its obligations under any Loan Document shall constitute a valid defense to, or result in any offset against, any payments which the Borrower is required to make under any of the Loan Documents.
12.15    Acknowledgments. The Borrower hereby acknowledges on behalf of itself and each other Loan Party that:

(a)    each Loan Party has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; and
(b)    the Bank does not have any fiduciary relationship with or duty to the Borrower or any other Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Bank, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
12.16    WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY LOAN PARTY OR ANY MEMBER OR PARTNER OF ANY LOAN PARTY OR AFFILIATE THEREOF OR OF THE BANK OR ANY AFFILIATE THEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
12.17    Interest Rate Limitation. (a) It is the intent of the Bank and the Borrower to conform to and contract in strict compliance with all applicable usury laws from time to time in effect. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Highest Lawful Rate. If the Bank shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Revolving Credit Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Bank exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. The right to accelerate maturity of the Revolving Credit Note and the other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the does not intend to charge or receive any unearned interest in the event of acceleration.
(b)    If at any time the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds or would exceed the Highest Lawful Rate, the rate at which interest shall accrue thereunder shall automatically be limited to the Highest Lawful Rate, and shall remain at the Highest Lawful Rate until the total amount of interest accrued equals the total amount of interest which would have accrued but for the operation of this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate would again exceed the Highest Lawful Rate, in which case the immediately preceding sentence shall apply.

12.18    Effectiveness of Loan Agreement. This Agreement shall, as of the Restatement Effective Date, amend and restate the Original Loan Agreement in its entirety. As of the Restatement Effective Date, Exhibits H and I to the Existing Loan Agreement shall be deleted in their entirety.
12.19    USA Patriot Act Notice. The Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow the Bank, as applicable, to identify the Borrower and each other Loan Party in accordance with the Act.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

ADDRESSES:	BORROWER:
8585 North Stemmons Freeway # 1100 North Dallas, Texas 75247 Fax: 214/237-3715	DUNDON DFS LLC, a Delaware limited liability company
	By:	Dundon DFS Partnership LP, a Delaware limited partnership Its: Sole Member
	By:	Dundon Management Company, LLC, a Delaware limited liability company Its: General Partner
By:

Loan Agreement Signature Page

BANK:
45 East 53rd Street New York, New York 10022 Fax: 212/350-3647	BANCO SANTANDER CENTRAL HISPANO, S.A., ACTING THROUGH ITS NEW YORK BRANCH
By:
Name:
Title:

Loan Agreement Signature Page

ANNEX I
DEFINITIONS
As used in the Agreement to which this Annex I is annexed, the following terms shall have the meanings herein specified or as specified in the Section of such Loan Agreement or in such other document herein referenced:
“Acknowledgment, Consent and Agreement” means the collective reference to (i) that certain Acknowledgment, Consent and Agreement dated as of December 1, 2006, by and among Dundon DFS LP, Dundon Management Company, LLC, a Delaware limited liability company, Thomas G. Dundon, an individual, Veruschka T. Dundon, an individual, and the Dundon Trustee, (ii) that certain Acknowledgment, Consent and Agreement dated as of August 24, 2009, by and among Dundon DFS LP, Dundon Management Company, LLC, a Delaware limited liability company, Thomas G. Dundon, an individual, Veruschka T. Dundon, an individual, and the Dundon Trustee and (iii) that certain Acknowledgment, Consent and Agreement dated as of the Restatement Effective Date, by and among Dundon DFS LP, Dundon Management Company, LLC, a Delaware limited liability company, Thomas G. Dundon, an individual, Veruschka T. Dundon, an individual, and the Dundon Trustee.
“Advances” means (a) any loan made by the Borrower to Dundon DFS LP using proceeds of Revolving Credit Loans and (b) any loan made by Dundon DFS LP to Thomas G. Dundon using any such loan proceeds.
“Affected Interest Period” shall have the meaning specified in Section 3.4.
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse, children, siblings and in-laws) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. Unless otherwise indicated, references to “Affiliate” shall refer to Affiliates of the Loan Parties.
“Agreement” or “Loan Agreement” shall mean this Loan Agreement as it may from time to time be amended, supplemented or otherwise modified.
“Availability” shall mean, on any date, an amount equal to the Revolving Credit Commitment in effect on such date and the aggregate principal amount of all Revolving Credit Loans (including all amounts capitalized to principal thereof) outstanding on such date.
“Bank” shall have the meaning specified in the introductory paragraph,
“Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall

[[NYCORP:3305635v20:4716W: 10/13/2012--01:01 p]]

mean the rate of interest per annum publicly announced from time to time by the Bank as its prime rate in effect at its New York Branch (the Prime Rate not being intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit to debtors).
“Base Rate Loan” shall mean a Loan during any period that it bears interest by reference to the Base Rate.
“Borrower” shall have the meaning specified in the introductory paragraph.
“Borrower Collateral” shall have the meaning specified in the Pledge Agreement.
“Borrower Pledged Equity Interests” shall have the meaning specified in the Pledge Agreement.
“Business Day” shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York or a day on which banking institutions chartered by the State of New York or the United States are legally required or authorized to close, and, when used in connection with LIBOR, means a day on which deposits in Dollars may be dealt in on the London interbank market.
“Collateral” shall mean all property and interests of the Loan Parties, now owned or hereafter acquired, upon which any Lien is granted or purported to be granted pursuant to any Security Document.
“Default” shall mean any event which with notice or lapse of time, or both, would become an Event of Default.
“Default Rate” shall have the meaning specified in Section 3.2.
“Disabling Conduct” shall have the meaning specified in the Limited Guaranty.
“Dollars”, “U.S. $”, “$” and “U.S. dollars” shall mean the lawful currency of the United States of America.
“Drive” shall mean Santander Consumer USA Inc., an Illinois corporation formerly known as BOS (USA) Drive Inc.
“Drive Acknowledgment and Consent” shall mean the Acknowledgment and Consent, dated as of the Restatement Effective Date, executed by Drive and the Bank, in substantially the form of Exhibit A to the Pledge Agreement.
“Drive Stock” shall mean the common shares, no par value per share, of Drive.
“Drive Stock Assignment” shall mean the Assignment, dated on or about December 1, 2006, among the Dundon Parties and the Borrower, in substantially the form of Exhibit D to this Agreement.
“Drive Stock Disposition” shall have the meaning specified in Section 2.4(e).

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“Drive Stock Distribution” shall have the meaning specified in Section 2.4(c).
“Dundon DFS LP” shall mean Dundon DFS Partnership LP, a Delaware limited partnership.
“Dundon DFS LP Pledged Equity Interests” has the meaning specified in the Pledge Agreement.
“Dundon Investment Agreement” shall mean the Investment Agreement dated as of October 20, 2011, between Drive and the Borrower.
“Dundon Parties” shall mean the collective reference to Dundon DFS LP, Dundon Management LLC, Thomas G. Dundon, the Dundon Trust, the Dundon Trustee, and Veruschka T. Dundon.
“Dundon Trust” shall mean The Dundon Children’s Trust created under or by the Dundon Trust Agreement.
“Dundon Trust Agreement” shall mean that certain Trust Agreement dated as of November 3, 2006, among Thomas G. Dundon and Veruschka T. Dundon, as Settlors, and the Dundon Trustee.
“Dundon Trustee” shall mean Jason Kulas, in his capacity as trustee of Dundon Trust under the Dundon Trust Agreement.
“Dundon Management LLC” shall mean Dundon Management Company, LLC, a Delaware limited liability company.
“Employment Agreement” shall mean that certain Amended and Restated Employment Agreement executed as of [ ], 2011 and effective as of [ ], by and among Drive, the Bank, Thomas G. Dundon and the Borrower.
“Employment Documents” shall mean the collective reference to the Employment Agreement and each other agreement, instrument and document relating thereto.
“Enforcement Expenses” shall have the meaning specified in Section 12.3(a).
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrant, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Eurodollar Differential” shall mean 1.0%.
“Eurodollar Interest Determination Date” shall mean the date as of which LIBOR is determined, which shall be two (2) Business Days prior to the commencement of a Eurodollar Interest Period.

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“Eurodollar Interest Period” shall mean, with respect to any Revolving Credit Loan that is a Eurodollar Loan, (i) initially, the period commencing on the date of borrowing of such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in its Notice of Borrowing given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Eurodollar Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower by irrevocable Notice of Continuation to the Bank not less than five (5) Business Days prior to the last day of the then current Eurodollar Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Eurodollar Interest Periods are subject to the following:
(i)    if any Eurodollar Interest Period would otherwise end on a day that is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Interest Period into another calendar month in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day;
(ii)    the Borrower may not select a Eurodollar Interest Period that would extend beyond the Maturity Date or beyond the date final payment is due on the Revolving Credit Loans;
(iii)    any Eurodollar Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of a calendar month; and
(iv)    the Borrower shall select Eurodollar Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during a Eurodollar Interest Period for such Revolving Credit Loan.
“Eurodollar Loan” shall mean any Revolving Credit Loan during any period that it bears interest determined by reference to LIBOR.
“Eurodollar Rate” shall have the meaning specified in Section 3.3.
“Eurodollar Reserve Requirements” shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or any other U.S., Spanish or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding or liabilities (including, without limitation, “Eurocurrency Liabilities” (as set forth in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member bank of the Federal Reserve System).

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“Eurodollar Tranche” shall mean the collective reference to Eurodollar Loans, the then current Eurodollar Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).
“Event of Default” shall mean each of the Events of Default defined in Section 9.
“Excluded Taxes” shall mean, with respect to the Bank, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Bank, in which it conducts business or in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) any withholding tax that is imposed on amounts payable to the Bank or is attributable to the Bank’s failure or inability (other than as a result of a change in Legal Requirements) to eliminate such withholding tax by transferring, designating or assigning a different lending office for funding or booking Revolving Credit Loans in accordance with (but subject to the limitations of Section 5.3(g)).
“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Bank from three federal funds brokers of recognized standing selected by the Bank.
“Financial Statements” shall mean, with respect to any Person, the statement of financial position (balance sheet) and the statement of earnings and stockholders’ equity of such Person.
“First Amendment” shall mean the First Amendment to Loan Agreement dated as of August 24, 2011, between the Borrower and the Bank.
“GAAP” shall mean generally accepted accounting principles (as promulgated by the Financial Accounting Standards Board or any successor entity) as in effect on the Restatement Effective Date.
“Government Authority” shall mean any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any central bank or comparable agency).
“Guarantors” shall mean Thomas G. Dundon and Drive DFS LP.
“Highest Lawful Rate” shall mean the maximum nonusurious interest rate, if any, that at the time or from time to time may be contracted for, taken, reserved, charged or received on

    5

the Obligations under laws applicable to the Bank which are currently in effect or, to the extent allowed by applicable law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws currently allow.
“Indebtedness” shall mean, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services; (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of the redeemable Equity Interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends; (f) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (i) above; and (g) all obligations similar in nature to the obligations referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.
“Indemnified Party” shall have the meaning specified in Section 12.3(c).
“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
“Investment Agreement” shall mean Dundon Investment Agreement and the New Acquirer Investment Agreement.
“IPO” has the meaning specified in the Stockholders Agreement.
“Interest Payment Date” shall mean January 15th and July 15th of each calendar year.
“Investment” shall mean, with respect to any Person, any direct or indirect acquisition or investment by such Person whether by means of (a) the purchase or other acquisition of any Equity Interest of another Person, (b) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person, (c) any loan, advance, deposit, extension of credit or capital contribution to, assumption of debt of, or purchase or other acquisition of any other debt of or interest in, another Person, (d) any guarantee obligation incurred by that Person in respect of Indebtedness of any other Person, and (e) any other investment by that Person in any other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

    6

“Investment Company Act” shall mean the Investment Company Act of 1940, as the same may from time to time be amended, and any successor statute as the same may from time to time be amended.
“Legal Requirements” shall mean, with respect to any Person, all laws, common law, statutes, rules and regulations of any Government Authority to which such Person or any of its assets is subject or any judgment, decree, franchise, order or permit of any Government Authority applicable to such Person or any of its assets.
“LIBOR” shall mean, for each day during each Eurodollar Interest Period pertaining to any Eurodollar Loan, (i) the rate per annum of interest determined by the Bank to be the rate at which U.S. Dollar deposits in the amount of the outstanding principal balance of the Eurodollar Loans for a period equal to such Eurodollar Interest Period commencing on the first day of such Eurodollar Interest Period are or would be offered for such Eurodollar Interest Period in the London interbank market at 11:00 a.m. London time two (2) Business Days prior to the start of such Eurodollar Interest Period by the Bank and, in case of variations in rates, the arithmetic average thereof rounded upward if necessary to the nearest 1/16th of 1% calculated by the Bank, divided (and rounded upward to the nearest 1/16 of 1%) by (ii) 1.0 minus the then existing Eurodollar Reserve Requirements.
“Lien” shall mean any mortgage, deed of trust, security deed, pledge, security interest, encumbrance, lien or other charge of any kind (including any agreement to give any of the foregoing, any assignment or lease in the nature thereof, and any conditional sale or other title retention agreement), any lien arising by operation of law, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.
“Limited Guaranty” shall mean that certain Amended and Restated Limited Guaranty dated as of [ ], 2011, made by the Guarantors in favor of the Bank.
“Loan(s)” shall mean, individually and collectively, the Revolving Credit Loans.
“Loan Documents” shall mean, individually and collectively, this Agreement, the Revolving Credit Note (and any amended and restated Revolving Credit Note required in connection with the effectiveness of any amendment to this Agreement), the Security Documents, the Limited Guaranty, the Employment Agreement, the Stockholders Agreement and all other agreements, instruments and documents from time to time made or executed in connection herewith and therewith. Without limiting the generality of the foregoing, each amendment to (or constituting part of) the Agreement or any other Loan Document and each instrument and agreement (including, without limitation, waivers and consents) executed in connection with this Agreement and any other Loan Document shall be deemed to be a Loan Document in all respects and for all purposes.
“Loan Parties” shall mean the Borrower, Dundon DFS LP, Dundon Management LLC, Thomas G. Dundon, and any other Person that shall hereafter become liable or obligated for the payment or performance of any of the Obligations.

    7

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of the Loan Parties taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Bank under any Loan Document, (c) the validity, perfection or priority of any Lien granted pursuant to the Security Documents, (d) the value of the Collateral taken as a whole, or (e) the ability of any Loan Party to perform its obligations under any Loan Document to which it is or is to be a party.
“Maturity Date” shall mean May 31, 2015, or such earlier date (if any) that the Revolving Credit Loans shall have matured (by acceleration or otherwise).
“Maximum Loan Value” shall mean 75% of the product of (A) the book value of the Borrower Pledged Equity Interests and (B) 2.00.
“Net Cash Proceeds” shall mean in connection with any sale of Drive Stock by the Borrower or Drive Stock Distribution, the cash proceeds received from such sale or Drive Stock Distribution net of Taxes due and payable in connection therewith.
“New Acquirer Investment Agreement” shall mean the Investment Agreement dated as of October 20, 2011, among Drive, Sponsor Auto Finance Holdings LP and SHUSA.
“Notice of Borrowing” shall mean a notice substantially in the form of Exhibit B to this Agreement.
“Notice of Continuation” shall mean a notice substantially in the form of Exhibit J to this Agreement.
“Notice Office” shall mean the office of the Bank located at 45 East 53rd Street, New York, New York 10022, Attn: Jorge Saavedra, Executive Director-Financial Institutions, or such other office (or person) as may be designated in writing to the Borrower by the Bank.
“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Revolving Credit Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Pledgor Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Revolving Credit Loans and all other obligations, indebtedness liabilities of any Pledgor Party to the Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Revolving Credit Note any other Loan Document, or any other document, instrument or agreement made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, guarantee obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Bank that are required to be paid by the Loan Parties pursuant to any Loan Document) or otherwise.

    8

“Organizational Document” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Loan Agreement” shall have the meaning specified in the recitals hereto.
“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Permitted Transfer” shall mean any sale, assignment or transfer of any Equity Interests in Dundon DFS LP by Thomas G. Dundon to the Dundon Trust from time to time, provided that at no time shall any such sales, assignments or transfers in the aggregate result in the Dundon Trust directly or beneficially owning or controlling more than forty percent (40%) of all Equity Interests of Dundon DFS LP.
“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, a trust, the estate of a deceased Member, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.
“Pledge Agreement” shall mean that certain Amended and Restated Pledge Agreement dated as of [ ], 2011, executed by the Borrower and Dundon DFS LP.
“Pledgor Party” shall mean the Borrower and Dundon DFS LP.
“Purchasing Lenders” shall have the meaning specified in Section 12.4(c).
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended from time to time.
“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be amended from time to time.
“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended from time to time.
“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be amended from time to time.

    9

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Restatement Effective Date” shall mean the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.2).
“Revolving Commitment Period” shall mean the period from and including the Restatement Effective Date to, but not including, the Maturity Date.
“Revolving Credit Commitment” shall mean, at any time on and after the Restatement Amendment Effective Date, an amount in U.S. Dollars equal to the lesser of (A) $300,000,000 and (B) the Maximum Loan Value.
“Revolving Credit Loan” shall mean any loan made pursuant to Section 2.1 of this Agreement.
“Revolving Credit Note” shall mean the promissory note of the Borrower dated on or about the Restatement Effective Date and payable to the order of the Bank, substantially in the form of Exhibit A to this Agreement.
“Revolving Facility” shall have the meaning specified in the recitals hereto.
“Security Documents” shall mean the collective reference to the Pledge Agreement, the Acknowledgment, Consent and Agreement, the Drive Acknowledgment and Consent, the Drive Stock Assignment and all other security documents that create, preserve, protect or perfect (or purport to create, preserve, protect or perfect) any Lien created by any Loan Party in favor of the Bank.
“SHUSA” shall mean Santander Holdings USA Inc., a Delaware corporation.
“Solvent” shall mean, with respect to any Person as of any date of determination, that on such date (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

    10

“Stockholder Documents” shall mean the collective reference to the Stockholders Agreement, each Joinder Agreement thereto and each other agreement, instrument and document relating to any of the foregoing.
“Stockholders Agreement” shall mean the Shareholders Agreement dated as of [ ], 2011, among, among others, SHUSA, Drive, the Borrower, Thomas G. Dundon, Sponsor Auto Finance Holdings LP and the Bank.
“Subsidiary” of any Person shall mean any other firm, corporation, limited liability company, partnership, trust or other unincorporated organization or association or other enterprise, more than 50% or more of the indicia of equity rights (whether capital stock or otherwise) of which is at the time owned, directly or indirectly, by such Person and/or by one or more of such Person’s Subsidiaries. Unless the context indicates otherwise, references to Subsidiaries shall refer to Subsidiaries of the Borrower.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Transfer Supplement” shall have the meaning specified in Section 12.4(d),
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
“written,” “in writing” and other variations thereof shall mean any form of written communication or a communication by means of telex, telecopier, telegraph or cable.

    11

Exhibit A
[FORM OF] AMENDED AND RESTATED REVOLVING CREDIT NOTE
$300,000,000.00    [•], 2011
FOR VALUE RECEIVED, the undersigned, DUNDON DFS LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of BANCO SANTANDER, S.A., acting through its New York branch (the “Bank”), at the office of Bank, located at 45 East 53rd Street, New York, New York 10022, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) THREE HUNDRED MILLION AND NO/100 DOLLARS ($300,000,000.00), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower under the Loan Agreement (as hereinafter defined), on the dates and in the amounts specified in the Loan Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Loan Agreement.
The holder of this Revolving Credit Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the borrowing date, type and amount of each Revolving Credit Loan, the date and amount of fees, interest, costs, expenses and other amounts which have been capitalized to the principal amount of each Revolving Credit Loan, the payment or prepayment of any principal of each Revolving Credit Loan, each continuation of any Revolving Credit Loan, and the length of each Interest Period with respect to each Revolving Credit Loan. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan or under the Loan Agreement.
This Revolving Credit Note (a) is the Revolving Credit Note referred to in the Amended and Restated Loan Agreement, dated as of [ ], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Borrower and the Bank, (b) is subject to the provisions of the Loan Agreement (including Section 12.8 of the Loan Agreement) and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Loan Agreement. This Revolving Credit Note is secured as provided in the Security Documents and is guaranteed as provided in the Limited Guaranty. Reference is hereby made to the Security Documents and the Limited Guaranty for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees provided for therein, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Revolving Credit Note in respect thereof.
Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided in the Loan Agreement.

All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of acceleration and intent to accelerate, and all other notices of any kind.
Unless otherwise defined herein, terms used but not defined herein shall have the meanings specified in the Loan Agreement.
THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
THIS REVOLVING CREDIT NOTE AMENDS AND RESTATES IN ITS ENTIRETY (BUT DOES NOT EXTINGUISH) THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT NOTE, DATED AUGUST 24, 2009, IN THE ORIGINAL PRINCIPAL AMOUNT OF $141,000,000.00 EXECUTED BY THE BORROWER AND PAYABLE TO THE BANK. THE EXECUTION AND DELIVERY OF
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BORROWER:
DUNDON DFS LLC, a Delaware limited liability company
By: Dundon DFS Partnership LP, a Delaware limited partnership, its Sole Member
By: Dundon Management Company, LLC, a Delaware limited liability company, its General Partner

By:    _________________________
    Thomas G. Dundon
    President

Amended and Restated Revolving Credit Note Signature Page

Schedule to Revolving Credit Note

Date Revolving Credit Loan Made, Continued, or Paid	Original Principal Amount of Revolving Credit Loan	Amount of Fees, Interest, Costs, Expenses and Other Amounts Capitalized to Outstanding Principal of Revolving Credit Loan	Principal Amount of Revolving Credit Loan Continued or Paid	Outstanding Principal Balance of Revolving Credit Note	Duration of Interest Period of Revolving Credit Loan	Notation Made By

EXHIBIT B
FORM OF NOTICE OF BORROWING

[____________], 20[___]

Banco Santander, S.A., New York Branch
Address: 45 East 53rd Street
New York, New York 10022
Attention: Ligia Castro/Loan Department
Ladies and Gentlemen:
The undersigned, Dundon DFS LLC, a Delaware limited liability company (the “Borrower”), hereby refers to the Amended and Restated Loan Agreement dated as of [ ], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Borrower and Banco Santander, S.A. (f/k/a Banco Santander Central Hispano, S.A.), Acting Through Its New York Branch (the “Bank”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Loan Agreement.
The Borrower hereby gives the Bank irrevocable notice pursuant to Sections 2.1 and 2.2 of the Loan Agreement that it hereby requests a Revolving Credit Loan under the Loan Agreement (the “Requested Loan”), and in connection with such request sets forth below the information relating to such Requested Loan as required by Section 2.2 of the Loan Agreement:
(a)    The borrowing date of the Requested Loan is [     ] (the “Borrowing Date”).
(b)    The principal amount of the Requested Loan is $[     ].
(c)    The Requested Loan will be a Eurodollar Loan.
(d)    The Eurodollar Interest Period for the Requested Loan is [one (1) month] [two (2) months] [three (3) months] [six (6) months].
The Borrower hereby certifies to the Bank that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date of the Requested Loan:
(a)    The representations and warranties of each Loan Party contained in each Loan Document to which such Person is a party are and will be true and correct on and as of the Borrowing Date of the Requested Loan, both before and after giving effect to the Requested Loan and to the application of the proceeds thereof, with the same force and effect as if made on and as of such date unless any such representations and warranties relate, by their terms, to a specific earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date.

(b)    No Default or Event of Default has occurred and is continuing or would result from such Requested Loan or from the application of the proceeds thereof. No Disabling Conduct (as defined in the Limited Guaranty) has occurred and is continuing.
(c)    The aggregate outstanding principal amount of all Revolving Credit Loans, after giving effect to the making of the Requested Loan on the Borrowing Date, will not exceed the Revolving Credit Commitment existing on the Borrowing Date.
Delivery of an executed counterpart of this Notice of Borrowing by telecopier will be effective as delivery of an original executed counterpart of this Notice of Borrowing.
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Very truly yours,
DUNDON DFS LLC, a Delaware limited liability company
By: Dundon DFS Partnership LP, a Delaware limited partnership, its Sole Member
By: Dundon Management Company, LLC, a Delaware limited liability company, its General Partner

By:    ___________________________
    Thomas G. Dundon
    President

Notice of Borrowing Signature Page

EXHIBIT C

FORM OF DRAWING CERTIFICATE
I, Thomas G. Dundon, the President of Dundon Management Company, LLC, a Delaware limited liability company (“Dundon Management LLC”) and the general partner of Dundon DFS Partnership LP, a Delaware limited liability company (“Dundon DFS LP”) and the sole member of Dundon DFS LLC, a Delaware limited liability company (“Dundon DFS LLC”), which entity is the Borrower under that certain Amended and Restated Loan Agreement dated as of [ ], 2011 (as amended, restated, supplemented or otherwise modified through and including the date hereof, the “Loan Agreement”), between Dundon DFS LLC, as Borrower (the “Borrower”) and Banco Santander, S.A. (f/k/a Banco Santander Central Hispano, S.A.), Acting Through Its New York Branch, as the Bank (the “Bank”), do hereby certify in connection with the Requested Loan specified in that certain Notice of Borrowing dated [ ], delivered by the Borrower to the Bank prior to the date hereof (the “Notice of Borrowing”), as follows:
1.    This Certificate is delivered in connection with Section 6.2(d) of the Loan Agreement. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in (a) the Loan Agreement or (b) the Notice of Borrowing (as applicable).
2.    Dundon DFS LLC is (a) duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) in compliance with each of the terms and provisions of its Organizational Documents and (c) Solvent. There are no bankruptcy, insolvency, liquidation or dissolution proceedings pending or threatened against Dundon DFS LLC, and no other event has occurred affecting or threatening the limited liability company existence of Dundon DFS LLC.
3.    Dundon DFS LP (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has caused Dundon DFS LLC to be in compliance with each of the terms and provisions of Dundon DFS LLC’s Organizational Documents and (c) is Solvent. There are no bankruptcy, insolvency, liquidation or dissolution proceedings pending or threatened against Dundon DFS LP, and no other event has occurred affecting or threatening the limited partnership existence of Dundon DFS LP.
4.    Dundon Management LLC is (a) duly formed, validly existing and in good standing under the laws of the State of Delaware and (b) Solvent. There are no bankruptcy, insolvency, liquidation or dissolution proceedings pending or threatened against Dundon Management LLC, and no other event has occurred affecting or threatening the limited liability company existence of Dundon Management LLC.
5.    There are no bankruptcy or insolvency proceedings pending or threatened against the undersigned or any of my other Affiliates.
6.    Each Dundon Party is in compliance with all of the terms and provisions of each Loan Document to which it is a party.

7.    The representations and warranties of each Loan Party and each other Person that is a Dundon Party contained in each Loan Document to which such Loan Party or such Dundon Party is a party are and will be true and correct on and as of the Borrowing Date of the Requested Loan, both before and after giving effect to the Requested Loan and to the application of the proceeds thereof, with the same force and effect as if made on and as of such date unless any such representations and warranties relate, by their terms, to a specific earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date.
8.    No Default or Event of Default has occurred and is continuing or would result from the making of such Requested Loan or from the application of proceeds thereof. No Disabling Conduct (as defined in the Limited Guaranty) has occurred and is continuing.
9.    The aggregate outstanding principal amount of all Revolving Credit Loans, after giving effect to the making of the Requested Loan, on the Borrowing Date will not exceed the Revolving Credit Commitment in effect on the Borrowing Date.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this [ ] day of [    ].

By:    _______________________________
Thomas G. Dundon

Dundon Drawing Certificate Signature Page

Exhibit D

[FORM OF] STOCK POWER

FOR VALUE RECEIVED, DDFS LLC hereby sells, assigns and transfers unto _____________________ twelve million nine hundred seventy five thousand two hundred fifty and 88/100 (12,975,250.88) shares of the common stock (the “Shares”) of Santander Consumer USA Inc., an Illinois corporation (the “Company”), standing in its name on the books of the Company represented by Certificate No. 35 herewith, and does hereby irrevocably constitute and appoint ____________________________________ attorney-in-fact to transfer the Shares on the books of the Company maintained for that purpose, with full power of substitution in the premises.
Dated: ________________
DDFS LLC
By:
Name:
Title:

Exhibit E
AMENDED AND RESTATED LIMITED GUARANTY
This Amended and Restated Limited Guaranty dated as of [•], 2011 (this “Limited Guaranty”), made by each of THOMAS G. DUNDON, an individual (the “Executive Guarantor”), and DUNDON DFS PARTNERSHIP LP, a Delaware limited partnership (the Executive Guarantor and Dundon DFS Partnership LP being referred to herein from time to time individually as a “Guarantor” and collectively as the “Guarantors”), in favor of BANCO SANTANDER, S.A., acting through its New York branch (the “Bank”), in connection with that certain Amended and Restated Loan Agreement dated as of [•], 2011, by and between Dundon DFS LLC, a Delaware limited liability company (the “Borrower”), and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms used but not defined in this Limited Guaranty which are defined in the Loan Agreement shall have the meanings specified in the Loan Agreement.
WITNESSETH:
WHEREAS, pursuant to that certain Loan Agreement dated as of December 1, 2006, as amended by the First Amendment to Loan Agreement dated as of August 24, 2009 (as so amended, the “Original Loan Agreement”), the Bank has agreed to make, and has made, Revolving Credit Loans to the Borrower upon the terms and conditions set forth therein;
WHEREAS, the Bank and the Borrower wish, effective as of the Restatement Effective Date, to amend and restate the Original Loan Agreement in its entirety by entering into the Loan Agreement;
WHEREAS, the Borrower is part of an affiliated group of persons and entities that includes each Guarantor;
WHEREAS, each of the Guarantors will benefit from the financing to be provided pursuant to the Loan Agreement;
WHEREAS, the Borrower is 100% owned by Dundon DFS Partnership LP (“Dundon DFS LP”), and Dundon DFS LP is 100% owned by the Executive Guarantor and the Dundon Trust;
WHEREAS, in consideration of and as a condition precedent to the effectiveness of the Loan Agreement, the Guarantors are required to amend and restate the Amended and Restated Limited Guaranty dated as of August 24, 2009 (the “Original Limited Guaranty”) in its entirety by entering into this Limited Guaranty.
NOW, THEREFORE, in order to induce the Bank to enter into the Loan Agreement and the other Loan Documents and in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees as follows:
Section 1.    GUARANTY OF PAYMENT AND PERFORMANCE OF GUARANTEED OBLIGATIONS.

(a)    Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees to the Bank the prompt and complete payment and performance when due (whether at maturity, by acceleration or otherwise) of all of the Obligations (including, without limitation, all of the principal amount of the Revolving Credit Loans outstanding at any time and from time to time, all of the accrued and unpaid interest on the Revolving Credit Loans outstanding from time to time, and all of the accrued and unpaid commitment fees, indemnities, costs and expenses existing or arising at any time and from time to time under the Loan Documents) (collectively, the “Secured Obligations”), including, without limitation, all Guaranteed Recourse Obligations (defined below). The provisions of this Section 1(a) shall be subject to the limitations set forth in Section 3 below.
(b)    Without limiting any other term or provision in this Limited Guaranty or in any other Loan Document, each Guarantor hereby, jointly and severally, and absolutely, unconditionally and irrevocably, guarantees to the Bank the prompt and complete payment on demand, and hereby further jointly and severally, and absolutely, unconditionally and irrevocably, agrees, as a principal obligor (with respect to itself) and not as a guarantor only, to pay and reimburse the Bank on written demand for, any and all Costs (as defined in Section 1(c)(i) below) that the Bank, any of its Affiliates and/or any of its or their respective Related Parties (each, a “Bank Party”) may pay at any time and from time to time arising from, out of, in connection with or as a result of, the occurrence or continuance of any Disabling Conduct (as defined in Section 3(b) below), directly or indirectly, of or by, the Borrower or any Guarantor together with interest on any such amounts from the time as such amounts are paid by such Bank Party until payment or reimbursement thereof, at the rate per annum equal to 10% (provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount) (all such Costs and interest described in this Section 1(b), collectively, the “Non-Recourse Carve-Out Obligations”). Each Guarantor is and shall be liable hereunder as a guarantor and (with respect to itself or himself (as applicable)) as a primary obligor.
(c)    As used in this Limited Guaranty:
(i)    “Costs” shall mean any and all liabilities, losses, claims, damages, penalties, assessments, actions, proceedings, judgments, suits, settlements, fees, costs, expenses, indemnities, interest and other amounts (including, without limitation, reasonable attorneys’ fees and expenses);
(ii)    “Guaranteed Recourse Obligations” shall mean, on any date, Secured Obligations an aggregate amount equal to the highest aggregate amount of all Secured Obligations outstanding at any time on or prior to such date minus $300,000,000;
(iii)    “Guaranteed Obligations” shall mean the collective reference to any and all of (A) the Secured Obligations, (B) the Non-Recourse Carve-Out Obligations and (C) the Guaranteed Recourse Obligations;
(iv)    “Liquid Assets” shall mean, with respect to any Person on any date of determination, (A) any cash owned by such Person on such date, (B) any cash equivalents owned by such Person on such date, (C) any debt or equity security owned by such Person on such date which is traded or listed on a national securities exchange (as defined in the Securities and Exchange

Act of 1934, as amended), and (D) any other security or financial asset owned by such Person on such date which would reasonably be expected to be sold, assigned, transferred or otherwise disposed of by such Person for cash in United States Dollars within thirty (30) Business Days after such date; and
(v)    [Reserved].
(d)    This Limited Guaranty is an absolute, unconditional and irrevocable joint and several guaranty of the full and punctual payment and performance by each Guarantor of the Guaranteed Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Guaranteed Obligations from the Borrower or Dundon DFS LP or resort to any Collateral or other means of obtaining their payment. If the Borrower defaults in the payment or performance of any of the Secured Obligations, the payment obligations of the Guarantors hereunder shall become immediately due and payable to the Bank, without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by the Guarantors hereunder may be required by the Bank on any number of occasions.
Section 2.    ENFORCEMENT COSTS. Without limiting any other term or provision in this Limited Guaranty or any other Loan Document, each Guarantor hereby further jointly and severally, and absolutely, unconditionally and irrevocably, agrees, as a principal obligor and not as a guarantor only, to promptly and completely pay to and reimburse the Bank on demand for any and all Costs paid by any Bank Party at any time and from time to time arising from, out of, in connection with, or as a result of the enforcement of or the exercise of any rights and remedies under or with respect to the Loan Agreement, this Limited Guaranty, the Pledge Agreement, any Acknowledgment, Consent and Agreement, the Drive Stock Assignment or any other Loan Document, together with interest on any such amounts from the time as such amounts are paid by such Bank Party until payment or reimbursement thereof, at the rate per annum equal to 10% (provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount) (all such Costs and interest described in this Section 2, collectively, “Enforcement Costs”).
Section 3.    LIMITED GUARANTY; DISABLING CONDUCT; SEPARATE ACTIONS.
(a)    Notwithstanding any term or provision in this Limited Guaranty, and provided that no event or circumstance of the type or nature described in Section 12.8(c) of the Loan Agreement has occurred, the aggregate liability of the Guarantors with respect to payment of the Secured Obligations hereunder shall not exceed the sum of, on any date, (i) the maximum aggregate amount of all Guaranteed Recourse Obligations on such date, plus (ii) the aggregate amount of all Non-Recourse Carve-Out Obligations on such date, plus (iii) the aggregate amount of all Enforcement Costs on such date. The immediately preceding sentence shall not at any time or under any circumstances limit or restrict any Loan Party’s or any other Dundon Party’s obligations or liabilities under any other Loan Document to which such Person is a party, and nothing contained in this Section 3(a) shall prohibit the Bank from bringing any action against any such Person with respect to any breach or violation by such Person of any Loan Document to which it, he or she is a party. Notwithstanding the immediately preceding sentence, and except to the extent provided in the Loan

Documents, nothing contained in this Section 3(a) shall prohibit any of the Guarantors from bringing a separate action against the Bank, after the completion of realization upon the Collateral, asserting damages suffered by such Guarantors due to wrongful exercise of rights and remedies by the Bank on the basis that no Event of Default occurred and was continuing.
(b)    As used in this Limited Guaranty, the term “Disabling Conduct” shall mean the occurrence of any of the following actions or events:
(i)    the Borrower, any other Loan Party, and other Dundon Party, any of its, his or their respective Affiliates, any of its, his, or their respective Related Parties, or any other Person acting on its or any of their respective behalf intentionally opposing, impeding, challenging, interfering, delaying or hindering in any way, directly or indirectly, the exercise or enforcement of any rights or remedies under the Loan Agreement, the Revolving Credit Note, the Pledge Agreement, this Limited Guaranty or any other Loan Document or any action or proceeding by or of the Bank with respect to any of the Collateral or this Limited Guaranty (provided that any such exercise or enforcement of rights and remedies in respect of the Borrower Pledged Equity Interests shall comply with Section 9(c) of the Pledge Agreement); or
(ii)    any fraud of or any material intentional misrepresentation by or of the Borrower, any other Loan Party, any of its, his or their respective Affiliates or any of its, his, or their respective Related Parties or any other Person acting on its or any of their behalf in connection with any Revolving Credit Loan or any Loan Document or any other transaction consummated thereby; or
(iii)    the intentional misapplication or misappropriation in violation of the Loan Documents (A) by the Borrower of any proceeds of any Revolving Credit Loan made by the Bank to the Borrower or of any other funds received by the Borrower that are required to be applied to pay any of the Obligations under any Loan Document, (B) by Dundon DFS LP of any proceeds of any Advances made by the Borrower to Dundon DFS LP or (C) by the Executive Guarantor of any proceeds of any Advances made by Dundon DFS LP to the Executive Guarantor; or
(iv)    the intentional failure by the Borrower or Dundon DFS LP to perform any obligation under any Loan Document to own and maintain all of the Collateral free and clear of any Liens (other than Liens created under the Security Documents); or
(v)    the sale, transfer, assignment or conveyance, directly or indirectly, by the Borrower or any other Loan Party of all or any portion of the Collateral in violation of any Loan Document; or
(vi)    (A) any Loan Party or the Dundon Trust files a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (B) any Loan Party or the Dundon Trust, any of his, its or their respective Affiliates, or any of his, its or their respective members, partners, officers, directors, trustees, heirs, beneficiaries, devisees, executors, administrators or representatives, or any Person which directly or indirectly controls or owns any Equity Interests, directly or indirectly, in any Loan Party or the Dundon Trust, files, or joins in the filing of, an involuntary petition against any Loan Party or the Dundon Trust under the Bankruptcy

Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Loan Party or the Dundon Trust from any Person; (C) any Loan Party or the Dundon Trust files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (D) any Loan Party or the Dundon Trust or any of his, its or their respective Affiliates, or any of his, its or their respective members, partners, officers, directors, trustees, heirs, beneficiaries, devisees, executors, administrators or representatives, or any Person which directly or indirectly controls or owns any Equity Interests, directly or indirectly, in any Loan Party or the Dundon Trust, consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for any Loan Party or the Dundon Trust or any portion of the Collateral; (E) any Loan Party or the Dundon Trust makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they come due; or
(vii)    any Loan Party or the Dundon Trust, any of his, its or their respective Affiliates, or any of his, its or their respective members, partners, officers, directors, trustees, heirs, beneficiaries, devisees, executors, administrators or representatives, or any Person which directly or indirectly controls or owns any Equity Interests, directly or indirectly, in any Loan Party or the Dundon Trust, asserts in any writing, document or instrument that is filed with any court or governmental agency or authority at any time and for any reason that any Loan Document or any term or provision thereunder is no longer in full force and effect, or any Lien created under any Loan Document is no longer valid, existing, enforceable, or perfected or no longer has the effect or priority purported to be created thereby; or
(viii)    the representation and warranty set forth in Section 10.6 of the Loan Agreement shall at any time and for any reason no longer be true and correct and such failure has a material adverse effect on the ability of either of the Guarantors to pay and perform its or his respective obligations under this Limited Guaranty.
(c)    Notwithstanding any term or provision in any other Loan Document, or any capitalization of any Enforcement Costs or any Non-Recourse Carve-Out Obligations to the outstanding principal amount of the Revolving Credit Loans, the Bank may at any time separately demand and enforce any guarantee or other obligation of either Guarantor to pay any Enforcement Costs or any Non-Recourse Carve-Out Obligations pursuant to this Limited Guaranty.
Section 4.    GUARANTY ABSOLUTE; GUARANTOR WAIVERS; ADDITIONAL COVENANTS.
(a)    Each Guarantor agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto, provided that the aggregate liability of the Guarantors in respect of payment of the Secured Obligations shall be limited and to the extent set forth in Section 3 hereof.

(b)    Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Limited Guaranty or affecting the rights and remedies of the Bank hereunder.
(c)    This Limited Guaranty shall remain in full force and effect until all of the Guaranteed Obligations shall have been paid in full, notwithstanding that from time to time during the term of the Loan Agreement the Borrower may be free from any Secured Obligations.
(d)    No payment made by the Borrower, any Guarantor, or any other Person or received or collected by the Bank from the Borrower, any Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment or performance of any of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until all of the Guaranteed Obligations are paid in full.
(e)    If acceleration of the time for payment of any amount payable by the Borrower or any other Loan Party under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such other Loan Party, all such amounts otherwise subject to acceleration under the terms of such Loan Document shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Bank.
(f)    Except to the extent set forth in Section 2 of this Limited Guaranty, each Guarantor unconditionally and irrevocably waives (i) promptness, diligence, presentment, demand for performance, notice of nonperformance, protest or dishonor, notice of acceptance, notice of any Guaranteed Obligations created, existing or incurred, notice of default, notice of acceleration, notice of intent to accelerate, notice of the existence or creation of any or all of the Guaranteed Obligations; and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower, and all suretyship defenses generally, and (ii) any requirement that the Bank protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or remedy or take any other action against the Borrower, any other Guarantor, any other Person, any Collateral, or any other security.
(g)    Each Guarantor hereby unconditionally and irrevocably waives any right to revoke its guarantee hereunder and acknowledges that its guarantee hereunder is continuing in nature and applies to all of the Guaranteed Obligations, whether existing now or in the future.
(h)    Each Guarantor hereby unconditionally and irrevocably waives (i) any defense, counterclaim and right of set-off existing or arising by reason of any claim or defense based upon an election of remedies by the Bank that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against the Borrower, any other Guarantor, any other Person or any Collateral or other security, and (ii) any defense based on any right of set-off, recoupment, or counterclaim against or in respect of any of the Guaranteed Obligations of such Guarantor hereunder.
(i)    Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Bank to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or Drive now or hereafter known by the Bank.
(j)    Each Guarantor acknowledges and agrees that (i) it has, independently and without reliance upon the Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Limited Guaranty, and (ii) it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that his or its guarantee hereunder (as applicable) and his or its other agreements herein (as applicable) are knowingly made in contemplation of such benefits.
(k)    The obligations of each Guarantor under and in respect of this Limited Guaranty are independent of the Guaranteed Obligations of any other Guarantor, the Obligations or any other obligations of any other Person, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce its guarantee obligations and other payment obligations hereunder, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined or joins in any such action or actions.
(l)    Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and consents to the terms and provisions of each Loan Document and any other instrument evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations and agrees that its obligations hereunder shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably and unconditionally waives any and all defenses or counterclaims it may now have or hereafter acquire in any way relating to, and agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by, any or all of the following: (i) the failure of the Bank to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Loan Party or any other Person; (ii) any extensions or renewals of any Loan Document or any of the Guaranteed Obligations; (iii) any rescissions, waivers, amendments or modifications or change in time, manner or place of payment of, or in any other term or provision of any Loan Document evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (iv) the substitution or release of any Person who or which is or becomes primarily or secondarily liable for any of the Guaranteed Obligations; (v) the adequacy of any rights or remedies which the Bank has or may have against any Collateral or other means of obtaining repayment of any of the Guaranteed Obligations; (vi) the impairment of any of the Collateral, including, without limitation, any failure to perfect or preserve any rights the Bank might have in any of the Collateral or the substitution, exchange, surrender, release, loss or destruction of any of the Collateral; (vii) the existence of any claim, set-off, recoupment, defense or other right that the Borrower, any other Guarantor, or any other Person may have against the Bank or any other Person; (viii) any manner of application of any of the

Collateral, or proceeds thereof, to any or all of the Guaranteed Obligations, or any manner of sale or other disposition of any of the Collateral for any or all of the Guaranteed Obligations or any other assets of any Loan Party; (ix) any change, restructuring or termination of the corporate or other organizational structure, ownership or existence of any Loan Party or any other Person; (x) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or any other Person liable for any of the Guaranteed Obligations, or their assets; or (xi) any other act, omission, event or circumstance which might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of the Guarantor or any other Person liable for any of the Guaranteed Obligations, or which might otherwise constitute a defense or counterclaim available to any Loan Party all of which may be done without notice to any of the Guarantors.
(m)    The Guarantors shall on each day hold and maintain Liquid Assets having an aggregate fair market value which is equal to or greater than the amount of Guaranteed Obligations reasonably estimated to be outstanding on such day. The Guarantors shall at any time and from time to time upon the written request of the Bank prepare, execute and deliver a certificate, in form satisfactory to the Bank, describing in reasonable detail their respective Liquid Assets and the fair market values thereof, in each case on or as of the date or dates specified by the Bank.
Section 5.    COVENANTS IN LOAN DOCUMENTS. Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.
Section 6.    REINSTATEMENT. The guarantees contained in this Limited Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 7.    PAYMENTS. Each Guarantor hereby agrees and guarantees that all payments hereunder will be paid to the Bank when due in Dollars, without set-off, counterclaim, recoupment or other defense.
Section 8.    UNENFORCEABILITY OF GUARANTEED OBLIGATIONS AGAINST BORROWER. If for any reason the Borrower or any other Loan Party has no legal existence or is under no legal or contractual obligation to pay or discharge any of the Obligations, or if any of the Guaranteed Obligations have become invalid, unenforceable or irrecoverable at any time by operation of law or for any other reason, this Limited Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all of the Guaranteed Obligations. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any other Person, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any Loan Document or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations shall be immediately due and payable by the Guarantors, subject to any applicable provisions of Section 3(a).
Section 9.    WAIVER OF SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Bank, no Guarantor shall be entitled to be subrogated to any of the rights of the Bank against the Borrower or any other Guarantor or any Collateral or other security or guarantee or right of offset held by the Bank for the payment of any of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution, indemnification or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Bank by the Borrower and the Guarantors on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation, contribution, indemnification or reimbursement rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Bank, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Bank in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Bank, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Bank may determine.
Section 10.    FURTHER ASSURANCES. Each Guarantor agrees that it will, from time to time at the request of the Bank, provide to the Bank information relating to each Guarantor’s financial condition and such other information relating to the business and affairs of each Guarantor as the Bank may reasonably request. Each Guarantor also agrees to do all such things and execute all such documents as are reasonably necessary to give full effect to this Limited Guaranty.
Section 11.    SUCCESSORS AND ASSIGNS. This Limited Guaranty shall be binding upon each Guarantor, and each of its and his respective successors, assigns, estates, heirs, devisees, trustees, beneficiaries, administrators, and shall inure to the benefit of and be enforceable by the Bank and each of its successors and representatives and assigns, provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Limited Guaranty without the prior written consent of the Bank.
Section 12. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Limited Guaranty nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 13.    COUNTERPARTS. This Limited Guaranty may be executed by one or more of the parties to this Limited Guaranty on any number of separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Limited Guaranty by facsimile shall be effective as delivery of an original executed counterpart of this Limited Guaranty.

Section 14.    NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand, or when sent by electronic facsimile transmission (with confirmation of transmission), or on the first business day after delivery to any nationally recognized overnight commercial delivery service, freight pre-paid, or three business days after being sent by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows: if to a Guarantor, at the address set forth beneath its signature hereto, and if to the Bank, at the address set forth in the Loan Agreement.
Section 15.    ACKNOWLEDGMENTS. Each Guarantor hereby acknowledges and agrees that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Limited Guaranty and the other Loan Documents to which it is a party, and this Limited Guaranty shall be construed as if jointly drafted by the parties hereto;
(b)    the Bank has no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Limited Guaranty or any of the other Loan Documents, and the relationship between each Guarantor, on the one hand, and the Bank, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Bank.
Section 16.    MISCELLANEOUS. This Limited Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Limited Guaranty shall be in addition to any other guaranty of the Guaranteed Obligations. The invalidity or unenforceability of any one or more sections of this Limited Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Limited Guaranty shall be equally applicable to the singular and plural forms of the terms defined.
Section 17.    GOVERNING LAW. THIS LIMITED GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK IN CONNECTION WITH ANY ACTION TO ENFORCE THE RIGHTS OF THE BANK UNDER THIS LIMITED GUARANTY. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THE PRECEDING SENTENCE AND HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO

PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 18.    WAIVER OF JURY TRIAL; WAIVER OF CERTAIN DAMAGES. EACH OF THE GUARANTORS AND THE BANK HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS LIMITED GUARANTY. EXCEPT AS PROHIBITED BY LAW, EACH OF THE GUARANTORS AND THE BANK HEREBY AGREES THAT IT WILL NOT ASSERT, AND HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH GUARANTOR (a) CERTIFIES THAT NO REPRESENTATIVE, BANK OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ACCEPT THIS LIMITED GUARANTY AND ENTER INTO THE LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, THE GUARANTORS’ WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
Section 19.    RELEASE. This Limited Guaranty shall continue and remain in full force and effect notwithstanding any termination of any other Loan Document and the Revolving Credit Commitment and shall be terminated and the Guarantors shall be released from their obligations hereunder only upon the date on which the Bank has determined that all of the Guaranteed Obligations have been indefeasibly paid and satisfied in full pursuant to the terms of the Loan Documents.
Section 20.    EFFECTIVENESS OF LIMITED GUARANTY. This Limited Guaranty shall, as of the Restatement Effective Date, amend and restate the Original Limited Guaranty in its entirety. The guarantees created under the Original Limited Guaranty, as amended and restated hereby, are ratified and confirmed by each Guarantor and shall continue to be in full force and effect following the Restatement Effective Date as guarantees for the payment and performance of the Guaranteed Obligations.
[Signature page follows]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Amended and Restated Limited Guaranty as of the date appearing on the first page hereof.
GUARANTORS:

____________________________________
Thomas G. Dundon, an individual

Amended and Restated Limited Guaranty Signature Page

DUNDON DFS PARTNERSHIP LP, a Delaware limited partnership,
By: Dundon Management Company, LLC, a Delaware limited liability company, its General Partner
By: ________________________________
    Name:    Thomas G. Dundon
    Title:    President

Amended and Restated Limited Guaranty Signature Page

ACKNOWLEDGED AND AGREED:
BANCO SANTANDER, S.A.,
acting through its New York
branch

By:
Name:
Title:

By:
Name:
Title:

Amended and Restated Limited Guaranty Signature Page

Exhibit F

PLEDGE AND SECURITY AGREEMENT
dated as of
[            ], 2011
between
SPONSOR AUTO FINANCE HOLDINGS LP
and
[CAJA DE AHORROS Y PENSIONES DE BARCELONA, “LA CAIXA”]

ARTICLE I

Definitions
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Other Defined Terms    1
ARTICLE II

Pledge of Securities
SECTION 2.01.    Pledge    3
SECTION 2.02.    Delivery of the Pledged Collateral    3
SECTION 2.03.    Representations, Warranties and Covenants    3
SECTION 2.04.    Registration in Nominee Name; Denominations    4
SECTION 2.05.    Voting Rights; Dividends and Interest    4
ARTICLE III

Security Interests in personal Property
SECTION 3.01.    Security Interest    6
SECTION 3.02.    Representations and Warranties    8
SECTION 3.03.    Covenants    9
SECTION 3.04.    Other Actions    10
ARTICLE IV

Remedies
SECTION 4.01.    Remedies Upon Default    11
SECTION 4.02.    Application of Proceeds    12
SECTION 4.03.    Securities Act    13
SECTION 4.04.    Registration    13
ARTICLE V

The Administrative Agent
ARTICLE VI

Miscellaneous
SECTION 6.01.    Notices    18

SECTION 6.02.    Waivers; Amendment    18
SECTION 6.03.    Successors and Assigns    18
SECTION 6.04.    Survival    18
SECTION 6.05.    Counterparts; Effectiveness; Several Agreement    19
SECTION 6.06.    Severability; Construction    19
SECTION 6.07.    Right of Set-Off    19
SECTION 6.08.    Governing Law    19
SECTION 6.09.    WAIVER OF JURY TRIAL    19
SECTION 6.10.    Jurisdiction; Consent to Service of Process    20
SECTION 6.11.    Headings    20
SECTION 6.12.    Security Interest Absolute    20
SECTION 6.13.    Termination or Release    21
SECTION 6.14.    Administrative Agent Appointed Attorney-in-Fact    21

Schedules

Schedule I    Pledged Equity Interests

    1

PLEDGE AND SECURITY AGREEMENT dated as of [●], 2011 (this “Agreement”), between Sponsor Auto Finance Holdings LP (the “Borrower”) and [Caja de Ahorros y Pensiones de Barcelona, “la Caixa”] (the “Administrative Agent”).
Reference is made to the Credit Agreement dated as of [●], 2011 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), between the Borrower, the Administrative Agent and the Lenders party thereto. Pursuant to the Credit Agreement, the Lenders agreed to make Loans to the Borrower in an original aggregate principal amount of $400,000,000, as such amount may be increased in accordance with the Credit Agreement as a result of the Payment of PIK Interest, subject to the terms and conditions of the Credit Agreement. The obligations of the Lenders to make such Loans are conditioned upon, among other things, the execution and delivery of this Agreement. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement, provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(b)    The rules of construction specified in Schedule C to the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any person that is or may become obligated to the Borrower under, with respect to or on account of an Account.
“Administrative Agent” has the meaning assigned to such term in the preamble hereto.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.
“Borrower” has the meaning assigned to such term in the preamble hereto.
“Collateral” means the Article 9 Collateral and the Pledged Collateral.

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“Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents.
“Pledged Collateral” has the meaning assigned to such term in Section 2.01.
“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.
“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.
“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Secured Parties” means the Administrative Agent, the Lenders and their respective successors and assigns.
“Security Interest” has the meaning assigned to such term in Section 3.01(a).
ARTICLE II

Pledge of Securities
SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, the Borrower hereby assigns and pledges to the

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Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of the Borrower’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests now owned or at any time hereafter acquired by the Borrower, including those set forth on Schedule I and (ii) all certificates and other instruments representing such Equity Interests (collectively, the “Pledged Equity Interests”); (b)(i) the debt securities now owned or at any time hereafter acquired by the Borrower and (ii) all promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01; (d) subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 2.05, all rights and privileges of the Borrower with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).
SECTION 2.02. Delivery of the Pledged Collateral. (a) The Borrower agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by the Borrower on the date hereof and (ii) immediately upon the acquisition thereof, in the case of any such Pledged Securities acquired by the Borrower after the date hereof.
(b)    Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer satisfactory to the Administrative Agent duly executed in blank and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Borrower and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule describing such Pledged Securities, provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of the pledge of any Pledged Securities.
SECTION 2.03. Representations, Warranties and Covenants. The Borrower represents, warrants and covenants to and with the Administrative Agent, for the benefit of the Secured Parties, that:
(a)    Schedule I correctly sets forth, as of the Closing Date, a true and complete list all Pledged Equity Interests owned by the Borrower and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests;

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(b)    except for restrictions and limitations imposed by the Loan Documents, the Acquisition Documents (with respect to the Acquired Shares) or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;
(c)    the Borrower has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and will defend its interest therein against any and all Liens (other than Liens created or permitted pursuant to the Credit Agreement), however arising, of all persons;
(d)    no consent or approval of any Governmental Authority, any securities exchange or any other person is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
(e)    by virtue of the execution and delivery by the Borrower of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations prior and superior to the rights of any other person; and
(f)    the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.
SECTION 2.04. Notices; Denominations. The Borrower will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in its name. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
SECTION 2.05. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Borrower that its rights under this Section 2.05 are being suspended:

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(i)    the Borrower shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Collateral or any part thereof;
(ii)    the Administrative Agent shall execute and deliver to the Borrower, or cause to be executed and delivered to the Borrower, all such proxies, powers of attorney and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section;
(iii)    the Borrower shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the Escrow Agreement and applicable laws, provided that, subject to the provisions of paragraph (c) of Article VII of the Credit Agreement, any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by the Borrower, shall not be commingled by the Borrower with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement, stock powers or other instruments of transfer).
(b)    Upon the occurrence and during the continuance of an Event of Default, and, in the case of an Event of Default other than pursuant to paragraph (f) or (g) of Article VIII of the Credit Agreement, after the Administrative Agent shall have notified the Borrower of the suspension of its rights under paragraph (a)(iii) of this Section 2.05, then all rights of the Borrower to dividends, interest, principal or other distributions that the Borrower is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by the Borrower contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Borrower and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the

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Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall promptly repay (without interest), subject to the terms of paragraph (c) of Article VII of the Credit Agreement, to the Borrower all remaining dividends, interest, principal or other distributions that the Borrower would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05.
(c)    Upon the occurrence and during the continuance of an Event of Default, and, in the case of an Event of Default other than pursuant to paragraph (f) or (g) of Article VIII of the Credit Agreement, after the Administrative Agent shall have notified the Borrower of the suspension of its rights under paragraph (a)(i) of this Section 2.05, then all rights of the Borrower to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Borrower to exercise such rights.
(d)    Any notice given by the Administrative Agent to the Borrower suspending its rights under paragraph (a) of this Section 2.05 (i) must be given by in writing and (ii) may suspend the rights of the Borrower under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE III
Security Interests in personal Property
SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, the Borrower hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all cash and Deposit Accounts;

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(iv)    all Documents;
(v)    all Equipment;
(vi)    all General Intangibles; (vii) all Instruments;
(viii)    all Inventory;
(ix)    all Investment Property;
(x)    all Letter-of-Credit Rights;
(xi)    all Commercial Tort Claims;
(xii)    all books and records pertaining to the Article 9 Collateral; and
(xiii)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.
(b)    The Borrower hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of the Borrower or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower. The Borrower agrees to provide such information to the Administrative Agent promptly upon request.
The Borrower also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Borrower and naming the Borrower as debtor and the Administrative Agent as secured party.
(c)    The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Borrower with respect to or arising out of the Collateral.

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(d)    Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to any contract or agreement to which the Borrower is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the unenforceability of any right of the Borrower therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in clause (i) or (ii) of this paragraph (d) including, any Proceeds of such contract or agreement.
SECTION 3.02. Representations and Warranties. The Borrower jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:
(a)    The Borrower has good and valid rights in and title to the Article 9 Collateral and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.
(b)    Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Administrative Agent based upon the information provided to the Administrative Agent, which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in such jurisdictions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments to financing statements.
(c)    The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the

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Uniform Commercial Code. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral.
SECTION 3.03. Covenants. (a) The Borrower shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.
(b)    The Borrower agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all such other actions as the Administrative Agent may from time to time reasonably request to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing or continuation statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent. The Borrower shall provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created pursuant to this Agreement.
(c)    At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent the Borrower fails to do so as required by the Credit Agreement or this Agreement, and the Borrower agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization, provided that nothing in this paragraph shall be interpreted as excusing the Borrower from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of the Borrower with respect to taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.
(d)    The Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and the Borrower jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

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SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, the Borrower agrees, in each case at the Borrower’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a)    Instruments. If the Borrower shall at any time hold or acquire any Instruments, the Borrower shall promptly endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time request.
(b)    Deposit Accounts. For each Deposit Account that the Borrower at any time opens or maintains, the Borrower shall, either (i) cause the depositary bank to agree to comply with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of the Borrower or any other person, pursuant to an agreement reasonably satisfactory to the Administrative Agent, or (ii) arrange for the Administrative Agent to become the customer of the depositary bank with respect to such Deposit Account, with the Borrower being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such Deposit Account.
(c)    Investment Property. Except to the extent otherwise provided in Article II, if the Borrower shall at any time hold or acquire any certificated securities, the Borrower shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by the Borrower are uncertificated and are issued to the Borrower or its nominee directly by the issuer thereof, the Borrower shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of the Borrower or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Borrower are held by the Borrower or its nominee through a securities intermediary or commodity intermediary, the Borrower shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such

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commodity intermediary, as the case may be, in each case without further consent of the Borrower, such nominee, or any other person, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such Investment Property, with the Borrower being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property.
ARTICLE IV

Remedies
SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Borrower agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Borrower agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Administrative Agent shall give the Borrower 10 days’ written notice (which the Borrower agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and

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at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and the Borrower shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
SECTION 4.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:
FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with the administration of or the performance of services in connection with this Agreement or any other Loan Document, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Borrower and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

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THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.
Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.
SECTION 4.03. Securities Act. In view of the position of the Borrower in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. The Borrower understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Borrower recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Borrower acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.
SECTION 4.04. Registration. The Borrower agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the

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Administrative Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Administrative Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Administrative Agent to permit the public sale of such Pledged Collateral. The Borrower further agrees to indemnify, defend and hold harmless the Administrative Agent, each other Secured Party, any underwriter and their respective affiliates and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Administrative Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Borrower or the issuer of such Pledged Collateral by the Administrative Agent or any other Secured Party expressly for use therein. The Borrower further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Administrative Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Borrower will bear all costs and expenses of carrying out its obligations under this Section 4.04. The Borrower acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.04 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 4.04 may be specifically enforced.
ARTICLE V
The Administrative Agent
By its acceptance of the benefits of, or by claiming any rights under, this Agreement or the Escrow Agreement, each Secured Party shall be deemed to have irrevocably appointed the Administrative Agent as its agent and representative under the Loan Documents and to have authorized the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent is expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents.

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The person serving as the Administrative Agent shall have the same rights and powers in its capacity as a Lender and Secured Party as any other Lender or Secured Party and may exercise the same as though it were not the Administrative Agent, and such person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Affiliate thereof as if it were not the Administrative Agent under the Loan Documents.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Affiliate of the Borrower that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV of the Credit Agreement or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.
Beyond the exercise of reasonable care in the custody of any Article 9 Collateral (or any items evidencing Pledged Collateral) in its possession, the Administrative

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Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Administrative Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest granted hereunder. The Administrative Agent will be deemed to have exercised reasonable care in the custody of the Article 9 Collateral (or any items evidencing Pledged Collateral) in its possession if such Collateral is accorded treatment substantially similar to that which it accords its own property, and the Administrative Agent will not be liable or responsible for any loss or diminution in the value of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Administrative Agent in good faith. The Administrative Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any security interest granted hereunder, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission (if such omission relates to an express obligation of the Administrative Agent under the Loan Documents) constitutes gross negligence or willful misconduct on the part of the Administrative Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Borrower to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or any security interest granted hereunder upon the Collateral or otherwise as to the maintenance of the Collateral. The Administrative Agent hereby disclaims any representation or warranty to the present and future Secured Party concerning the perfection of any liens and/or security interests granted hereunder or in the value of any of the Collateral.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person (whether or not such person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper person (whether or not such person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent shall not have any liability for any loss sustained as a result of any investment of the funds in the Escrow Account or as a result of any sale or liquidation of any such investments or depreciation in the market value of any such investments in the Escrow Account.

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The Administrative Agent may perform any of and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers by or through their respective Related Parties, and the exculpatory provisions of this Article shall apply equally to any such Related Party.
Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time from its functions hereunder and under the other Loan Documents as agent for and representative of the Secured Parties by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor. Upon the acceptance of its appointment as successor to the Administrative Agent under the Loan Documents, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent as agent for and representative of the Secured Parties, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the Administrative Agent’s resignation, the provisions of this Article, as well as any exculpatory, reimbursement and indemnification provisions set forth in any Loan Document, shall continue in effect for the benefit of the retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Secured Party, by its acceptance of the benefits of, or claiming any rights under, this Agreement or the Escrow Agreement, shall be deemed to have acknowledged that it has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Secured Party shall be also so deemed to acknowledge that it will, independently and without reliance upon the Administrative Agent or any other Secured Party, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
No Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Borrower (all

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said rights being also hereby waived and released to the extent permitted by law), and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral, to have agreed to the foregoing provisions.
The provisions of this Article are solely for the benefit of the Administrative Agent and the other Secured Parties, and the Borrower shall not have any rights as a third party beneficiary of any such provisions.
ARTICLE VI

Miscellaneous
SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 10.01 of the Credit Agreement.
SECTION 6.02. Waivers; Amendment. (a) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower, subject to any consent of the Lenders required in accordance with Section 10.08 of the Credit Agreement.
(b)    Any amendment or waiver consented to as provided in this Section 6.02 applies equally to all Secured Parties and is binding upon them and upon each future Secured Party and upon the Borrower without regard to whether any Loan has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Borrower and the Administrative Agent or any other Secured Party nor any delay in exercising any rights hereunder or under any Loan shall operate as a waiver of any rights of any Lender.
SECTION 6.03. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. The Borrower shall not have the right to assign or transfer its rights or obligations hereunder (and any such assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.

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SECTION 6.04. Entire Agreement. This Agreement and the Loan Documents embody the entire agreement and understanding between the Administrative Agent and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.
SECTION 6.05. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in any number of counterparts (including by e-mail or other electronic means), each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
SECTION 6.06. Severability; Construction. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction. Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person.
SECTION 6.07. Right of Set-Off. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each other Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Administrative Agent, each other Secured Party and each of their respective Affiliates to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement owed to the Administrative Agent or any other Secured Party, irrespective of whether or not the Administrative Agent or such Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Secured Party under this Section 6.07 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have.
SECTION 6.08. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
SECTION 6.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF

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ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.
SECTION 6.10. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any holder of the Loans may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.
(b)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 6.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 6.12. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of the security interest in the Pledged Collateral and all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit

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Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral securing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or this Agreement.
SECTION 6.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate and be released when all the Obligations have been paid in full (other than contingent obligations for indemnification and expense reimbursement as to which no claim has been made).
(b)    The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 22 of the Credit Agreement.
(c)    In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 6.13, the Administrative Agent shall execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Administrative Agent.
SECTION 6.14. Administrative Agent Appointed Attorney-in-Fact. The Borrower hereby appoints the Administrative Agent the attorney-in-fact of the Borrower for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of the Borrower (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of the Borrower on any invoice or bill of lading relating to any of the Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the

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Collateral for all purposes, provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
SPONSOR AUTO FINANCE HOLDINGS LP,
by
___________________________________
Name:
Title:

[CAJA DE AHORROS Y PENSIONES DE BARCELONA, “LA CAIXA”],
by
___________________________________
Name:
Title:

SCHEDULE I
EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

Exhibit G
ACKNOWLEDGMENT, CONSENT AND AGREEMENT
THIS ACKNOWLEDGMENT, CONSENT AND AGREEMENT (this “Agreement”) dated as of [•], 2011, is made by and among DUNDON DFS PARTNERSHIP, LP, a Delaware limited partnership (“Dundon DFS LP”), DUNDON MANAGEMENT COMPANY, LLC, a Delaware limited liability company (“Dundon Management LLC”), THOMAS G. DUNDON, an individual (“TD”), VERUSCHKA T. DUNDON, an individual (“TD Spouse”), and JASON KULAS, as trustee (in such capacity, and together with any successors, the “Dundon Trustee”) of The Dundon Children’s Trust, created pursuant to that certain Trust Agreement (the “Dundon Trust Agreement”), dated as of November 3, 2006, between TD and TD Spouse, as settlors, and the Dundon Trustee, as trustee (the “Dundon Trust,” and collectively with Dundon DFS LP, Dundon Management LLC, TD and TD Spouse, the “Dundon Parties” and each individually a “Dundon Party”; each beneficiary of the Dundon Trust on the date hereof, and each other person or entity that from time to time becomes a beneficiary of the Dundon Trust after the date hereof, being referred to herein as “Beneficiaries”), and BANCO SANTANDER, S.A., acting through its New York branch (the “Bank”). Capitalized terms used but not defined herein shall have the meanings specified in the Loan Agreement (as defined below).
WITNESSETH:
WHEREAS, pursuant to that certain Loan Agreement, dated as of December 1, 2006, as amended by the First Amendment to Loan Agreement dated as of August 24, 2009 (as so amended, the “Original Loan Agreement”), by and between Dundon DFS LLC, a Delaware limited liability company (the “Borrower”), and the Bank, the Bank has agreed to make Revolving Credit Loans to the Borrower upon the terms and conditions set forth therein and in that certain Stockholders Agreement, dated as of September 23, 2006 (as amended and in effect, the “Existing Stockholders Agreement”), by and among Drive, the Bank, the Borrower and TD;
WHEREAS, pursuant to that certain Pledge Agreement, dated as of December 1, 2006, as amended by the First Amendment to Pledge Agreement dated as of August 24, 2009 (as so amended, the “Original Pledge Agreement”), by and among TD and Dundon DFS LP (in such capacity, each a “Pledgor”) and the Bank (in such capacity, the “Secured Party”), each Pledgor pledged certain Collateral to secure the payment of the Obligations;
WHEREAS, pursuant to that certain Amended and Restated Limited Guaranty, dated as of August 24, 2009 (the “Original Limited Guaranty”), made by each of TD and Dundon DFS LLP (each in such capacity, a “Guarantor,” and collectively, the “Guarantors”), the Guarantors jointly and severally guaranteed to the Bank the full payment and performance of the Obligations subject to certain limitations;
WHEREAS, the Borrower is part of an affiliated group of persons and entities that includes each Dundon Party;

WHEREAS, the proceeds of the Revolving Credit Loans under the Loan Agreement will be transferred by the Borrower to Dundon DFS LP, and Dundon DFS LP shall be permitted to retain the loan proceeds or transfer a portion of the loan proceeds to TD, and each of Dundon DFS LP and TD will be permitted to use such loan proceeds in accordance with the Loan Documents;
WHEREAS, the Borrower is 100% owned by Dundon DFS Partnership LP (“Dundon DFS LP”), Dundon DFS LP is 100% owned by TD, the Dundon Trust and Dundon Management LLC, and Dundon Management LLC is the general partner of Dundon DFS LP and is 100% owned by TD;
WHEREAS, the Drive, the Borrower and the Bank wish to terminate the Existing Stockholders Agreement and enter into that certain Shareholders Agreement dated as of [ ], 2011, among, among others, Santander Holdings USA Inc., Drive, the Borrower, TD, Sponsor Auto Finance Holdings LP and the Bank (as amended, restated, supplemented and otherwise modified from time to time, the “Stockholders’ Agreement”).
WHEREAS, the Borrower and the Bank wish to amend and restate the Original Loan Agreement in its entirety by entering into that certain Amended and Restated Loan Agreement dated as of [ ], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), to, among other things, increase the amount of Revolving Credit Commitments, subject to the satisfaction of certain conditions set forth in the Loan Agreement;
WHEREAS, as a condition precedent to the execution and delivery of the Loan Agreement, the Bank and each Pledgor have agreed to amend and restate the Original Pledge Agreement by entering into that certain Amended and Restated Pledge Agreement, dated as of [•], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), and the Bank and each Guarantor have agreed to amend and restate the Original Limited Guaranty by entering into that certain Amended and Restated Limited Guaranty, dated as of [•], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Limited Guaranty”); and
WHEREAS, it is a condition precedent to the execution and delivery of the Loan Agreement that the Dundon Parties execute and deliver this Agreement;
NOW, THEREFORE, in consideration of the premises and to induce the Bank to enter into the Stockholders’ Agreement, the Loan Agreement, the Pledge Agreement and the Limited Guaranty and in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Dundon Party, jointly and severally, hereby acknowledges and agrees as follows:
SECTION 1. Acknowledgment of Receipt of Amended Transaction Documents; Dundon Trust Authorization.

(a)    Each Dundon Party hereby acknowledges receipt of an executed copy of each of (i) the Stockholders’ Agreement, (ii) the Loan Agreement (iii) the Pledge Agreement, and (iv) the Limited Guaranty (collectively, the “Amended Transaction Documents”).
(b)    TD hereby authorizes the Dundon Trustee, on behalf of the Dundon Trust and each of the Beneficiaries, to (i) execute and deliver this Agreement on behalf of the Dundon Trust and (ii) perform, and cause the Dundon Trust to perform, his and its respective obligations hereunder.
SECTION 2. Acknowledgment and Consent.
(a)    Each Dundon Party irrevocably and unconditionally acknowledges and consents, for and on behalf of itself (and, in the case of the Dundon Trustee, TD and TD Spouse for and on behalf of itself, himself and herself, the Dundon Trust and each of the Beneficiaries), to (i) the execution, delivery and performance of the Amended Transaction Documents, (ii) the delivery by the Borrower and Dundon DFS LP to the Bank of certificates, instruments or other documents representing all of the Pledged Equity Interests (as defined in the Pledge Agreement) owned by the Pledgors on the date hereof and the pledge and grant by the Pledgors of a valid, perfected, first priority security interest in all of his or its respective right, title and interest in and to the Pledged Equity Interests and the other Collateral (as defined in the Pledge Agreement) (collectively, the “Pledged Collateral”), whether now owned or existing or hereafter arising or acquired, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations, and (iii) upon the occurrence and during the continuance of any Event of Default, the exercise and enforcement by the Bank of any rights and remedies under the Loan Agreement, the Pledge Agreement, the Limited Guaranty, any other Loan Document or applicable law.
(b)    Each of the Dundon Trustee, TD and TD Spouse acknowledges and agrees, on behalf of the Dundon Trust, himself, herself and each Beneficiary, that none of any such Persons has directly acquired or will directly acquire any right, title or interest at any time in all or any portion of the Pledged Collateral until all of the Obligations have been indefeasibly paid and performed in full.
(c)    Each of the Dundon Trustee, TD and TD Spouse acknowledges and agrees, on behalf of the Dundon Trust, himself or herself and each Beneficiary, no such Person has breached or violated or will breach or violate any term or provision of any Loan Document at any time solely for the purpose of complying with any term or provision of the Dundon Trust Agreement.
(d)    Each Dundon Party further acknowledges, covenants and agrees that it, he or she shall not (i) permit the Dundon Trust Agreement or any other Dundon Party’s Organizational Documents (as applicable) to be amended, modified or supplemented in any manner that is adverse to the rights or interests of Drive or the Bank or (ii) engage in, or permit any other Dundon Party or any Beneficiary to engage in, any Disabling Conduct (as defined in the Limited Guaranty) (or to engage in any other actions of the type and nature described as Disabling Conduct).
SECTION 3. Release of Claims; Covenant Not to Sue. Each Dundon Party, for and on behalf of itself, himself and herself, and each of its, his, her and their respective Affiliates, permitted successors, permitted assigns, heirs, representatives, beneficiaries, devisees, executors, and administrators (each, a “Releasing Party”) (a) does hereby remise, release, acquit, satisfy and forever discharge the Bank, each of its Affiliates, each of its and their respective successors and assigns, and each of its and their respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, devisees, executors, administrators, successors and assigns (collectively, the “Released Parties”), from any and all liabilities, obligations, expenses, damages, judgments, actions, claims, demands, actions, costs and expenses of any kind or nature whatsoever, whether at law or in equity, whether now existing or hereafter arising and whether known or unknown, which any Dundon Party or any other Releasing Party may now or hereafter have by reason of any action, inaction, matter, cause or thing, occurring on or prior to the date of this Agreement, arising out of, in connection with or relating to (i) any of the Collateral or any of the Obligations, including, but not limited to, the administration or funding thereof, (ii) any Loan Document (or any of the transactions contemplated thereby) or the indebtedness evidenced and secured thereby, and (iii) any other agreement or transaction between any of the Dundon Parties and the Bank or any subsidiary or Affiliate of such parties relating to the Loan Documents; and (b) does hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Released Party, by reason of or in connection with any of the foregoing matters, claims or causes of action.
SECTION 4. Acknowledgment of and Consent to Loan Documents. Each Dundon Party hereby acknowledges and consents to, and hereby ratifies and confirms, each of the Loan Documents, and all Liens created thereunder, in all respects and for all purposes and, without limiting the generality of the foregoing, acknowledges and agrees the Security Documents and all of the Collateral described therein do and shall continue to secure the payment and performance of all of the Obligations.
SECTION 5. Representations and Warranties. Each Dundon Party hereby represents and warrants to the Bank as follows:
(a)    Each Dundon Party is authorized, and has the power, authority and the legal right, to execute and deliver this Agreement and to perform its, his or her respective obligations under this Agreement and has taken all necessary action to authorize its, his or her respective execution, delivery and performance of this Agreement and, in the case of the Dundon Trustee, the Dundon Trustee is authorized, and has the power, authority and the legal right, to execute and deliver on behalf of the Dundon Trust this Agreement and to cause the Dundon Trust to perform its respective obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by the Dundon Trust of this Agreement.

(b)    A true, correct and complete executed copy of the Dundon Trust Agreement (including all amendments thereto through and including the date hereof) has been delivered to the Bank substantially contemporaneously with the execution and delivery of this Agreement.
(c)    This Agreement constitutes a legal, valid and binding obligation of each Dundon Party, enforceable against such Dundon Party in accordance with its terms.
(d)    The execution and delivery by each Dundon Party of this Agreement and the performance by such Dundon Party of its, his or her respective obligations under this Agreement does not and will not violate any provision of any Legal Requirement or any Contractual Obligation binding upon or affecting such Dundon Party. The exercise by the Bank of any of its rights and remedies hereunder and under any other Loan Document does not and will not violate or conflict with any Legal Requirement or any Contractual Obligation binding upon or affecting any Dundon Party or its, his or her properties.
(e)    The execution and delivery by the Dundon Trustee on behalf of the Dundon Trust of this Agreement and the performance by the Dundon Trust of its obligations under this Agreement does not and will not violate any provision of any Legal Requirement or the Dundon Trust Agreement or any other Contractual Obligation binding upon or affecting the Dundon Trust. The exercise by the Bank of any of its rights and remedies hereunder and under any other Loan Document does not and will not violate or conflict with any Legal Requirement or the Dundon Trust Agreement and any other Contractual Obligation binding upon or affecting the Dundon Trust.
(f)    No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent, approval, or other authorization of any other Person is required to be obtained by any Dundon Party or the Dundon Trustee on behalf of the Dundon Trust in connection with the execution, delivery, performance, validity or enforceability of this Agreement, in any such case other than those which have already been obtained, are in full force and effect and executed copies of which have been provided to the Bank.
SECTION 6. Covenants in Loan Documents. Each Dundon Party shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default, Event of Default or Disabling Conduct arises from the failure to take such action or to refrain from taking such action by such Dundon Party.
SECTION 7. Specific Performance. The Bank may demand specific performance of Section 2 (b), (c) or (d) of this Agreement and each Dundon Party hereby irrevocably and unconditionally waives any defense, claim and right based on the adequacy of any remedy at law and any other defense, claim or right that could be asserted to prohibit or limit the remedy of specific performance in any action which may be brought by the Bank to enforce Section 2 (b), (c) or (d) of this Agreement.

SECTION 8. Amendments in Writing; No Waiver; Cumulative Remedies; Obligations Absolute.
(a)    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by all parties hereto.
(b)    The Bank shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default, Event of Default or Disabling Conduct or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion.
(c)    All rights and remedies of the Bank hereunder, and all obligations of each Dundon Party hereunder, shall be absolute, irrevocable and unconditional irrespective of (i) any lack of validity or enforceability of the Loan Agreement, the Pledge Agreement, any Amendment Transaction Document, or any other Loan Document, or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any of the Guaranteed Obligations (as defined in the Limited Guaranty), or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Pledge Agreement, any Amendment Transaction Document or any other Loan Document, or any other agreement or instrument relating to any of the foregoing, (iii) any exchange, release or non-perfection of any Lien on or any sale or other disposition of any of the Collateral, or (iv) any other event, act or circumstance that might otherwise constitute a defense available to, or a discharge of, any Dundon Party in respect of this Agreement or any Loan Document.
SECTION 9. Instructions; Notices. All instructions, notices, requests or other communications desired or required to be made or provided under this Agreement will be in writing and will be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or facsimile transmission or (d) personal delivery, with receipt acknowledged in writing, to the following addresses:1

If to the Dundon Trustee:	Jason Kulas
6843 Lakewood Boulevard
Dallas, Texas 75214 Facsimile
972.755.8401

If to TD or TD Spouse:	Thomas G. Dundon and Veruschka Dundon
5103 Southbrook Drive

________________________
[1] Notice addresses/contacts to be confirmed.
Dallas, Texas 75209
Facsimile 214.237.3787

If to Dundon DFS LP:	8585 N. Stemmons Freeway, Suite 1100-N
Dallas, Texas 75247
Facsimile 214.237.3787

If to Dundon Management LLC:	8585 N. Stemmons Freeway, Suite 1100-N
Dallas, Texas 75247
Facsimile 214.237.3787

If to Bank:	Loans Department,
45 East 53rd Street
New York, New York 10022
Attn: Ligia Castro
Telephone 212.350.3500
Facsimile 212.350.3674

SECTION 10. Successors and Assigns. This Agreement shall be binding upon the successors, representatives, administrators, trustees, descendants, devisees, beneficiaries, heirs and assigns of each Dundon Party and shall inure to the benefit of the Bank and its respective successors and assigns; provided that no Dundon Party may assign, delegate or transfer any of his, her or its respective rights or obligations under this Agreement without the prior written consent of the Bank.
SECTION 11. Integration. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
SECTION 12. Counterparts. This Agreement may be executed by any Dundon Party, and the Bank on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of the signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 14. Termination. This Agreement will terminate upon receipt by any Dundon Party of written notice from the Bank of the payment and performance in full of all of the Obligations and the Guaranteed Obligations and the termination of the Loan Agreement, the Pledge Agreement, the Limited Guaranty and the other Loan Documents.
SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
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IN WITNESS WHEREOF, each of the undersigned has caused this Acknowledgment, Consent and Agreement to be duly executed and delivered as of the date first above written.
DUNDON MANAGEMENT COMPANY LLC, a Delaware limited liability company

By:
        Name:    Thomas G. Dundon
        Title:    President

Acknowledgment, Consent and Agreement Signature Page

DUNDON DFS PARTNERSHIP LP, a Delaware limited partnership
By: Dundon Management Company, LLC, a Delaware limited liability company, its General Partner
By:
    Name:    Thomas G. Dundon
    Title:    President

Acknowledgment, Consent and Agreement Signature Page

THE DUNDON CHILDREN’S TRUST, U/A/D November 3, 2006

By:
        Name:    Jason Kulas
        Title:    Trustee, on behalf of the
            Dundon Children’s Trust

Acknowledgment, Consent and Agreement Signature Page

THOMAS G. DUNDON, an individual

By:    _______________________________
        Name:    Thomas G. Dundon

Acknowledgment, Consent and Agreement Signature Page

VERUSCHKA T. DUNDON, an individual

By:    _______________________________
        Name:    Veruschka T. Dundon

Acknowledgment, Consent and Agreement Signature Page

BANCO SANTANDER, S.A., acting through its New York branch

By:
        Name:
        Title:

    Name:
    Title:

Acknowledgment, Consent and Agreement Signature Page

EXHIBIT F

Form of New Investor Investment Agreement

[See the Sponsor Investment Agreement, attached as
Exhibit 10.2 to Santander Holdings USA, Inc.’s Current Report on Form 8-K/A,
filed on October 18, 2012.]

G-

[[NYCORP:3305635v20:4716W: 10/13/2012--01:01 p]]

EXHIBIT G

Form of Indemnification Agreement
[See Exhibit I to the Sponsor Investment Agreement, attached as
Exhibit 10.2 to Santander Holdings USA, Inc.’s Current Report on Form 8-K/A,
filed on October 18, 2012.]

G-1

EXHIBIT H

Terms of Management Equity Plan
[See Exhibit J to the Sponsor Investment Agreement, attached as
Exhibit 10.2 to Santander Holdings USA, Inc.’s Current Report on Form 8-K/A,
filed on October 18, 2012.]

H-1

EXHIBIT I

Form of Form of Shareholders Agreement
[See Exhibit L to the Sponsor Investment Agreement, attached as
Exhibit 10.2 to Santander Holdings USA, Inc.’s Current Report on Form 8-K/A,
filed on October 18, 2012.]

I-1

EXHIBIT J

Form of State Tax Sharing Agreement
[See Exhibit M to the Sponsor Investment Agreement, attached as
Exhibit 10.2 to Santander Holdings USA, Inc.’s Current Report on Form 8-K/A,
filed on October 18, 2012.]

J-1

EXHIBIT K

Form of Trademark License Agreement
[See Exhibit N to the Sponsor Investment Agreement, attached as
Exhibit 10.2 to Santander Holdings USA, Inc.’s Current Report on Form 8-K/A,
filed on October 18, 2012.]

K-1

SCHEDULE A

Accounting Principles

1.	The Company’s methods of estimating the Credit Loss Allowance, including the Base Case and Stress Case shall be consistent with the Company’s historical methods.

2.	Tangible Common Equity will be determined without giving effect to any of the following which may occur between July 31, 2011 and the Determination Date:

(i)
any after-tax income or expense resulting from an increase or decrease in the level of the Loss Coverage (expressed as a number of months) in the Organic Pool Allowance. For clarification purposes, the Company’s actual Organic Pool Allowance at July 31, 2011 provided for 15.1 months Loss Coverage. Any increase or decrease in the Loss Coverage (expressed as a number of months) provided by the Organic Pool Allowance recorded on the Company’s balance sheet at the Determination Date above or below 15.1 months will be excluded from the calculation of Tangible Common Equity;

(ii)	any after-tax income resulting from a decrease in the remaining $111 million Acquired Loan Impairment balance at July 31, 2011 previously taken against loans accounted for under ASC 310-30;

(iii)	any after-tax income resulting from a reduction in the nonaccretable discount recorded on Acquired Portfolios accounted for under ASC 310-30 acquired by the Company;

(iv)	any after-tax income resulting from the reduction of any other reserve or liability (excluding litigation loss accruals) except as a result of settlement or expungement of such reserve or liability.

3.	Cash and cash equivalents are recorded at face value.

4.
Bonds are recorded at fair value based on the Company’s practice of using three different valuation sources: (a) internal cash flow projections with respect to principal and interest, (b) quotes from Bloomberg and JPMorgan and (c) indicative prices solicited from market participants.

5.	No accrual for liabilities arising out of the Acquisition or the other transactions contemplated by this Agreement.

6.
No change to litigation loss accruals as compared to Balance Sheet (as defined in the New Investor Investment Agreement) other than based on changes since Balance Sheet Date (as defined in the New Investor Agreement).

7.
The line item “Payable to Parent” shall be divided into two line items: (a) “Payable to Parent – Tax Sharing Agreement”, which will represent an accrual as of the Determination Date of the Company’s net obligations to SHUSA under the Existing Tax Allocation Agreement; and (b) “Payable to Parent – Other”, which will represent all other payables to SHUSA and Banco Santander.

8.	There will be separate line items for total deferred tax assets and total deferred tax liabilities and the two shall not be netted in computing either line item.

9.	The Company may recognize up to, but no more than, $10 million with respect to anticipated Citi Servicing Performance Fees.
“Acquired Loan Impairment” – means any allowance recorded by the Company for future credit losses on Acquired Portfolios over and above the accretable discount or premium and the nonaccretable discount calculated upon acquisition of the Acquired Portfolios in accordance with ASC 310-30.
“Acquired Portfolios” means retail installment contracts or securities representing interest in retail installment contracts acquired by the Company or its consolidated Subsidiaries from third party lenders or finance companies. For the avoidance of doubt this excludes contracts originated directly by the Company or acquired from auto dealers or third party sellers in the ordinary course of business.
“ASC 310-30” means Accounting Standards Codification 310-30.
“Base Case” means the estimated credit losses for all Organic Loans held by the Company based upon the projected loss curves as determined by the Company’s Decision Science group.
“Credit Loss Allowance” means the sum of the Organic Pool Allowance and Acquired Loan Impairment. For the avoidance of doubt this is consistent with the credit loss allowance balance presented in Note 3 of the Company’s 2010 audited financial statements.
“Loss Coverage” means the number of months of estimated net charge-offs that the Organic Pool Allowance will cover as calculated by the Company under the Stress Case scenario, and in a form consistent with Exhibit C of the New Investor Investment Agreement.
“Organic Loans” means retail installment contracts or securities representing interests in retail installment contracts originated by the Company or acquired by the Company from auto dealers or third party sellers in the ordinary course of business.
“Organic Pool Allowance” means the allowance recorded by the Company for future credit losses on Organic Loans. The Organic Pool Allowance excludes any purchase discounts or capitalized costs or fees associated with the acquisition or origination of Organic Loans.
“Stress Case” means the estimated credit losses for all Organic Loans held by the Company as determined by the application of a stress factor to the expected loss frequency and an adjusted expected auction recovery rate on expected repossessed assets against the Base Case, consistent with the Company’s methodology and application of these factors at July 31, 2011. At July 31, 2011 the Stress Case applied a stress factor of 135% on the base case loss frequency and a 35% auction recovery rate on expected repossessed assets.
“Tangible Common Equity” means the total common stockholders’ equity of the Company as of the specified date, less goodwill, less intangible assets and omitting other comprehensive income.